  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 1999

                                                 REGISTRATION NO. 333-69379
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                            AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ----------------

                           FIRST SECURITY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

              DELAWARE                                 6711                       87-6118148
    (STATE OR OTHER JURISDICTION            (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)

                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH 84111
                                 (801) 246-5976
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 BRAD D. HARDY
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           FIRST SECURITY CORPORATION
                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH 84111
                                 (801) 246-5976
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

      A. ROBERT THORUP, ESQ.                 GREGORY C. SMITH, ESQ.
      RAY, QUINNEY & NEBEKER            SKADDEN, ARPS, SLATE, MEAGHER &
       79 SOUTH MAIN STREET                         FLOM LLP
    SALT LAKE CITY, UTAH 84111          525 UNIVERSITY AVENUE, SUITE 220
          (801) 532-1500                  PALO ALTO, CALIFORNIA 94301
       (FAX) (801) 532-7543                      (650) 470-4500
                                              (FAX) (650) 470-4570

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Effective Time of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE

================================================================================
                                                             PROPOSED
                                              PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF       AMOUNT          MAXIMUM       AGGREGATE      AMOUNT OF
    SECURITIES TO BE          TO BE        OFFERING PRICE    OFFERING     REGISTRATION
       REGISTERED        REGISTERED(1)(3)   PER SHARE(2)     PRICE(2)         FEE
--------------------------------------------------------------------------------------
Common Stock ($1.25 par
 value)................  3,961,415 shares      $18.00      $71,305,487     $21,035.12
======================================================================================

(1) The maximum number of shares of Common Stock to be issued in connection with the Merger described herein.

(2) Calculated pursuant to Rule 457(f)(1) solely for the purpose of the registration fee based on market value as of December 18, 1998. This initial registration fee was previously paid in connection with the Registrant's original filing on December 21, 1998.
(3) One Right to purchase Junior Series B Preferred Stock of First Security is associated with each share of Common Stock. The Rights are not transferable separately from the Common Stock except in limited circumstances.
                               ----------------
  THIS REGISTRATION STATEMENT IS HEREBY AMENDED ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

FIRST SECURITY CORPORATION                   VAN KASPER & COMPANY
PROSPECTUS                        INFORMATION STATEMENT AND CONSENT SOLICITATION

TO THE SHAREHOLDERS OF VAN KASPER & COMPANY:
  THE BOARDS OF DIRECTORS OF VAN KASPER & COMPANY AND FIRST SECURITY CORPORATION HAVE AGREED TO MERGE VAN KASPER ACQUISITION CORPORATION, A SPECIAL PURPOSE WHOLLY OWNED SUBSIDIARY OF FIRST SECURITY, WITH AND INTO VAN KASPER. THEREBY VAN KASPER WILL BECOME A WHOLLY OWNED SUBSIDIARY OF FIRST SECURITY. VAN KASPER AND FIRST SECURITY ARE SENDING YOU THIS PROSPECTUS/INFORMATION STATEMENT TO PROVIDE YOU WITH IMPORTANT INFORMATION ABOUT THIS MERGER. VAN KASPER IS ASKING YOU TO SIGN AND RETURN A WRITTEN CONSENT THAT HAS THE EFFECT OF VOTING YOUR VAN KASPER SHARES IN FAVOR OF THE MERGER.

  UPON COMPLETION OF THE MERGER, IN EXCHANGE FOR YOUR SHARES OF VAN KASPER CAPITAL STOCK AND OPTIONS TO PURCHASE SHARES OF VAN KASPER CAPITAL STOCK, YOU WILL RECEIVE SHARES OF FIRST SECURITY COMMON STOCK. FIRST SECURITY SHARES TO BE ISSUED IN THE MERGER WILL BE LISTED ON THE NASDAQ NATIONAL MARKET SYSTEM UNDER THE SYMBOL "FSCO."

  THE NUMBER OF SHARES OF FIRST SECURITY COMMON STOCK THAT YOU WILL RECEIVE IN THE MERGER WILL BE WITHIN A RANGE BETWEEN 5.26 AND 6.43 SHARES OF FIRST SECURITY COMMON STOCK FOR EACH SHARE OF VAN KASPER COMMON STOCK OR PREFERRED STOCK THAT YOU HOLD AT THE TIME OF THE MERGER. IN THIS DOCUMENT, WE USE THE TERM "EXCHANGE RATIO" TO REFER TO THE NUMBER OF SHARES OF FIRST SECURITY COMMON STOCK THAT YOU WILL RECEIVE FOR EACH SHARE OF VAN KASPER COMMON STOCK OR PREFERRED STOCK THAT YOU HOLD AT THE TIME OF THE MERGER. THE EXCHANGE RATIO IS TIED TO THE MARKET PRICE OF FIRST SECURITY COMMON STOCK AND WILL FLUCTUATE BETWEEN 5.26 AND 6.43 IF THE MARKET PRICE OF FIRST SECURITY COMMON STOCK DURING A SPECIFIED PERIOD OF TEN TRADING DAYS IS BETWEEN $18.00 AND $22.00 PER SHARE. IF THE MARKET PRICE OF FIRST SECURITY COMMON STOCK DURING THE SPECIFIED PERIOD FALLS BELOW $18.00, THE EXCHANGE RATIO BECOMES FIXED AT 6.43. IF THE MARKET PRICE RISES ABOVE $22.00, THE EXCHANGE RATIO BECOMES FIXED AT 5.26. YOU WILL NOT RECEIVE ALL OF THE SHARES OF FIRST SECURITY COMMON STOCK AT THE TIME OF THE MERGER. FIRST SECURITY WILL ISSUE 75% OF THE SHARES TO BE ISSUED AT THE TIME OF THE MERGER. THE REMAINING 25% OF THE SHARES TO BE ISSUED WILL BE WITHHELD AND WILL ONLY BE ISSUED IF VAN KASPER ACHIEVES CERTAIN REVENUE GOALS OVER THE NEXT THREE TO FOUR YEARS. IF VAN KASPER DOES NOT REACH THESE REVENUE GOALS, YOU WILL NOT RECEIVE ANY OF THE WITHHELD SHARES.

  THE EXCHANGE OF VAN KASPER SHARES FOR FIRST SECURITY SHARES GENERALLY WILL BE TAX-FREE TO YOU FOR FEDERAL INCOME TAX PURPOSES, BUT THE EXERCISE OF ANY VAN KASPER OPTIONS YOU HOLD MAY BE A TAXABLE EVENT. IF YOU CHOOSE TO VOTE AGAINST THE MERGER AND ALSO PERFECT YOUR DISSENTER'S RIGHTS UNDER CALIFORNIA LAW, YOU WILL RECEIVE THE FAIR VALUE OF YOUR VAN KASPER SHARES IN CASH WHICH WOULD BE A TAXABLE TRANSACTION FOR YOU.

  THE MERGER CANNOT BE COMPLETED UNLESS THE VAN KASPER SHAREHOLDERS APPROVE THE MERGER AND THE TRANSACTIONS ASSOCIATED WITH IT. THE STRUCTURE OF THE MERGER DOES NOT REQUIRE THE APPROVAL OF FIRST SECURITY STOCKHOLDERS. THE VAN KASPER BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AND THE TRANSACTIONS ASSOCIATED WITH IT ARE IN YOUR BEST INTERESTS AND RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AND THE TRANSACTIONS ASSOCIATED WITH IT BY COMPLETING THE ENCLOSED WRITTEN CONSENT.

  THIS PROSPECTUS/INFORMATION STATEMENT PROVIDES YOU WITH DETAILED INFORMATION ABOUT THE MERGER AND THE TRANSACTIONS ASSOCIATED WITH IT. PLEASE SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 69 FOR ADDITIONAL INFORMATION ABOUT FIRST SECURITY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

  WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY. INFORMATION ABOUT FIRST SECURITY AND VAN KASPER MAY CHANGE FROM THAT CONTAINED IN THIS PROSPECTUS/ INFORMATION STATEMENT. FIRST SECURITY AND VAN KASPER WILL SEND YOU ADDITIONAL INFORMATION ABOUT THEMSELVES BEFORE THE DATE ON WHICH THE WRITTEN CONSENTS TAKE EFFECT IF THE NEW INFORMATION WOULD BE MATERIAL TO YOUR DECISION ON THE MERGER.
                             -------------------
                         YOUR VOTE IS VERY IMPORTANT.

  ONLY VAN KASPER SHAREHOLDERS WHO HOLD THEIR SHARES AT THE CLOSE OF BUSINESS ON THE DAY WHEN THE FIRST WRITTEN CONSENT IS GIVEN WILL BE ENTITLED TO CONSENT TO THE MERGER. YOU CAN GET MORE INFORMATION ABOUT VAN KASPER & COMPANY OR FIRST SECURITY CORPORATION, AND ABOUT THE MERGER, BY WRITING OR CALLING AS
FOLLOWS:

    FIRST SECURITY CORPORATION           VAN KASPER & COMPANY
    79 SOUTH MAIN STREET, SECOND FLOOR   600 CALIFORNIA STREET, SUITE 1700
    SALT LAKE CITY, UTAH 84111           SAN FRANCISCO, CALIFORNIA 94108-2704
    ATTENTION: BRAD D. HARDY             ATTENTION: JOHN H. CHUNG
    (801) 246-5976                       (415) 391-5600

  FIRST SECURITY SHARES ARE NOT INSURED BANK DEPOSITS. THERE ARE RISKS INHERENT IN THE OWNERSHIP OF FIRST SECURITY SHARES. SEE "RISK FACTORS" ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN DETERMINING HOW TO VOTE ON THE MERGER AND THE TRANSACTIONS ASSOCIATED WITH IT.

 NEITHER THE COMMISSION NOR ANY STATE SECURITIES AGENCY HAS APPROVED THE FIRST SECURITY SHARES OR DETERMINED THAT THIS PROSPECTUS/INFORMATION STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS/INFORMATION STATEMENT IS DATED JANUARY 7, 1999,

AND FIRST MAILED TO VAN KASPER SHAREHOLDERS ON OR ABOUT JANUARY 11, 1999.

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS/INFORMATION STATEMENT TO VOTE ON THE MERGER AND THE TRANSACTIONS ASSOCIATED WITH IT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS/INFORMATION STATEMENT. THIS PROSPECTUS/INFORMATION STATEMENT IS DATED JANUARY 7, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS/INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROSPECTUS/INFORMATION STATEMENT TO VAN KASPER SHAREHOLDERS NOR THE ISSUANCE OF FIRST SECURITY COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                               TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS...............................................  (iv)
GLOSSARY.................................................................   (v)
QUESTIONS AND ANSWERS ABOUT THE MERGER................................... (vii)
SUMMARY INFORMATION......................................................     1
RISK FACTORS.............................................................     6
CAPITALIZATION OF FIRST SECURITY.........................................     8
SELECTED HISTORICAL FINANCIAL DATA FOR FIRST SECURITY AND VAN KASPER.....     8
VAN KASPER MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS.....................................    12
COMPARATIVE PER SHARE DATA...............................................    16
FIRST SECURITY MARKET PRICE AND DIVIDENDS INFORMATION....................    17
THE VAN KASPER SOLICITATION OF WRITTEN CONSENTS..........................    18
  Purpose................................................................    18
  Record Date; Consent Rights............................................    18
  Solicitation of Van Kasper Written Consents............................    19
  Required Consents......................................................    19
THE MERGER...............................................................    19
  General................................................................    19
  Background of the Merger...............................................    20
  Reasons for the Merger; Recommendation of Van Kasper's Board of
   Directors.............................................................    22
  Opinion of Van Kasper's Financial Advisor..............................    23
  Interests of Certain Persons in the Merger.............................    29
THE MERGER AGREEMENT.....................................................    31
  The Merger.............................................................    31
  The Effective Time.....................................................    31
  Management of Van Kasper Following the Merger..........................    31
  Conversion of Shares; Exchange Ratio...................................    31
  Van Kasper Options.....................................................    33
  Dissenting Shares......................................................    34
  Exchange of Shares and Certificates....................................    34
  Fractional Shares......................................................    34
  Representations and Warranties.........................................    34
  Certain Covenants......................................................    35
  Retention Bonus Pool...................................................    36
  Conditions to the Closing..............................................    36
  Termination............................................................    37
  Indemnification........................................................    37

                                      (ii)

  Miscellaneous.............................................................  37
  Accounting Treatment of the Merger........................................  38
  The Effect of the Merger on Van Kasper Employee Benefit Plans.............  38
  Voting Agreements.........................................................  38
  Regulatory Approvals......................................................  38
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................  41
  The Merger................................................................  41
    Treatment of First Security and Van Kasper..............................  41
    Exchange of Van Kasper Capital Stock for First Security Common Stock....  41
    Taxation of Option Holders..............................................  41
    Taxation of the Holdback Shares.........................................  42
    Cash in Lien of Fractural Shares........................................  42
    Dissenting Van Kasper Shareholders......................................  42
RIGHTS OF DISSENTING VAN KASPER SHAREHOLDERS................................  42
RESALE OF FIRST SECURITY SHARES RECEIVED IN THE MERGER......................  44
INFORMATION ABOUT FIRST SECURITY............................................  45
  General...................................................................  45
  Competition...............................................................  45
  Regulation................................................................  46
  Description of First Security's Capital Stock.............................  50
INFORMATION ABOUT VAN KASPER................................................  52
  General...................................................................  52
  Strategy..................................................................  52
  Retail Distribution.......................................................  53
  Corporate Finance.........................................................  54
  Capital Markets...........................................................  56
  Risk Management Group.....................................................  57
  Fixed Income Trading......................................................  57
  Investment Management.....................................................  58
  Accounting, Administration and Operations.................................  58
  Competition...............................................................  59
  Regulation................................................................  59
  Employees.................................................................  59
  Legal Proceedings.........................................................  59
  Principal Van Kasper Shareholders.........................................  60
COMPARATIVE RIGHTS OF SHAREHOLDERS..........................................  61
LEGAL MATTERS...............................................................  69
EXPERTS.....................................................................  69
WHERE YOU CAN FIND MORE INFORMATION.........................................  69
  Available Additional Information..........................................  69
  Incorporation of Certain Documents by Reference...........................  70
APPENDIX A--AMENDED & RESTATED AGREEMENT AND PLAN OF MERGER
APPENDIX B--VAN KASPER'S AUDITED FINANCIAL STATEMENTS
APPENDIX C--FAIRNESS OPINION OF BERKSHIRE CAPITAL CORPORATION
APPENDIX D--FORM OF VAN KASPER WRITTEN CONSENT
APPENDIX E--CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW
APPENDIX F--FORM OF SHAREHOLDER VOTING AGREEMENT

                                     (iii)

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

  This document, the documents of First Security incorporated by reference in this document and other communications to Van Kasper shareholders, respectively, may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that are not historical facts. Also, when we use words such as "believes," "expects," "anticipates," or similar expressions, we are making forward-looking statements. Although each of First Security and Van Kasper believes that the expectations reflected in such forward-looking statements are reasonable, neither can give any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in this document, the documents of First Security incorporated by reference in this document and other communications to Van Kasper shareholders, including, without limitation, in conjunction with the forward-looking statements included under "RISK FACTORS." All forward-looking statements attributable to First Security are expressly qualified in their entirety by the factors which may cause actual results to differ materially from expectations described in this document and in First Security's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 1997 (as restated for the acquisition of California State Bank in a Current Report on Form 8-K filed on October 1, 1998) and its quarterly reports on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998. All forward-looking statements attributable to Van Kasper are expressly qualified in their entirety by the factors which may cause actual results to differ materially from expectations described in this document.

                                      (iv)

                                    GLOSSARY

  As used in this Prospectus/Information Statement, the following are the meanings for the terms set forth below:

   "BHC ACT"               the Bank Holding Company Act of 1956, as amended
   "CGCL"                  the California General Corporation Law
   "CODE"                  the Internal Revenue Code of 1986, as amended, and
                           the rules and regulations thereunder
   "COMPTROLLER"           the Office of the Comptroller of the Currency
   "DELAWARE STATUTE"      the Delaware General Corporation Law
   "EFFECTIVE TIME"        the first date on which the Merger is legally
                           effective under both Utah and California law
   "EXCHANGE ACT"          the Securities Exchange Act of 1934, as amended, and
                           the rules and regulations thereunder
   "EXCHANGE AGENT"        First Chicago Trust Company or any other national
                           bank designated by First Security to perform the
                           duties of exchange agent for the Merger
   "FDIC"                  the Federal Deposit Insurance Corporation
   "FEDERAL RESERVE BOARD" the Board of Governors of the Federal Reserve System
                           and the Federal Reserve Bank of San Francisco,
                           operating under delegated authority, as the context
                           may require
   "FIRST SECURITY"        First Security Corporation, a Delaware corporation
   "FSCMI"                 First Security Capital Markets, Inc., the wholly-
                           owned broker-dealer subsidiary of First Security
                           with which Van Kasper is planned to be combined
                           following the Merger if certain regulatory
                           requirements can be met in the near future. FSCMI
                           would merge with and into Van Kasper in such event.
   "HOLDBACK AMOUNT"       the portion of the aggregate Merger Consideration
                           payable to the Van Kasper shareholders that will be
                           paid out in the future contingent on Van Kasper
                           meeting certain earnings targets set out in the
                           Merger Agreement.
   "HOLDBACK SHARES"       shares of First Security common stock that will be
                           withheld at the closing of the Merger and issued to
                           Van Kasper shareholders on the third and fourth
                           anniversaries of the closing date if Van Kasper
                           meets certain earnings targets set out in the Merger
                           Agreement
   "MERGER AGREEMENT"      the Amended and Restated Agreement and Plan of
                           Merger dated as of December 16, 1998 by and among
                           First Security, FSCMI, VK Acq and Van Kasper
   "MERGER CONSIDERATION"  for each share of Van Kasper common stock and preferred stock, the number of shares of First
                           Security common stock equal to the Exchange Ratio
   "NASDAQ NMS"            the National Market System of the National
                           Association of Securities Dealers Automatic
                           Quotation System
   "RECORD DATE"           the date on which the first written consent is given
                           by a Van Kasper shareholder

                                      (v)

   "REGISTRATION STATEMENT" the First Security registration statement on Form
                            S-4 as filed with the Securities and Exchange
                            Commission with respect to 3,961,415 shares of
                            First Security Common Stock for the Merger.
   "VAN KASPER"             Van Kasper & Company
   "VK ACQ"                 Van Kasper Acquisition Corporation is the wholly
                            owned special purpose subsidiary of First Security
                            with which Van Kasper will merge.
   "VK DIVISION"            the term sometimes used to refer to Van Kasper both
                            before the proposed Merger between FSCMI and Van
                            Kasper after it becomes a wholly-owned subsidiary
                            of First Security, and after the proposed Merger
                            with FSCMI. In any event, Van Kasper as an
                            identifiable division within First Security.
   "VOTING AGREEMENTS"      the Shareholder Voting Agreements dated as of
                            September 22, 1998 by and between First Security
                            and certain shareholders of Van Kasper.

                                      (vi)

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY IS FIRST SECURITY PROPOSING TO ACQUIRE VAN KASPER? HOW WILL I BENEFIT?

A: The combined company's breadth of services, management and operational experience should enable it to respond more quickly and effectively to intensifying competition, increasing consolidation and evolving market demands in the securities industry. Moreover, under the terms of the merger agreement, you will become a shareholder in First Security, an institution whose common stock is traded on the NASDAQ stock market. The Van Kasper board of directors believes that the consideration you will receive in the Merger may deliver more value to you than could be expected if Van Kasper had continued as an independent entity. To review the reasons for the Merger in greater detail, and related uncertainties, see pages 22 through 23.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: In exchange for your Van Kasper shares of common stock or preferred stock and options to purchase shares of preferred stock, you will receive shares of First Security common stock. You will receive not less than 5.26 and not more than 6.43 shares of First Security common stock in exchange for each share of Van Kasper common stock or preferred stock that you hold prior to the closing. The exact number of shares you receive will be calculated according to a formula described in greater detail in this Prospectus/ Information Statement. We refer to this formula as the "Exchange Ratio."

Q. HOW IS THE EXCHANGE RATIO CALCULATED?

A. The Exchange Ratio is calculated according to a relatively complex formula that takes into account several factors, including:

   . the number of shares of Van Kasper stock that are outstanding at closing;

   . the number of options to purchase Van Kasper stock;

   . the exercise prices of the options to purchase Van Kasper stock; and

   . the market price of First Security common stock.

   If the market price of First Security common stock is between $18.00 and $22.00 per share during a specified period of ten trading days, the Exchange Ratio will be equal to between 5.26 and 6.43.

Q. WHAT HAPPENS IF THE MARKET PRICE OF FIRST SECURITY COMMON STOCK IS LESS THAN $18.00 OR GREATER THAN $22.00?

A. If the market price of First Security common stock during the specified period falls below $18.00, the Exchange Ratio becomes fixed at 6.43. If the market price rises above $22.00, the Exchange Ratio becomes fixed at 5.26.

Q. WILL I RECEIVE ALL OF THE SHARES OF FIRST SECURITY COMMON STOCK AT THE TIME OF THE MERGER?

A. No. First Security will issue 75% of the shares to be issued at the time of the Merger. The remaining 25% of the shares to be issued will be withheld and will only be issued if Van Kasper achieves certain revenue goals over the next three to four years.

Q. HOW MANY OF THE REMAINING SHARES WILL I RECEIVE AND WHEN WILL I RECEIVE
   THEM?

A. At the time of the merger, First Security will withhold 25% of the total number of shares to be issued. If Van Kasper reaches certain revenue goals, First Security will issue you one half of the withheld shares (12.5% of the total shares to be issued) on the third anniversary of the closing, and the other half of the withheld shares (12.5% of the total shares to be issued) on the fourth anniversary of the closing. If Van Kasper does not reach its revenue goals on the third anniversary, but reaches certain aggregate goals on the fourth anniversary of the closing, First Security will issue you all of the withheld shares (25% of the total shares to be issued) on the fourth anniversary of the closing of the merger. If Van Kasper does not reach these revenue goals, you will not receive any of the withheld shares. Any withheld shares that are issued on the third or fourth anniversary of the merger will be issued to the persons who held shares of Van Kasper stock at the time of the merger. You may not transfer your right to receive the withheld shares.

                                     (vii)

Q. WHAT WILL HAPPEN TO MY OPTIONS TO PURCHASE VAN KASPER STOCK?

A. First Security will not assume any of your options to purchase Van Kasper stock. Instead, all options to purchase Van Kasper stock that have been granted and accelerated prior to the Closing will be converted into shares of preferred stock of Van Kasper, which, at the closing, will be converted into First Security common stock.

Q. DO I NEED TO PAY THE EXERCISE PRICE OF MY OPTIONS IN CASH?

A. No. The options will be exercised pursuant to the cashless exercise procedure described elsewhere in this document (see "THE MERGER--Van Kasper Options"). You may recognize income and have to pay income taxes as a result of this cashless exercise procedure, and First Security may be required to withhold on such income. (see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-- Taxation of Option Holders.")

Q: WHAT RISKS SHOULD I CONSIDER?

A: You should review "RISK FACTORS" on pages 6 through 7.

Q: WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ME?

A: The exchange of your shares for First Security shares of common stock generally will be tax-free, however, the exercise of any Van Kasper options you hold may be a taxable event to you for Federal income tax purposes. In addition, you may have to pay taxes on cash received for fractional shares. If you choose to vote against the Merger by not returning your signed consent and also perfect your dissenter's rights under California law, you will receive the fair value of your Van Kasper shares in cash, which would be a taxable transaction to you. To review the tax consequences to Van Kasper shareholders in greater detail, see pages 41 through 42.

   YOU ARE URGED TO CONSULT YOUR TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER TO YOU.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working towards completing the merger as quickly as possible. In addition to the approval of Van Kasper shareholders, we must also obtain regulatory approvals and satisfy other conditions described in the merger agreement. We hope to complete the merger by early 1999.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, please fill out and sign your consent form. Then mail your signed consent form in the enclosed return envelope as soon as possible so that your shares may be counted in the consent solicitation.

Q: WHAT AM I BEING ASKED TO VOTE UPON?

A: You are being asked to approve the merger agreement and the transactions associated with it. In the merger, Van Kasper would become a wholly-owned subsidiary of First Security.

   VAN KASPER'S BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR THE MERGER AGREEMENT AND THE TRANSACTIONS ASSOCIATED WITH IT BY RETURNING THE SIGNED CONSENT FORM.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED CONSENT FORM?

A: You cannot revoke a consent form after Van Kasper receives sufficient consents to approve the merger with First Security in accordance with California law. Van Kasper expects to receive sufficient consents to approve the merger promptly because holders of a significant amount of the outstanding voting power of Van Kasper stock have agreed to deliver their consents.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, First Security will send written instructions to Van Kasper shareholders for exchanging their stock certificates.

                                     (viii)

Q: WHO CAN HELP ANSWER FURTHER QUESTIONS?

A: If you would like additional copies of this Prospectus/Information
   Statement, or if you have more questions about the merger, you should contact:

   Van Kasper & Company
   600 California Street, Suite 1700
   San Francisco, California 94108-2704
   Attention: John H. Chung
   (415) 391-5600

                                      (ix)

                                    SUMMARY

  This summary highlights selected information from this document and may not contain all of the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire document as well as the additional documents we refer you to. See "WHERE YOU CAN FIND MORE INFORMATION" (page 69).
                                 THE COMPANIES

 FIRST SECURITY
 79 South Main Street
 Salt Lake City, Utah 84111
 (801) 246-6000

  First Security is a regional bank holding company headquartered in Salt Lake City, Utah. It owns and operates five banks, with offices in the seven (7) Western States of California, Idaho, New Mexico, Nevada, Oregon, Utah and Wyoming, and several other financial services companies, some having a national presence. Through its subsidiaries, First Security provides commercial and agricultural loans, consumer banking, trust services, capital markets advice and municipal underwriting services, treasury management, investment management, data processing, leasing and securities brokerage services. At September 30, 1998, First Security and its subsidiaries had consolidated assets of $19.9 billion, consolidated deposits of $11.9 billion and shareholders' equity of $1.6 billion. First Security has paid a regular dividend on its Common Stock since 1928. (See "INFORMATION ABOUT FIRST SECURITY.")

 FSCMI
 41 East 1st South
 Salt Lake City, Utah 84111
 (801) 246-6000

  FSCMI is a wholly owned "Section 20" subsidiary of First Security engaged in a variety of investment management, securities underwriting and brokerage, and municipal financial advisory activities pursuant to authority granted by the Federal Reserve Board. FSCMI is registered as a broker dealer with the National Association of Securities Dealers, Inc. FSCMI also maintains other offices throughout the First Security market area. The parties intend to merge Van Kasper and FSCMI if certain regulatory requirements can be met shortly following the merger. (See "INFORMATION ABOUT FIRST SECURITY.")

 VK ACQ
 79 South Main Street
 Salt Lake City, Utah 84111
 (801) 246-6000

  VK Acq is a special purpose wholly owned subsidiary of First Security organized for the sole purpose of merging with Van Kasper resulting in Van Kasper becoming a wholly owned subsidiary of First Security. (See "INFORMATION ABOUT FIRST SECURITY.")

 VAN KASPER
 600 California Street, 17th Floor
 San Francisco, California 94108
 (415) 954-8314

  Van Kasper is a closely held California-based investment-banking firm established in 1978. Van Kasper provides private brokerage services to individual and institutional clients; manages, underwrites and distributes equity securities; publishes proprietary equity research; makes markets in NASDAQ securities; and provides investment management services. Van Kasper had total assets of $15.7 million and stockholders' equity of $9.8 million at September 30, 1998. Van Kasper has a total of eight regional offices in California and one office in Phoenix, Arizona with its principal executive office located in San Francisco. (See "INFORMATION ABOUT VAN KASPER.")

OUR REASONS FOR THE MERGER

  The Van Kasper Board of Directors has determined that the merger agreement and the transactions associated with it are in the best interests of the Van Kasper shareholders. In reaching its decision, the Board of Directors considered the following factors, among other things:

  . The merger would create an organization that will be able to offer a wider array of services to each company's existing clients by combining Van Kasper's traditional investment banking, equity underwriting, retail sale, investment advisory and investment management services business with First Security's financial services strengths and strong national corporate capital capabilities.

  . The consideration that Van Kasper shareholders will receive in the merger may deliver more value to them than could be expected if Van Kasper had continued as an independent entity.

  . The combination may strengthen Van Kasper's competitive position in an environment of increasing consolidation in the securities industry.

  To review the reasons for the merger in greater detail, as well as related uncertainties, see pages 22 through 23.

RECOMMENDATION TO VAN KASPER SHAREHOLDERS

  The Van Kasper board of directors believes that the merger is in your best interests and unanimously recommends that you vote FOR the proposal to approve the merger agreement and the transactions associated with it by returning the signed consent form.

SHAREHOLDER VOTES REQUIRED TO APPROVE THE MERGER

  The affirmative vote of the holders of a majority of the outstanding shares of Van Kasper common stock, voting as a separate class and the affirmative vote of a majority of the outstanding shares of Van Kasper preferred stock, voting as a separate class are required to approve the merger agreement and the transactions associated with it. As of December 15, 1998, directors and executive officers of Van Kasper held approximately 61% of the outstanding shares of preferred stock, and all of the outstanding shares of common stock. Your failure to return a signed consent form will have the effect of a vote against the merger agreement and the transactions associated with it.

  Under applicable law, the First Security shareholders are not entitled to vote on the merger. First Security, as the sole shareholder of VK Acq, has agreed to vote all of the shares of VK Acq in favor of the merger.

  To review information relating to the Van Kasper shareholder votes in greater detail, see "THE VAN KASPER SOLICITATION OF WRITTEN CONSENTS" on pages 18 through 19.

                              THE MERGER (PAGE 19)

  First Security and Van Kasper have agreed to merge VK Acq with Van Kasper to make Van Kasper a wholly owned subsidiary of First Security to be called "First Security Van Kasper, Inc." The merger agreement is attached as Annex A at the back of this Prospectus/Information Statement. We encourage you to read the merger agreement as it is the legal document that governs the merger.

WHAT YOU WILL RECEIVE IN THE MERGER

  As a result of the merger, Van Kasper shareholders will receive shares of First Security common stock. The exact number of shares you receive will be calculated according to a formula described in greater detail in this Prospectus/ Information Statement. Van Kasper Shareholders will not receive fractional shares. Instead, they will receive a check in payment for any fractional shares based on the average market value of First Security common stock during a specified period prior to the merger.

  Do not send in your stock certificates now. When the merger is completed you will receive written instructions for exchanging your Van Kasper stock certificates.

STATUS OF VAN KASPER FOLLOWING THE MERGER

  If the merger is approved, VK Acq will merge with and into Van Kasper and will be renamed "First Security Van Kasper, Inc." Van Kasper will become a wholly-owned subsidiary of First Security. Shareholders of Van Kasper before the merger will own stock in First Security after the merger.

OWNERSHIP OF FIRST SECURITY FOLLOWING THE MERGER

  The shares of First Security common stock issued to Van Kasper shareholders in the merger will constitute approximately 2% of the outstanding stock of First Security after the merger, and the current stockholders of First Security will hold the remaining 98% of the outstanding stock of First Security after the merger.

CONDITIONS (PAGE 36)

  The merger will not be completed unless certain conditions are met, including the approval of the merger agreement and the transactions associated with it by Van Kasper shareholders. Certain of the conditions may be waived by the company entitled to assert the condition.

TERMINATION (PAGE 37)

  First Security and Van Kasper may together agree to terminate the merger agreement without completing the merger whether or not the Van Kasper shareholders have approved the merger agreement.

  The merger agreement may also be terminated by the Board of Directors of either company in certain other circumstances including:

  (1) if the merger is not completed on or before June 30, 1999, except that neither First Security or Van Kasper may terminate the merger agreement if its breach of the merger agreement is the reason the merger has not been completed by that date;

  (2) if the approval of the shareholders of Van Kasper is not obtained; and

  (3) if the other party has failed to perform certain of its obligations under the merger agreement.

AMENDMENT, MODIFICATIONS AND WAIVERS (PAGE 38)

  After the Van Kasper shareholders have approved the merger agreement, the Boards of Directors of First Security and Van Kasper may only amend the merger agreement in certain ways. The Boards may not change the Exchange Ratio, terms that would change the tax consequences, or methods of accounting for the merger.

VOTING AGREEMENTS (PAGE 38)

  In connection with the merger, certain shareholders of Van Kasper holding in aggregate approximately 35% of the Van Kasper shares of preferred stock and all of the shares of common stock as of the date of mailing of this Prospectus/ Information Statement agreed to vote their shares in favor of the merger agreement and the transactions associated with it. These voting agreements terminate upon the completion of the merger or upon termination of the merger agreement in specified circumstances. A form of the voting agreements is attached as Appendix F at the back of this Prospectus/ Information Statement. We encourage you to read this agreement.

REGULATORY APPROVALS (PAGE 38)

  First Security is required to make filings with or to obtain approvals from certain regulatory authorities in connection with the merger. These consents and approvals include the approval of the Federal Reserve Board under the BHC Act and notice to the NASD. A notice was filed with the Federal Reserve Board on November 27, 1998. All other necessary applications and notices have been filed or are in the process of being filed. First Security cannot predict whether it will obtain all required regulatory approvals, the timing of such approvals, whether any approvals will include conditions that would be detrimental to First Security or whether there will be litigation challenging the approvals.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (PAGE 41)

  The exchange of Van Kasper common stock for First Security common stock (other than cash paid for fractional shares) generally will be tax free, however, the exercise of any Van Kasper options you hold may be a taxable event, for federal income tax purposes. To review the tax consequences to shareholders in greater detail, see pages 41 through 42.

  Tax matters are very complicated and the tax consequences of the merger to you will depend on your own circumstances. You are urged to consult your tax advisors as to the specific tax consequences of the merger to you.

OPINION OF VAN KASPER'S
FINANCIAL ADVISOR (PAGE 23)

  In deciding to approve the merger, the Board of Directors of Van Kasper considered an opinion from Berkshire Capital Corporation, its financial advisor, as to the fairness as of the date of the opinion, of the aggregate merger consideration from a financial point of view to the Van Kasper shareholders. The opinion, which sets forth the assumptions made, matters considered and the qualifications and limitations on the review undertaken is attached as Appendix C to this Prospectus/Information Statement. We encourage you to read this opinion.

COMPARATIVE RIGHTS OF SHAREHOLDERS (PAGE 61)

  Van Kasper is a California corporation, and you as a Van Kasper shareholder have certain rights under California law. After the merger you will be a First Security shareholder and will have rights under Delaware law. If the merger is completed, the rights of former Van Kasper shareholders who become First Security shareholder will be determined by First Security's certificate of incorporation and by-laws which differ in certain respects from Van Kasper's articles of incorporation and by-laws.

RISK FACTORS

  The success of the merger is subject to certain risks. A description of these risks is found at "RISK FACTORS" starting on page 6 of this Prospectus/ Information Statement.

VAN KASPER'S SOLICITATION OF CONSENTS

  Van Kasper is asking you for your written consent to the merger. Under California law, as a Van Kasper shareholder as of the date the first written consent is given, which is anticipated to be on or about February 12, 1999, you are entitled to submit a signed written consent in favor of the merger.

 Purpose.

  The purpose of the solicitation of the written consents is to approve the merger. In accordance with Van Kasper's articles of incorporation and California law, the merger may be approved and adopted without a meeting of Van Kasper shareholders by the written consent of the shareholders of Van Kasper, as set forth below. If Van Kasper written consents are obtained from the holders of a majority of the shares of Van Kasper common stock and preferred stock, no further action will be required by the Van Kasper shareholders to approve the merger.

  A Van Kasper written consent may be revoked, by written notice to the secretary of Van Kasper, at any time prior to the time duly executed Van Kasper written consents have been returned by the holders of a majority of the outstanding Van Kasper shares.

 Votes Required; Record Date.

  The "Record Date" for determining shareholders entitled to give or withhold consent to the merger will be the date on which the first written consent is given. Approval of the merger requires the approval of the holders, on the Record Date, of each of (i) a majority of the outstanding shares of Van Kasper common stock, voting together as a separate class, and (ii) a majority of the outstanding shares of Van Kasper preferred stock, voting together as a separate class.

  As of January 5, 1999, the last practicable date prior to mailing of the Prospectus/Information Statement, directors and executive officers of Van Kasper and their affiliates were beneficial owners of an aggregate of 280,374 shares of Van Kasper common stock and preferred stock (exclusive of any shares issuable upon the exercise of stock options or warrants remaining unexercised as of such date), or approximately 58% of the 476,957 shares of Van Kasper common stock and preferred stock that were issued and outstanding as of such date. (See "THE VAN KASPER SOLICITATION OF WRITTEN CONSENTS".)

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 29)

  In considering the recommendation of the Van Kasper board of directors with respect to the merger, Van Kasper shareholders should be aware that certain members of the management of Van Kasper have interests in the merger that are in addition to the interests of Van Kasper shareholders generally. These interests arise from, among other things, acceleration and cancellation of stock options, and payments that First Security will make after the merger to certain members of management pursuant to employment agreements and bonus arrangements, and indemnification and insurance arrangements.

NO SOLICITATION OF TRANSACTIONS

  Van Kasper has agreed in the merger agreement that neither it nor any of its agents or employees, directly or indirectly, will initiate, solicit or encourage any inquiries or the making of any proposal or offer for, furnish any confidential information relating to, or engage in any negotiations or discussions concerning, any acquisition or purchase of Van Kasper by anyone other than First Security.

MANAGEMENT OF VAN KASPER FOLLOWING THE MERGER (PAGE 31)

  Following the merger, Van Kasper will continue to exist as a separate legal entity, but it will be a wholly owned subsidiary of First Security. Following the merger, Van Kasper will have a management team and board of directors selected in consultation with First Security. First Security and Van Kasper have agreed on special management procedures to govern the Van Kasper business unit for the period immediately following the merger in an attempt to maintain continuity of Van Kasper management and culture.

  It is First Security's intent, several months after the merger, to combine FSCMI with and into its then Van Kasper subsidiary, with the resulting entity continuing to be called "First Security Van Kasper, Inc."

DISSENTERS' RIGHTS (PAGE 42)

  Van Kasper shareholders who vote against the merger are entitled to dissenters' rights under California law if they follow the required steps. Dissenter's rights generally entitle the dissenting shareholders to the fair market value of their shares of Van Kasper common stock and preferred stock in cash in a taxable transaction.

                                  RISK FACTORS

  In considering whether to consent to the merger agreement and the transactions associated with it, you should consider carefully the following matters:

RISKS RELATED TO THE CONTINGENT HOLDBACK SHARES; VAN KASPER REVENUE TARGETS

  First Security will not pay all of the aggregate merger consideration at the closing of the merger. Instead, First Security will withhold 25% of the aggregate merger consideration, and will pay this portion of the aggregate merger consideration to you only if Van Kasper as a subsidiary as a division of a subsidiary of First Security, achieves certain revenue targets. (See "THE MERGER--Holdback Amount" and "THE MERGER--Regulatory Approvals.") If Van Kasper does not achieve these revenue targets, you will not receive the shares that First Security withheld. Many factors may limit the ability of Van Kasper to achieve these revenue targets.

  Such factors include:

  . The ability of Van Kasper and First Security to achieve expected business synergies;

  . The ability of First Security and Van Kasper to integrate their operations, products and technologies;

  . The ability of Van Kasper to retain its current customers and to attract new customers following the Merger;

  . The ability of Van Kasper to retain key employees following the merger;
    and

  . Competition in the financial services industry.

RISKS TO VAN KASPER SHAREHOLDERS RESULTING FROM THE EXCHANGE RATIO

  The Exchange Ratio operates such that if the market price of First Security common stock during a specified ten-trading-day period falls below $18.00 per share, the value of the shares that you receive at the time of the Merger may be less than the value of those shares at the time you execute your written consent.

VOLATILITY OF STOCK PRICES

  The market for First Security common stock is potentially volatile. The trading price of First Security common stock could be subject to wide fluctuations in response to quarterly variations in operating results, announcements following acquisitions by First Security or its competitors, changes in interest rates or prices of First Security's or its competitors' financial products and services, changes in product mix, changes in revenue and revenue growth rates for First Security as a whole or for geographic areas or business units, and other events or factors. Statements or changes in opinions, ratings or earnings estimates made by brokerage firms or industry analysts relating to the markets in which First Security does business or relating to First Security specifically have resulted, and could in the future result, in an immediate and adverse effect on the market price of First Security common stock. Statements by financial or industry analysts regarding the impact on First Security's net income per share resulting from the merger and the extent to which such analysts expect potential business synergies to affect reported results in future periods can be expected to contribute to volatility in the market price of First Security common stock.

  In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many financial services companies and which often have been unrelated to the operating performance of these companies. For example the Dow Jones Industrial Average ("DJIA") fell from a high of 9,337.97, its close on July 17, 1998, to 7,632.53, its close on October 1, 1998, a decline of 18.26%. Furthermore, the DJIA experienced its second largest one-day decline, a loss of
512.61 on August 31, 1998, and its largest one-day increase, a gain of 380.53 on September 8, 1998. Other market indicators have experienced similar volatility. Since July 17, 1998, the closing price of a share of First Security Common Stock has exhibited similar volatility, ranging from a high of $23.94 per share on

July 14, 1998 to a low of $15.50 per share on August 31, 1998. Market analysts have attributed the volatility to a number of factors, including economic conditions in Russia, Asia and Latin America. First Security has negligible exposure to financial losses from turmoil in such foreign economies. However, First Security cautions you that such factors, as well as others that First Security cannot predict, may cause an adverse impact on the trading markets for equity securities, including shares of First Security common stock.

ATTRACTION AND RETENTION OF EMPLOYEES

  The continued growth and success of First Security depends significantly on the continued service of highly skilled employees and managers. In particular, First Security's success to date has depended to a significant extent upon a number of key management employees, the loss of any of whom could have a material adverse effect on First Security's business and results of operations. Competition for these employees in today's marketplace, especially in the financial services industries, is intense. First Security's ability to attract and retain employees is dependent on a number of factors including its continued ability to grant stock incentive awards. There can be no assurance that First Security will be successful in continuing to recruit new personnel and to retain existing personnel. The loss of one or more key employees or First Security's inability to maintain existing employees, or to recruit new employees could have a material adverse impact on First Security. In addition, First Security may experience increased compensation costs to attract and retain skilled personnel.

IMPACT OF DATE CHANGES IN 1999 AND 2000

  Some of the computer programs used by First Security in its internal operations rely on time-sensitive software that was written using two digits rather than four to identify the applicable year. These programs may recognize a date using "00" as the year 1900 rather than the year 2000. These systems could also recognize some combinations of "9" as calling for the end of the operation. The use of 2000 as a leap year may also cause date change-related malfunctions by computers. These date changes could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. First Security expects to successfully implement its year 1999 and 2000 compliance program and does not believe that the cost of such procedures will have a material effect on its results of operations or financial condition. There can be no assurance, however, that there will not be a delay in the completion of these procedures or that the cost of such procedures will not exceed original estimates, either of which could have a material adverse effect on future results of operations.

  In addition to correcting the business and operating systems used by First Security in the ordinary course of business as described above, First Security is engaged in an assessment of its key product and service suppliers and loan customers to determine their level of Year 2000 compliance. This includes providers of key utility services such as electric power and telephone services. There can be no assurance that First Security will not experience serious disruptions in 2000 as a result of supplier problems and failures notwithstanding First Security's own systems are compliant.

ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER AND BYLAW PROVISIONS

  Certain provisions of First Security's charter and bylaws could delay or frustrate the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving First Security, even if such events could be beneficial to its shareholders. For example, each share of First Security common stock has a right attached that entitles the shareholder to acquire a series of preferred stock under certain circumstances associated with a potential change in control of First Security, a feature commonly referred to as a "poison pill". Also the bylaws restrict the ability of a shareholder to nominate directors or to present matters before a shareholders meeting. Also the First Security charter contains a supermajority voting provision commonly known as a "fair price" provision that will make certain staged take-overs difficult. (See "INFORMATION ABOUT FIRST SECURITY-- Description of First Security's Capital Stock.")

                        CAPITALIZATION OF FIRST SECURITY

  The following table sets forth the unaudited historical capitalization of First Security as of September 30, 1998.

                                                                  SEPTEMBER 30,
                                                                      1998
                                                                  -------------
                                                                     (000S)
DEBT:
Deposits (1)....................................................   $11,943,616
Federal funds purchased and securities sold under agreements to
 repurchase.....................................................     3,680,396
Other short-term borrowings.....................................       346,523
Long-term debt (2)..............................................     1,749,478
                                                                   -----------
Total Debt......................................................    17,720,013
                                                                   -----------
STOCKHOLDERS' EQUITY:
Series "A", $3.15 Cumulative Convertible Preferred Stock, (9,361
 shares issued).................................................           491
Common Stock (par value $1.25, authorized 600,000,000 shares,
 189,679,263 shares issued) (3).................................       237,099
Paid-in surplus.................................................       157,164
Retained earnings...............................................     1,190,538
Accumulated other comprehensive income (4)......................        49,595
Common treasury stock, at cost (1,238,274 shares)...............       (24,881)
                                                                   -----------
Total stockholders' equity......................................     1,610,006
                                                                   -----------
Total capitalization............................................   $19,330,019
                                                                   ===========

  NOTES:
(1) Including demand deposits of $2.4 billion and interest-bearing deposits of $9.5 billion (including $1.3 billion of certificates of deposit over $100,000).
(2) Being, with respect to First Security, (in thousands), $23,750 of Medium Term Notes due 1998-2003, $98,962 of 7.875% Senior Notes due 1999, $150,000
    of 6.875% Senior Notes due 2006, $75,000 of 7.5% Subordinated Notes due 2002, $125,000 of 7.0% Subordinated Notes due 2005 and $150,000 of 8.41%
    Subordinated Capital Income Securities due 2026; and with respect to First Security's subsidiaries, $1,126,480 of bank notes and Federal Home Loan Bank borrowings (FHLB borrowings mature in 1998-2000) and $286 of nonbank debt. First Security's subsidiaries' obligations are direct obligations of such subsidiaries, and as such constitute claims against such subsidiaries ranking prior to First Security's equity therein. Does not include $325,000,000 of Senior Notes due 2003 issued and sold in the fourth quarter 1998 or any other debt issuances that may take place in the fourth quarter 1998.
(3) Shares issued and outstanding excluded 10,130,190 shares reserved for issuance upon exercise of outstanding stock options, 383,860 shares reserved for issuance upon exercise of conversion rights of preferred stock, 912,728 shares reserved for issuance under the dividend reinvestment and stock purchase plan, 2,025,528 shares reserved for issuance under First Security's Comprehensive Management Incentive Plan, and 1,449,000 shares reserved for issuance under First Security's Nonemployee Director Stock Option Plan.
(4) Accumulated other comprehensive income consists entirely of net unrealized gains on securities available for sale.

      SELECTED HISTORICAL FINANCIAL DATA FOR FIRST SECURITY AND VAN KASPER

  The following tables present selected financial data of First Security and Van Kasper for the periods indicated. The historical financial data as of and for the five fiscal years were derived from audited financial statements. The historical financial data as of and for the interim periods ended September 30, 1998 and 1997 were derived from unaudited financial statements. The data presented below should be read in conjunction with the financial statements, related notes and other financial information of Van Kasper included elsewhere in this Prospectus/Information Statement, and of First Security which are incorporated by reference.

                           FIRST SECURITY CORPORATION

                    CONSOLIDATED SUMMARY FINANCIAL DATA (1)

  The following unaudited summary table shows the period end financial condition and period operating results for First Security for the nine months ended September 30, 1998 and 1997, and for the five years ended December 31, 1997. These results are historical only and are in no way predictive of future condition or results of First Security.

                             NINE MONTHS ENDED
                               SEPTEMBER 30,                          YEAR ENDED DECEMBER 31,
                          ------------------------  ---------------------------------------------------------------
                             1998         1997         1997         1996         1995         1994         1993
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                (UNAUDITED)
                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SUMMARY OF OPERATIONS:
Interest Income.........  $ 1,051,467  $   884,413  $ 1,213,378  $ 1,039,391  $   974,015  $   801,659  $   668,086
Interest Expense........      534,483      424,051      587,439      485,328      469,812      322,035      246,816
Net Interest Income.....      516,984      460,362      625,939      554,063      504,203      479,624      421,270
Provision for Possible
 Loan Losses............       49,062       42,144       63,386       41,300       22,682        1,545       13,004
Noninterest Income......      341,946      250,282      357,157      306,444      270,638      202,043      171,821
Noninterest Expenses....      529,599      423,960      588,904      531,219      555,192      455,322      405,806
Income Before Taxes.....      280,269      244,540      330,806      287,988      196,967      224,800      174,281
Applicable Income
 Taxes..................       99,902       87,297      115,532      103,516       72,336       81,098       59,021
Net Income..............      180,367      157,243      215,274      184,472      124,631      143,702      115,260
PER COMMON SHARE DATA:
Earnings Per Share--
 Basic..................  $      0.96  $      0.87  $      1.18  $      1.03  $      0.71  $      0.83  $      0.70
Earnings Per Share--
 Diluted................         0.93         0.84         1.14         1.00         0.69         0.81         0.68
Cash Dividends
 Declared...............         0.39         0.33         0.44         0.38         0.33         0.31         0.26
Book Value per Common
 Share..................         8.54         7.48         7.59         6.72         6.13         5.36         5.16
BALANCE SHEET ITEMS--
 PERIOD END:
Loans, Net of Unearned
 Income.................  $12,926,926  $11,159,090  $11,230,766  $ 9,697,351  $ 8,616,763  $ 8,442,282  $ 6,744,786
Reserve for Possible
 Loan Losses............      169,058      152,951      157,525      142,693      135,011      138,107      138,051
Total Assets............   19,859,300   17,145,647   18,151,783   15,456,649   13,529,699   12,602,149   10,553,834
Deposits................   11,943,616   10,923,478   11,417,634   10,103,007    9,202,844    8,442,035    7,796,871
Long-Term Debt..........    1,749,478      954,463    1,304,463      944,055      720,521      685,426      224,836
Stockholders' Equity....    1,610,006    1,382,490    1,400,846    1,217,840    1,082,995      937,368      882,258
PROFITABILITY RATIOS:
Return on Average
 Assets.................         1.27%        1.35%        1.35%        1.35%        0.98%        1.25%        1.21%
Return on Average
 Stockholders' Equity...        16.11        16.59        16.60        16.23        12.02        15.69        13.86
Net Interest Margin, FTE
 (2)....................         4.15         4.50         4.47         4.59         4.48         4.69         4.98
Net Interest Spread, FTE
 (2)....................         3.52         3.76         3.75         3.85         3.73         4.08         4.35
Operating Expense Ratio
 (3)....................        61.11        59.14        59.27        61.18        70.89        66.03        67.55
Productivity Ratio (4)..         3.74         3.65         3.68         3.87         4.37         3.95         4.24
CAPITAL RATIOS:
Stockholders' Equity to
 Assets.................         8.11%        8.06%        7.72%        7.88%        8.00%        7.44%        8.36%
Tangible Common Equity
 Ratio..................         6.42         6.62         6.24         6.75         6.95         6.16         8.24
ASSET QUALITY RATIOS:
Reserve for Loan Losses
 at End of Period to:
 Total Loans............         1.31%        1.37%        1.40%        1.47%        1.57%        1.64%        2.05%
 Nonaccruing and
  Renegotiated Loans....       410.48       401.57       427.17       399.14       547.49       529.08       323.38
Nonperforming Assets at
 End of Period to:
 Total Loans and Other
  Real Estate...........         0.34         0.40         0.40         0.48         0.43         0.42         1.02
 Total Assets...........         0.22         0.26         0.25         0.30         0.27         0.28         0.65
 Total Equity...........         2.73         3.25         3.20         3.81         3.40         3.81         7.82
 Total Equity + Loan
  Loss Reserve..........         2.47         2.92         2.88         3.41         3.03         3.32         6.76
Net Loans Charged Off to
 Average Loans..........         0.44         0.48         0.51         0.41         0.30         0.11         0.21
RATIO OF EARNINGS TO
 FIXED CHARGES: (5)
Excluding Interest on
 Deposits...............        2.23x        2.46x        2.41x        2.82x        2.23x        3.04x        4.64x
Including Interest on
 Deposits...............        1.52x        1.58x        1.56x        1.59x        1.42x        1.70x        1.71x

NOTES:
(1) Historical data has been restated where appropriate to reflect two separate 3-for-2 common stock splits in the form of 50% stock dividends paid in May 1997 and February 1998 and also for the May 1998 pooling-of-interests acquisition of California State Bank.
(2) Fully Taxable Equivalent: an adjustment made to interest income to facilitate comparison of interest income earned on tax-exempt or tax-favored loans, leases and securities with interest earned subject to full taxation.
(3) Noninterest expenses/FTE net interest income plus noninterest income.
(4) Noninterest expenses/average assets.
(5) For purposes of computing the consolidated ratio of earnings to combined fixed charges and preferred stock dividends, earnings represent net income plus income taxes and fixed charges. Fixed charges, including interest on deposits, include interest expense, capitalized interest, an amount equal to the pretax earnings required to meet applicable preferred stock dividend requirements and the interest factor included in rents.

                              VAN KASPER & COMPANY

                            SELECTED FINANCIAL DATA


  The following unaudited summary table shows the period end financial condition and period operating results for Van Kasper for the three months ended September 30, 1998, and for the five years ended June 30, 1998. These results are historical only and are in no way predictive of future condition or results of Van Kasper.

                           THREE MONTHS
                              ENDED
                          SEPTEMBER 30,           YEARS ENDED JUNE 30,
                          -------------- ---------------------------------------
                           1998   1997    1998    1997    1996    1995    1994
                          ------ ------- ------- ------- ------- ------- -------
                           (UNAUDITED)   (DOLLARS IN THOUSANDS)
REVENUES
 Commissions............  $6,610 $ 7,658 $31,181 $24,161 $23,788 $13,014 $13,469
 Trading Income.........     115     550   1,153   2,516   2,283     883     531
 Interest...............     291     199     790     574     625     284     209
 Corporate
  Finance/Underwriting..   1,864     924   6,487   2,483   3,320   1,472   1,629
 Management Fees & Other
  Income................     873     947   6,137   3,264   1,650   1,468     995
                          ------ ------- ------- ------- ------- ------- -------
   Total Revenues.......   9,753  10,278  45,748  32,998  31,666  17,121  16,833
                          ------ ------- ------- ------- ------- ------- -------
EXPENSES
 Employee Compensation &
  Benefits..............   6,713   6,692  29,950  21,711  21,277  11,307  10,802
 Clearing & Brokerage
  Charges...............     492     549   2,282   1,960   1,801   1,334   1,297
 Communications & Data
  Processing............     617     619   2,681   2,089   1,456   1,064     980
 Interest...............      87     124     545     359     198     104     113
 Occupancy..............     752     585   2,744   1,461   1,058   1,133     850
 Other Operating
  Expenses..............     920     949   7,085   4,040   2,580   1,650   1,887
                          ------ ------- ------- ------- ------- ------- -------
   Total Operating
    Expenses............   9,581   9,518  45,287  31,620  28,370  16,592  15,929
                          ------ ------- ------- ------- ------- ------- -------
Earnings Before Income
 Taxes..................     172     760     461   1,378   3,296     529     904
Provision For Income
 Taxes..................      51     228     140     416   1,250     233     376
                          ------ ------- ------- ------- ------- ------- -------
   Net Earnings.........  $  121 $   532 $   321 $   962 $ 2,046 $   296 $   528
                          ------ ------- ------- ------- ------- ------- -------
Earnings Per Common
 Share..................  $33.61 $147.78 $ 89.17 $267.22 $568.33 $ 82.22 $146.67
                          ====== ======= ======= ======= ======= ======= =======

                      VAN KASPER & COMPANY AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                 YEARS ENDED JUNE 30,
                           SEPTEMBER 30, --------------------------------------
                               1998       1998     1997    1996    1995   1994
                           ------------- -------  ------- ------- ------ ------
          ASSETS            (UNAUDITED)  (DOLLARS IN THOUSANDS)
Cash and cash
 equivalents.............     $ 1,001    $ 2,888  $   318 $   742 $  320 $  156
Short-term investments,
 at market value.........         --         --       --      --     --     990
Receivables
  Due from clearing
   firm..................         741        --       --    6,596    --     --
  Commissions............         968        344    1,141     426  1,324  2,029
  Employee Advances......         685        600      357     285    162    194
  Income Taxes...........         523        574      604     --     --     --
  Other..................         589        614      659     321    312    287
                              -------    -------  ------- ------- ------ ------
   Total Receivables.....       3,506      2,132    2,761   7,628  1,798  2,510
                              -------    -------  ------- ------- ------ ------
Securities owned, at
 market value............       4,831     10,228   11,936   6,016  4,753  1,302
Exchange membership, at
 lower of cost or
 market..................         --         --        18      18     18     18
Investments in related
 entities................         119        119      138     131     51     51
Other investments........       1,841      2,368      665     206    126    106
Secured demand note,
 collateralized by
 marketable securities...         300        300      --      --     --     --
Furniture, equipment and
 leasehold improvements,
 at cost, net of
 accumulated depreciation
 and amortization........       3,503      3,602    2,033   1,348    898    744
Other assets
  Cash surrender value--
   life insurance
   policies..............          17         17       17      26     26     26
  Prepaid expenses.......         606        402      313     142     74    130
  Deferred tax benefit...         --         --       131     184     65    115
                              -------    -------  ------- ------- ------ ------
   Total other assets....         623        419      461     352    165    271
                              -------    -------  ------- ------- ------ ------
   Total Assets..........     $15,724    $22,056  $18,330 $16,441 $8,129 $6,148
                              =======    =======  ======= ======= ====== ======
     LIABILITIES AND
   STOCKHOLDERS' EQUITY
Accounts payable.........     $   728    $ 2,550  $   574 $ 1,832 $  408 $  372
Accrued liabilities
  Payroll and
   commissions...........       1,562      3,559    1,092   1,608  1,301  1,026
  Income taxes...........         --         --       --    1,017    147     92
  Rent...................         613        613      610     606    604    251
  Other..................         288        407    1,625   2,998    180    151
                              -------    -------  ------- ------- ------ ------
   Total accrued
    liabilities..........       2,463      4,579    3,327   6,229  2,232  1,520
                              -------    -------  ------- ------- ------ ------
Deferred tax liability...         377        377      --      --     --     --
Deferred credit..........         --         --        12      24    --     --
Due to clearing firm.....         --       1,672    6,608     --   1,098    --
Marketable securities
 sold short..............         981        264      536   1,733    300    488
Loans payable............       1,033      1,081      --       80    185    291
Capitalized lease
 obligation..............         --         --        12      33     53     76
Liabilities subordinated
 to claims of general
 creditors pursuant to:
  Revolving loan
   agreement.............         --       2,000      --      --     --     --
  Secured demand note....         300        300      --      --     --     --
                              -------    -------  ------- ------- ------ ------
   Total liabilities.....       5,882     12,823   11,069   9,931  4,276  2,747
                              -------    -------  ------- ------- ------ ------
Commitments and
 contingencies...........         --         --       --      --     --     --
Stockholders' equity
  Preferred stock........       4,224      4,069    1,983   2,194  1,583  1,606
  Common stock...........          18         18       18      18     18     18
  Stock subscription
   receivable............        (102)      (435)     --      --     --    (179)
  Retained earnings......       5,702      5,581    5,260   4,298  2,252  1,956
                              -------    -------  ------- ------- ------ ------
                                9,842      9,233    7,261   6,510  3,853  3,401
                              -------    -------  ------- ------- ------ ------
   Total Liabilities and
    Stockholders'
    Equity...............     $15,724    $22,056  $18,330 $16,441 $8,129 $6,148
                              =======    =======  ======= ======= ====== ======

                VAN KASPER MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis should be read in connection with Van Kasper's Consolidated Financial Statements and the notes thereto and other financial information included elsewhere in this Prospectus/Information Statement.

OVERVIEW

  Van Kasper & Company ("Van Kasper") is a full-service investment banking company. Van Kasper commenced operations in October 1978 and currently transacts its businesses through nine offices located in California and Arizona. Van Kasper has grown rapidly during the period from fiscal 1994 through fiscal 1998 with revenues in fiscal 1994 of $16.8 million to revenues in fiscal 1998 of $45.7 million, a compounded annual growth rate of approximately 28.4%. Van Kasper's fiscal year ends June 30 in each calendar year.

  Van Kasper generates revenues through the execution of securities transactions for clients' accounts ("Commissions"); from principal transactions for its own account ("Trading Income"); by providing investment banking services, including fees generated from the management of public underwritings, from providing advice regarding mergers and acquisitions, from arranging private placements of capital and from consulting assignments ("Corporate Finance and Underwriting Fees"); and through cash and discretionary account management services and through client service fees ("Management Fee and Other Income").

  Over the past several years, Van Kasper has experienced significant growth in its business activities and the number of its employees. Average employee headcount was 219 during fiscal 1998 compared to 176 during fiscal 1997 and 140 during fiscal 1996. The number of employees has increased significantly from both the increased scope of business activities and the growth of existing operations. This employee growth has increased fixed expenses associated with compensation and benefits costs, occupancy and equipment costs and communications and data processing expenses. Such fixed expenses are expected to continue to increase in the future. Any failure to effectively manage Van Kasper's growth through the investment in management personnel, financial and management systems and controls, and facilities could have an adverse effect on Van Kasper's results of operations and financial condition.

  Commissions are generated when Van Kasper executes securities transactions for its retail and institutional brokerage customers. Commissions are also generated when Van Kasper manages underwritings for investment banking clients as well as when it participates in other syndications. The amount of Commissions is affected by many factors including, but not limited to, conditions impacting the securities markets and the number of underwritings Van Kasper manages.

  Another significant component of Van Kasper's revenues is Corporate Finance and Underwriting Fees earned from underwriting activities and corporate finance fees earned from advisory services provided to Van Kasper clients. The number of such available underwriting or advisory transactions is affected by many factors including, but not limited to, conditions impacting the securities market and Van Kasper's ability to successfully compete for available underwriting and advisory assignments. The level of Van Kasper's Corporate Finance and Underwriting Fees is affected by both the number and the size of transactions completed. Substantial fluctuations can occur and have occurred in the amount of such fees earned from period to period, and consequently, fees earned for any period should not be considered representative of any other period. In periods of reduced investment banking and other advisory activities, profitability has been and is likely to be adversely affected.

  Management fees associated with Van Kasper's cash management and discretionary account services are directly related to the total value of assets under management. As of September 30, 1998, Van Kasper had aggregate client assets under direct or advisory supervision of more than $2.5 billion. In June 1998, Van Kasper added its Risk Management Group ("RMG"). RMG generates revenues by advising its clients in the areas of restricted stock and stock options liquidity.

  Van Kasper's significant expenses are comprised of commissions paid to registered representatives and salaries and payroll taxes paid to non-commissioned employees (collectively referred to as "Employee Compensation and Benefits"). The level of Employee Compensation and Benefits expense has increased substantially as Van Kasper has grown and added registered representatives, professionals and administrative staff to support its increased activities. Other significant costs are associated with Communications and Data Processing and Occupancy expenses. The major costs found in Other Operating Expenses include unreimbursed Travel, Meal and Entertainment, Printing, Equipment Rentals, Postage, Professional Fees, City and Local Taxes and Account Transfer fees.

  Van Kasper accounts for its marketable inventory positions at prevailing market prices. Such marketable investments are presented in Van Kasper's balance sheets as Securities Owned, At Market Value; and the value of these investments totaled $10.2 million at June 30, 1998 and decreased to $4.8 million at September 30, 1998, primarily as a result of management's decision to reduce inventory exposure. These inventory positions largely consist of fixed income inventory, principally municipal bond investments. Van Kasper's Other Investments include principal investments in other companies and the value of warrants received in corporate finance and underwriting transactions. Other Investments can fluctuate significantly in value from time to time. In particular, the value of one large investment position significantly declined in the quarter ended September 30, 1998.

  Van Kasper's business depends to a substantial extent on the overall securities markets and the sectors of the securities markets represented by companies in a variety of industries. The securities markets are affected by general economic and market conditions, including fluctuations in interest rates, the trading volume of securities, price levels of securities and the flow of investor funds into and out of the securities markets, and by factors that apply to particular industries, such as technological advances and changes in regulatory environments. Substantial fluctuations can occur and have occurred in Van Kasper's operating results and in the component sources of Van Kasper's revenues due to these and other factors. In periods of reduced market activity, profitability has been and is likely to be adversely affected. Accordingly, net earnings for any period should not be considered representative of any other period. In this regard, the number of underwriting and corporate finance transactions declined substantially in recent months, which has materially and adversely affected the operating results of many investment banking firms in the securities industry, and, if sustained could have a material adverse effect on Van Kasper's operating results.

  The securities business is intensely competitive. Certain of Van Kasper's competitors have greater capital, financial and other resources than Van Kasper. The level of competition for key personnel persists. A primary purpose of the proposed merger with First Security Corporation is to increase Van Kasper's working capital, financial and other resources to better position Van Kasper to meet this competition. In the normal course of business, Van Kasper has from time to time experienced turnover of research, investment banking and sales and trading professionals, and the losses of key personnel due to competition or other factors may occur in the future.

RESULTS OF OPERATIONS

 THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998

  Total revenues declined 5.1% from $10.3 million in the first quarter of fiscal 1998 to $9.8 million in the first quarter of fiscal 1999. Commissions declined 13.7% from $7.7 million in the first quarter of fiscal 1998 to $6.6 million in the first quarter of fiscal 1999. The decrease in Commissions was due to poor market conditions despite an increase in the overall number of Van Kasper's registered representatives. Trading Income decreased 79.1% from $549,000 to $115,000 due to losses in trading accounts. The decrease was primarily due to significant market volatility in the first quarter of fiscal 1999. Corporate Finance and Underwriting Fees increased 101.9% from $924,000 in the first quarter of fiscal 1998 to $1.9 million in the first quarter of fiscal 1999. While Van Kasper managed no underwritings in the first quarter of fiscal 1999 (which also affected Commissions), it closed a number of advisory transactions. Management Fees and Other Income declined 7.8% from $947,000 in the first quarter of fiscal 1998 to $873,000 in the first quarter of fiscal 1999. The decrease was primarily due to unrealized losses in Other Investments somewhat offset by increases in asset management fees and advisory fees from RMG.

 Years Ended June 30, 1996, 1997 and 1998

  Total revenues for the periods increased 4.2% from $31.7 million in fiscal 1996 to $33.0 million in fiscal 1997 and by 38.6% to $45.7 million for fiscal 1998. Commissions increased 1.6% in fiscal 1996 from $23.8 million to $24.2 million in fiscal 1997 and by 29% to $31.2 million in fiscal 1998. The increases were due to favorable market conditions and an increased number of underwritings coupled with an increase in the number of Van Kasper's registered representatives. Trading Income increased 10.2% from $2.3 million in fiscal 1996 to $2.5 million in fiscal 1997 and decreased 54.2% to $1.2 million in fiscal 1998. The increase was due to the increased trading activities while the decrease was due to narrower margins in the Over-the-Counter business. Corporate Finance and Underwriting Fees decreased 25.2% from $3.3 million in fiscal 1996 to $2.5 million in fiscal 1997 and increased 161.3% to $6.5 million in fiscal 1998. Van Kasper managed fewer offerings in fiscal 1997 than in fiscal 1996 and more offerings in fiscal 1998 than in fiscal 1997; additionally, Van Kasper hired more personnel at mid-fiscal 1997 to provide advisory services. These professionals spent the second half of fiscal 1997 developing and commencing work on transactions which closed in fiscal 1998. Management Fees and Other Income increased 97.9% from $1.7 million in fiscal 1996 to $3.3 million in fiscal 1997 and by 88.0% to $6.1 million in fiscal 1998. The increases were primarily due to increases in aggregated assets under management, which increased from roughly $1.3 billion in fiscal 1996 to over $2.5 billion in fiscal 1998, from advisory fees from RMG and from unrealized gains in Other Investments.

  Employee Compensation and Benefits, while increasing in absolute dollars, have not increased appreciably as a percentage of Total Revenues over the periods described. Communications and Data Processing expenses increased 43.5% from $1.5 million in fiscal 1996 to $2.1 million in fiscal 1997 and another 28.3% to $2.7 million in fiscal 1998, or, as a percentage of revenues, from 4.6% in fiscal 1996 to 6.3% in fiscal 1997 and flat in fiscal 1998 compared to fiscal 1997. Occupancy increased 38.0% from $1.1 million in fiscal 1996 to $1.5 million in fiscal 1997 and 87.8% to $2.7 million in fiscal 1998, or, as a percentage of revenues, from 3.3% in fiscal 1996 to 4.4% in fiscal 1997 and to 6.4% in fiscal 1998. These increases were due to the addition of more personnel and from expanding Van Kasper's retail network in Sacramento, Newport Beach and San Diego and from significantly increasing the number of personnel in both its trading and institutional sales departments. Other Operating Expenses in fiscal 1998 included a charge taken for two clients' failure to settle certain trades creating unsecured debit balances totaling approximately $2.4 million.

LIQUIDITY AND CAPITAL RESOURCES

  Van Kasper has historically satisfied its capital needs with its own capital resources, consisting primarily of retained earnings and capital raised from the sale of its preferred stock to employees and borrowings from third parties in connection with the expansion of its facilities in San Francisco. Additionally, Van Kasper has access to a $3.75 million subordinated revolving line of credit from its correspondent clearing firm to be utilized only in connection with firm commitment underwritings which Van Kasper undertakes from time to time. Of this facility, $2.0 million was outstanding at June 30, 1998; the outstanding balance was repaid in July 1998.

  In February 1998, two Van Kasper clients failed to settle certain trades creating unsecured debit balances totaling approximately $2.4 million. Van Kasper is pursuing, and intends to continue to pursue, the recovery of these debit balances from the clients and any other responsible parties. Van Kasper may be unable to recover these amounts.

YEAR 2000

  Van Kasper utilizes software and related information technologies that will be affected by the date changes in the years 1999 and 2000 (generically referred to as the "Year 2000 Issue"). The Year 2000 Issue exists because many computer systems and applications currently use two-digit date fields to designate a year, while other systems read some combinations of "9's" as an order to end operations. When these date changes take place, certain date-sensitive systems may not recognize the new dates as valid. This inability to recognize or properly treat date change information may result in a systems failure or cause systems to process critical financial and operational information incorrectly. The Year 2000 issue affects non-information technologies as well, including embedded chips in a number of machines and processes that are date sensitive, and these machines and systems control building operations and communications equipment, among other applications. Finally, Van Kasper relies on third party customers and suppliers for the ongoing maintenance and operations of Van Kasper. These third parties have their own Year 2000 problems, and the failure of these third party suppliers could have a material adverse impact on Van Kasper's business.

  Van Kasper is reviewing its Year 2000 readiness and is developing contingency plans for Year 2000 problems. Van Kasper expects that its internal systems will be substantially Year 2000 compliant on or before March 31, 1999. But, since there is no uniform definition of "Year 2000 compliant," Van Kasper may experience a business disruption resulting from a failure in one of its computer-based systems. Van Kasper believes that such a disruption is likely to be to be localized and of short duration and would therefor not be likely to have a material adverse effect on Van Kasper. Van Kasper continues to make inquiries regarding the Year 2000 readiness of its third party vendors. However, due to uncertainties associated with the Year 2000 preparation efforts of third parties, Van Kasper is unable to predict whether a material adverse effect on its business, results of operations or financial condition may occur as a result of disruptions associated with Year 2000 problems.

                           COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data of First Security and Van Kasper and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a purchase basis assuming that the market price for First Security Common Stock is $18.00 per share so approximately 6.489 shares of First Security Common Stock are issued in exchange for each Van Kasper Share. This data should be read in conjunction with the selected historical financial data set forth herein and the historical financial statements of Van Kasper and the notes thereto that are incorporated herein by reference. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during the periods presented.

                                                   AS OF AND FOR AS OF AND FOR
                                                        THE        THE NINE
                                                    YEAR ENDED   MONTHS ENDED
                                                   DECEMBER 31,  SEPTEMBER 30,
                                                       1997          1998
                                                   ------------- -------------
                                                                  (UNAUDITED)
FIRST SECURITY HISTORICAL PER COMMON SHARE:
Net income per common share--basic and diluted....  $1.18/$1.14   $0.96/$0.93
Book value........................................  $      7.59   $      8.54
                                                                 AS OF AND FOR
                                                   AS OF AND FOR   THE THREE
                                                        THE      MONTHS ENDED
                                                    YEAR ENDED   SEPTEMBER 30,
                                                   JUNE 30, 1998     1998
                                                   ------------- -------------
                                                                  (UNAUDITED)
VAN KASPER HISTORICAL PER COMMON SHARE:
Net income per common share--basic and diluted....  $     89.17   $     33.61
Book value........................................  $  1,555.00   $  1,588.86
                                                   AS OF AND FOR AS OF AND FOR
                                                        THE        THE NINE
                                                    YEAR ENDED   MONTHS ENDED
                                                   DECEMBER 31,  SEPTEMBER 30,
                                                       1997          1998
                                                   ------------- -------------
                                                                  (UNAUDITED)
PRO FORMA COMBINED NET INCOME PER SHARE (1)
Per First Security common share--basic and
 diluted..........................................  $1.15/$1.14   $0.94/$0.91
Equivalent per Van Kasper share--basic and
 diluted..........................................  $7.46/$7.40   $6.10/$5.90
PRO FORMA COMBINED BOOK VALUE PER SHARE (1)(2)
Per First Security share..........................  $      7.42   $      8.36
Equivalent per Van Kasper share...................  $     48.13   $     54.23

--------
(1) The unaudited equivalent Van Kasper pro forma share amounts are calculated by multiplying the First Security combined pro forma per share amounts by the Exchange Ratio.

(2) Historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock outstanding at the end of each period. Pro forma book value per share is computed by dividing pro forma shareholders' equity by the pro forma number of shares of common stock outstanding at the end of each period.

             FIRST SECURITY MARKET PRICE AND DIVIDENDS INFORMATION

  First Security common stock is quoted through the NASDAQ National Market under the symbol "FSCO." The following table sets forth the high and low sales price of First Security common stock. The cash dividends declared per share for the calendar periods are also indicated. The information presented below for First Security was obtained from the National Association of Securities Dealers, Inc. and reflects interdealer prices, without retail markup, markdown or commissions, and may not represent actual transactions. ALL FIRST SECURITY NUMBERS OF SHARES AND PER SHARE INFORMATION ARE ADJUSTED FOR A NUMBER OF FIRST SECURITY STOCK SPLITS TAKING PLACE IN THE PERIOD 1993-1998, THE MOST RECENT HAVING BEEN PAID ON FEBRUARY 24, 1998.

                                                  PRICE OF
                                                    FIRST
                                                  SECURITY      DIVIDENDS
                                                COMMON STOCK   DECLARED PER
                                                ------------- FIRST SECURITY
                                                 HIGH   LOW    COMMON SHARE
                                                ------ ------ --------------
      1998
        Fourth Quarter......................... $23.44 $15.62     $0.13
        Third Quarter..........................  23.94  15.50      0.13
        Second Quarter.........................  24.75  21.00      0.13
        First Quarter..........................  26.17  21.83      0.13
      1997
        Fourth Quarter......................... $27.92 $19.08     $0.11
        Third Quarter..........................  21.33  17.58      0.11
        Second Quarter.........................  19.00  14.45      0.11
        First Quarter..........................  16.56  14.22      0.10
      1996
        Fourth Quarter......................... $15.17 $12.50     $0.10
        Third Quarter..........................  12.50  10.57      0.09
        Second Quarter.........................  12.28  10.17      0.09
        First Quarter..........................  12.33  10.30      0.09
      1995
        Fourth Quarter......................... $11.26 $ 9.04     $0.08
        Third Quarter..........................   9.85   8.15      0.08
        Second Quarter.........................   8.48   6.81      0.08
        First Quarter..........................   7.60   6.52      0.08
      1994
        Fourth Quarter......................... $ 8.44 $ 6.37     $0.08
        Third Quarter..........................   9.48   8.22      0.08
        Second Quarter.........................   9.19   8.08      0.08
        First Quarter..........................   8.59   7.63      0.08

  The closing price of First Security common stock as reported on the NASDAQ National Market on September 21, 1998, the last trading day prior to the public announcement of the merger agreement was $18.88 per share. On January 5, 1999, the last practicable date prior to mailing this Prospectus/Information Statement, the closing price for First Security common stock was $23.50 per share.

  First Security has paid cash dividends on its common and preferred stock without reduction in amount for over 60 consecutive years. Since 1983, these dividends have been paid quarterly.

  Future dividends on First Security common stock will be determined by First Security's Board of Directors in light of circumstances existing at the time, including the earnings and financial condition of First Security, and there is no assurance that dividends will continue to be paid at current levels. No material restrictions have been imposed on First Security's ability to pay dividends from its earned surplus by bank regulations or applicable law.

  Payment of dividends on the First Security common stock is also subject to the prior rights of First Security's outstanding preferred stock.

  Van Kasper shareholders are advised to obtain current market quotations for First Security common stock. No assurances can be given concerning the market price of the First Security common stock before or after the date on which the Merger is consummated. The market price of First Security common stock will fluctuate between the date of this Prospectus/Information Statement and the Closing Date and thereafter. Because the Exchange Ratio is subject to the adjustment mechanisms described earlier in this Prospectus/Information Statement, and because the market price of First Security common stock is subject to fluctuation, the value of the shares of First Security common stock that Van Kasper shareholders will receive under the merger agreement may increase or decrease prior to and following the Closing.

                THE VAN KASPER SOLICITATION OF WRITTEN CONSENTS

PURPOSE

  The purpose of the solicitation of the Van Kasper written consents is to approve the Merger and consequently to approve and adopt the Merger Agreement.

  In accordance with Van Kasper's articles of incorporation and California law, the Merger may be approved and adopted without a meeting of Van Kasper shareholders by written consent of at least a majority of the shares of Van Kasper common stock and preferred stock, voting as separate classes. If a majority of the Van Kasper common stock and preferred stock, voting as separate classes, consent to the Merger, no further action will be required by Van Kasper shareholders to approve the Merger.

  THE VAN KASPER BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, VAN KASPER AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT THE VAN KASPER SHAREHOLDERS VOTE "FOR" THE MERGER BY EXECUTING AND RETURNING VAN KASPER WRITTEN CONSENTS.

RECORD DATE; CONSENT RIGHTS

  The Record Date for determining shareholders entitled to give or withhold consent to the Merger shall be the date on which the first written consent is given, which is anticipated to be on or about February 12, 1999. As of January 5, 1999, the last practicable date prior to mailing this Prospectus/Information Statement, directors and executive officers of Van Kasper and their affiliates were beneficial owners of an aggregate of 407,370 shares of Van Kasper preferred stock and 3,600 shares of Van Kasper common stock (exclusive of any shares issuable upon the exercise of stock options or warrants remaining unexercised as of such date), or approximately 58% of the 709,493 total combined shares of Van Kasper common stock and preferred stock that were issued and outstanding as of that date. Certain Van Kasper shareholders, holding in the aggregate approximately 35% of the shares of preferred stock and 100% of the shares of common stock outstanding as of January 5, 1999, the last practicable date before the mailing of this Prospectus/Information Statement, have each entered into a Voting Agreement with First Security pursuant to which such shareholders have agreed to vote all of their shares of preferred stock and/or common stock, as the case may be, for approval of the Merger. See "The Van Kasper Solicitation of Written Consents--Required Consents" and "Voting Agreements--Van Kasper Shareholders."

  Only holders of shares of Van Kasper common stock or preferred stock at the close of business on the date the first written consent is given, which is anticipated to be on or about February 12, 1999, are entitled to submit written consents. As of January 5, 1999, the last practicable date prior to mailing this Prospectus/ Information Statement, there were approximately 86 holders of record of Van Kasper Shares. There were also 705,893 shares of Van Kasper Preferred Stock issued and outstanding, each of which is entitled to one vote on the Merger, and 3,600 shares of Van Kasper Common Stock issued and outstanding, each of which is entitled to three votes on the Merger.

  A written consent may be revoked, by delivery of written notice to the Secretary of Van Kasper, at any time prior to the time duly executed Van Kasper Written Consents have been returned (and not revoked) by the holders of a majority of the respective outstanding Van Kasper common stock and preferred stock.

SOLICITATION OF VAN KASPER WRITTEN CONSENTS

  Van Kasper written consents are being solicited by and on behalf of the Van Kasper Board of Directors. Van Kasper will bear all expenses in connection with such solicitation. In addition to solicitation by use of the mails, Van Kasper written consents may be solicited by directors, officers and employees of Van Kasper in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with, such solicitation.

REQUIRED CONSENTS

  Approval of the Merger requires the approval of the holders on the Record Date, of each of (i) a majority of the outstanding shares of Van Kasper common stock, voting as a separate class, and (ii) a majority of the shares of Van Kasper preferred stock, voting together as a separate class.

  As of December 15, 1998, directors and executive officers of Van Kasper and their affiliates were beneficial owners of an aggregate of (i) 280,374 shares of Van Kasper Preferred Stock (exclusive of any shares issuable upon the exercise of stock options or warrants remaining unexercised as of such date), or approximately 58% of the 476,957 shares of Van Kasper Preferred Stock that were issued and outstanding as of such date, and (ii) 3,600 shares of Van Kasper Common Stock 100% of such shares that were authorized, issued and outstanding as of such date.

  Certain shareholders of Van Kasper (including directors and executive officers of Van Kasper), holding in the aggregate approximately 206,438 shares or 35% of the Van Kasper preferred stock and all of the Van Kasper common stock outstanding as of January 5, 1999, the last practicable date prior to mailing this Prospectus/Information Statement, have each entered into a voting agreement with First Security pursuant to which each has agreed to vote all shares of Van Kasper common or preferred stock owned by such shareholder for approval of the Merger. Execution of the Voting Agreements was required to induce First Security to enter into the Merger Agreement. See "Voting Agreements--Van Kasper Shareholders."

  VAN KASPER SHAREHOLDERS SHOULD READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROSPECTUS/INFORMATION STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED VAN KASPER WRITTEN CONSENT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN THE VAN KASPER WRITTEN CONSENT WILL HAVE THE PRACTICAL EFFECT OF VOTING AGAINST THE MERGER.

                                   THE MERGER

GENERAL

  Subject to the terms and conditions of the Merger Agreement, at the Effective Time, VK Acq will merge with and into Van Kasper and Van Kasper will be the surviving entity. As a result of the Merger, Van Kasper will become a wholly owned subsidiary of First Security. Van Kasper will then be called "First Security-Van Kasper, Inc.," and will have its own board of directors and officers. As a wholly owned subsidiary of First Security, the new Van Kasper subsidiary will be controlled by First Security. First Security and Van Kasper have reached an agreement on procedures for the management of the Van Kasper business unit within First Security to help preserve Van Kasper's management-style and culture following the Merger.

  First Security's ultimate plan is to merge its current Section 20 broker-dealer subsidiary, FSCMI, with and into Van Kasper. The current business of Van Kasper would be operated as a division of the combined Van Kasper/FSCMI company, which will be called "First Security Van Kasper, Inc." The merger of FSCMI with and into Van Kasper will occur several months after the Merger to assure smooth integration of operations, to obtain NASD approval, and to allow time to obtain more favorable treatment under the "gross revenue" test applied by the Federal Reserve Board to section 20 broker-dealer subsidiaries of bank holding companies. See "--Regulatory Approvals." This combination of Van Kasper and FSCMI will not occur until several months following the Merger, and is not expected to have any direct effect on the Merger, the Van Kasper shareholders or the Merger Consideration.

BACKGROUND OF THE MERGER

  Over the course of the last few years, the securities industry has undergone significant consolidation. During the months of April and May 1998, Van Kasper received unsolicited inquiries from several regional commercial banks and a brokerage firm as to Van Kasper's willingness to engage in exploratory discussions regarding a possible acquisition of Van Kasper. In response to these inquiries, on May 22, 1998, Van Kasper retained Berkshire Capital Corporation ("Berkshire Capital") and South Beach Capital Markets Advisory Corporation to act as financial advisors to assist Van Kasper in its consideration of a possible business combination with a third party. Pursuant to this engagement, Berkshire Capital contacted one savings and loan association and a number of national or regional commercial banks, including First Security as well as the commercial banks that had previously contacted Van Kasper. Most of these parties expressed an interest in engaging in exploratory discussions regarding a possible acquisition of Van Kasper. Additionally, Berkshire Capital contacted several brokerage firms, including the firm that had previously contacted Van Kasper, some of which expressed an interest in entering into preliminary discussions regarding a possible acquisition of Van Kasper.

  Between late May and mid-June of 1998, Van Kasper executed confidentiality agreements with many of the aforementioned parties. Thereafter, from mid-June to early July, Berkshire Capital, on behalf of Van Kasper, distributed copies of a confidential memorandum describing, in part, the business operations and financial performance of Van Kasper as of that date. Subsequently, several of these parties or Van Kasper declined to pursue further discussions at that time.

  During late May and mid-to-late July, a representative of Berkshire Capital and representatives of Van Kasper, comprised of Mr. F. Van Kasper, Mr. Stephen Adams and Mr. Bruce Emmeluth, who are members of the Van Kasper board of directors (the "Board Representatives"), together with other members of Van Kasper senior management, held exploratory discussions with representatives of the remaining parties regarding a possible acquisition of Van Kasper. Additionally, a representative of Berkshire Capital held various telephone conversations with various representatives of these parties throughout July and early August.

  As a result of the foregoing discussions, Berkshire Capital, on behalf of Van Kasper, requested in late July that three of these parties, including First Security, submit non-binding proposals outlining the terms and conditions of an acquisition of Van Kasper. Two of these parties, including First Security, submitted proposals to Berkshire Capital in early August. Discussions with the remaining parties were terminated or suspended at that time.

  Between August 4 and August 10, 1998, a representative of Berkshire Capital held discussions with the Board Representatives and Van Kasper senior management to review the general terms of the proposals submitted by the two bidders, including but not limited to, the valuation of Van Kasper, the timing of a possible transaction, matters related to the management of Van Kasper within the proposed acquirer's organization, key employee retention issues and other related matters. Following consideration of the proposals from these two parties, the Board Representatives on August 10, 1998 elected to proceed with discussions with First Security and to begin due diligence review.

  On August 12, 1998, Van Kasper retained Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps"), which shortly thereafter began conducting a preliminary legal due diligence review of First Security. From August 12 through 14, 1998 and September 3 through 4, 1998, Van Kasper and First Security, together with its financial advisor, J.P. Morgan & Co. Incorporated, held due diligence sessions in San Francisco.

  During the period August 17 to September 17, 1998, Skadden, Arps distributed an initial draft of a merger agreement (the "Original Merger Agreement") to Ray, Quinney & Nebeker ("Ray, Quinney"), counsel to First Security, and the parties discussed various issues raised by the draft Original Merger Agreement and other draft definitive agreements.

  On September 18, 1998, the Van Kasper board of directors held a special meeting to discuss the status of discussions between First Security and Van Kasper. At that meeting, Skadden, Arps advised the directors on the terms of the definitive agreements. Berkshire Capital then made a financial presentation in respect of the proposed Merger and rendered to the Van Kasper board of directors its oral opinion (which was subsequently confirmed in writing by delivery of a written opinion dated September 22, 1998) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Merger Consideration to be received by Van Kasper shareholders was fair, from a financial point of view, to such shareholders. See "--Opinion of Van Kasper's Financial Advisor." The Van Kasper board of directors also authorized the Board Representatives to continue negotiation of the terms of the offer from First Security within specified parameters and proceed with the negotiation of the Original Merger Agreement.

  Between September 18 and 20, 1998, representatives of First Security and Board Representatives, as well as their respective counsels and financial advisors, negotiated the terms of the Original Merger Agreement. During this time, representatives of First Security also negotiated the terms of the Voting Agreements with certain Van Kasper shareholders.

  On September 21, 1998, the Van Kasper board of directors held a special meeting to review the final terms and conditions of the proposed transaction with First Security. At that meeting, Skadden, Arps advised the Van Kasper board of directors on, among other things, the final terms of the definitive agreements and the responsibilities of the Van Kasper board of directors. After discussion, the Van Kasper board of directors unanimously approved the terms of the Original Merger Agreement and directed appropriate officers of Van Kasper to finalize and execute the Original Merger Agreement.

  On September 22, 1998, the First Security board of directors reviewed and approved the final terms and conditions of the transaction. The First Security board of directors then authorized certain officers of First Security to finalize and execute the Original Merger Agreement.

  The definitive Original Merger Agreement was executed on behalf of First Security, FSCMI and Van Kasper after the close of the stock market on September 22, 1998 along with the Voting Agreements, and was publicly announced before the commencement of the business day on September 23, 1998.

  Over the course of the following several weeks, the parties together with their respective legal counsel, after gathering additional information regarding the operations of Van Kasper and FSCMI, determined to postpone the combination of Van Kasper and FSCMI until several months after the anticipated closing date of the Merger. The parties determined to take this action to allow time to obtain more favorable treatment under the "gross revenue" test applied by the Federal Reserve Board to "Section 20" broker-dealer subsidiaries of bank holding companies. (See "THE MERGER--Regulatory Approval). The parties held discussions between November 23, 1998 and December 9, 1998 regarding a change in the structure of the transaction in which a newly-formed subsidiary of First Security, VK Acq, would merge with and into Van Kasper, instead of the merger of Van Kasper with and into FSCMI as reflected in the Original Merger Agreement.

  On December 9, 1998, Skadden, Arps distributed a revised draft of the Merger Agreement to Ray, Quinney and from that date through December 15, 1998, the parties discussed various issues raised by the draft document. On December 16, 1998, the parties reviewed the final terms of the Merger Agreement and executed the Merger Agreement shortly thereafter.

REASONS FOR THE MERGER; RECOMMENDATION OF VAN KASPER'S BOARD OF DIRECTORS

  The Board of Directors of Van Kasper (the "Van Kasper Board") believes that by joining First Security, and later combining Van Kasper with FSCMI, the Merger will create an organization well positioned to serve their respective clients. The Merger will combine Van Kasper's traditional investment banking, equity underwriting, retail sale, investment advisory and investment management services businesses with First Security's financial services strengths and strong national corporate capital capabilities, thereby enabling the post-Merger First Security to offer a wider array of services to its existing customers and at the same time expand its customer base in the national market. All of these effects are also likely to be reflected in the price of First Security common stock to be held by Van Kasper shareholders.

  In reaching its determination, the Van Kasper Board considered a number of factors. A potential merger with First Security was considered to be complementary with Van Kasper's long-term objectives and to provide an opportunity to attain the following potential strategic benefits:

  . The Board's belief that the terms of the Merger Agreement are attractive in that the Merger Agreement allows the Van Kasper shareholders to become shareholders in First Security, an institution whose stock is traded on the NASDAQ Stock Market.

  . The consideration to be received by the Van Kasper shareholders in the Merger and the Board's view of the likelihood that the Merger would deliver value to the Van Kasper shareholders exceeding the value that could be expected in connection with continued independence.

  . The increasing consolidation in the securities industry and the possibility that the consolidation and the entrance into the industry of bank holding companies might affect the competitive position of Van Kasper in the future.

  In the course of its deliberations, the Van Kasper Board reviewed with Van Kasper's management a number of other factors relevant to the Merger. In particular, the Van Kasper Board considered, among other things:

  . The Board's familiarity with and review of First Security's business, operations, earnings and financial condition and future capital requirements.

  . The presentation by Berkshire Capital delivered to the Van Kasper Board on September 18, 1998, including without limitation, a comparison of the proposed terms of the Merger to premiums paid in certain recent retail brokerage transactions and the price performance of recent acquirers of securities firms, and Berkshire Capital's opinion that, as of September 18, 1998, the Merger Consideration is fair from a financial point of view to the Van Kasper shareholders.

  . An analysis of the risks of the Exchange Ratio.

  . The historical performance of First Security and First Security's financial performance relative to Van Kasper's financial performance.

  . The terms and conditions of the Merger Agreement, including the amount and form of the consideration, the parties' representations, warranties, covenants and agreements, the conditions to the respective obligations set forth in the Merger Agreement.

  The Van Kasper Board also considered certain risks potentially arising in connection with the Merger, including:

  . The risk that the Merger will not be consummated in accordance with the terms and the conditions of the Merger Agreement.

  . The loss of Van Kasper's independence.

  . The risk that benefits sought to be achieved by the Merger would not be achieved.

  The foregoing discussion of information and factors considered by the Van Kasper Board is not intended to be exhaustive, although it is intended to include the material factors considered. In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the Van Kasper Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered and individual members of the Van Kasper Board may have given different weight to different factors.

  The Board of Directors of Van Kasper has unanimously approved the Merger Agreement, believes that the terms of the Merger Agreement are fair to, and in the best interests of, Van Kasper and its shareholders, and unanimously recommends that holders of Van Kasper shares vote "for" approval of the merger by executing and returning Van Kasper written consents.

OPINION OF VAN KASPER'S FINANCIAL ADVISOR

  Van Kasper retained Berkshire Capital to act as one of its financial advisors in connection with the Merger and to render an opinion to the Van Kasper Board as to the fairness of the Merger Consideration to the Van Kasper Shareholders, from a financial point of view. Berkshire Capital is a nationally recognized investment banking firm regularly engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions, and valuations for estate, corporate and other purposes. The Van Kasper Board selected Berkshire Capital to serve as its financial advisor in connection with the Merger on the basis of such expertise of the firm.

  A representative of Berkshire Capital attended the meetings of the Van Kasper Board held on September 18, 1998, at which the Van Kasper Board reviewed and considered the terms of the Merger, and September 21, 1998, at which the Van Kasper Board approved the Merger Agreement. At the September 18, 1998 meeting, Berkshire Capital delivered a detailed presentation based on Berkshire Capital's analysis of the proposed transaction as described in materials distributed to the Van Kasper Board at the meeting. Berkshire Capital rendered its oral opinion to the Van Kasper Board that, as of such date, the Merger Consideration was fair from a financial point of view to Van Kasper Shareholders. Berkshire Capital reaffirmed its oral opinion on September 21, 1998 and subsequently delivered to the Van Kasper Board a written opinion dated as of September 22, 1998 confirming its oral opinion. The Van Kasper Board imposed no limitations on the scope of Berkshire Capital's investigations or the procedures followed by Berkshire Capital in rendering its opinion.

  The full text of Berkshire Capital's written opinion, which sets forth certain assumptions made, matters considered and limitations on review undertaken, is attached as Appendix C to this Prospectus/Information Statement, is incorporated herein by reference and should be read in its entirety in connection with this Prospectus/Information Statement. The summary of the opinion of Berkshire Capital set forth in this Prospectus/Information Statement is qualified in its entirety by reference to the opinion. Berkshire Capital's opinion is directed only to the fairness of the Merger Consideration, from a financial point of view, to the Van Kasper shareholders, and was provided to the Van Kasper Board to assist it in connection with its consideration of the Merger. Berkshire Capital's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Van Kasper and does not constitute a recommendation to any Van Kasper shareholder as to how such shareholder should vote regarding adoption of the Merger Agreement.

  In arriving at its opinion, Berkshire Capital, among other things: (i) reviewed certain audited financial statements, internal financial statements and other financial and operating data concerning Van Kasper prepared by senior management of Van Kasper; (ii) reviewed certain publicly available financial statements and other information of First Security; (iii) reviewed certain other financial and operating data concerning First Security prepared by senior management of First Security; (iv) analyzed certain financial projections prepared by senior management of Van Kasper; (v) discussed the past and current operations and financial condition and the prospects of Van Kasper and First Security with members of senior management of the respective companies; (vi) compared certain financial information for Van Kasper and First Security with similar information for certain other companies the securities of which are publicly traded; (vii) reviewed the reported prices and trading activity of the First Security Common Stock; (viii) compared the reported prices and trading activity of the First Security Common Stock with similar information for the publicly traded securities of certain other companies; (ix) discussed the results of regulatory examinations of Van Kasper and First Security with members of senior management of the respective companies; (x) reviewed forecasts of the amount and timing of synergies expected to result from the Merger furnished to Berkshire Capital by senior management of Van Kasper and First Security; (xi) discussed with members of senior management of Van Kasper and First Security the strategic objectives of the Merger and their estimates of the synergies and other benefits of the Merger for the combined company;
(xii) analyzed the pro forma impact of the Merger on the earnings per share, book value per share and tangible book value per share of First Security;
(xiii) reviewed the financial terms, to the extent publicly available, of certain other mergers and acquisitions of securities firms which Berkshire Capital deemed to be relevant; (xiv) participated in discussions among representatives of Van Kasper and First Security (and certain other parties) and their financial and legal advisors; (xv) reviewed the Merger Agreement and certain related documents; and (xvi) performed such other analyses and considered such other information as Berkshire Capital deemed appropriate.

  In connection with its review, Berkshire Capital assumed and relied upon without independent verification the accuracy and completeness of all of the information for the purposes of the opinion. In that regard, Berkshire Capital assumed that the information relating to the prospects of Van Kasper and First Security, including the financial projections of Van Kasper and the estimated synergies and other benefits expected to result from the Merger, were reasonably prepared on a basis reflecting the best currently available judgments and estimates of senior management of Van Kasper and First Security and that such financial projections, synergies and benefits will be realized in the amounts and at the times contemplated thereby. Berkshire Capital did not examine any individual loan credit files of First Security and assumed, without independent verification, that the reserve for loan losses for First Security is in the aggregate adequate to cover all such losses. Berkshire Capital did not make, nor was it furnished with, any independent valuation or appraisal of the assets or liabilities of Van Kasper or First Security and Berkshire Capital did not conduct a physical inspection of the properties or facilities of Van Kasper or First Security. Berkshire Capital assumed that the Merger would be consummated substantially in accordance with the terms of the Merger Agreement and would be accounted for as a purchase accounting transaction under generally accepted accounting practices.

  The following is a summary of the material analyses performed by Berkshire Capital in connection with its presentation and opinion to the Van Kasper Board on September 18, 1998. The following summary does not purport to be a complete description of the analyses underlying the opinion of Berkshire Capital.

  Analysis of Comparable Acquisitions. Berkshire Capital reviewed certain financial data related to selected acquisitions of brokerage firms conducting a significant retail brokerage business (the "Selected Retail Transactions") that, in Berkshire Capital's judgment, were deemed comparable for purposes of this analysis. The Selected Retail Transactions included the following nine transactions announced in 1997 and 1998 (acquiree/acquiror): Hilliard-Lyons, Inc./PNC Bank Corp.; Scott & Stringfellow Financial, Inc./BB&T Corporation; McDonald & Company Investments, Inc./KeyCorp; The Ohio Company/Fifth Third Bancorp; Wheat First Butcher Singer, Inc./First Union Corporation; Piper Jaffray Companies Inc./U.S. Bancorp; Roney & Co., L.L.C./First Chicago NBD Corporation; Oppenheimer Holdings, Inc./Canadian Imperial Bank; and Alex. Brown Incorporated/Bankers Trust New York Corporation. For reference purposes, Berkshire Capital also reviewed similar data related to selected acquisitions of brokerage firms conducting a significant institutional brokerage business (the "Selected Institutional Transactions"). The Selected Institutional Transactions included the following nine transactions announced in 1997 and 1998 (acquiree/acquiror):
Robertson, Stephens & Company L.L.C./BankBoston Corporation; Bowles Hollowell Conner & Co./First Union Corporation; Cowen & Company/Societe Generale S.A.; Wessels, Arnold & Henderson, L.L.C./Dain Rauscher Corporation; Equitable Securities Corporation/SunTrust Banks, Inc.; Furman Selz L.L.C./ING Groep N.V.; Montgomery Securities/NationsBank Corporation; Robertson, Stephens & Company L.L.C./BankAmerica Corporation; and Dillon, Read & Co. Inc./Swiss Bank Corporation.

  Berkshire Capital compared the multiples of latest twelve months ("LTM") revenues, LTM earnings, forward earnings and book value implied by the consideration to be received by holders of Van Kasper Shares in the Merger with corresponding multiples indicated for the Selected Retail Transactions and the Selected Institutional Transactions. Berkshire Capital also compared certain financial data for Van Kasper and the acquired firms analyzed. For the purposes of Van Kasper's LTM earnings in the analyses described herein, Berkshire Capital used senior management's estimate of net income for the fiscal year ended June 30, 1998, as adjusted to reflect the estimated pro forma impact of renegotiation of Van Kasper's clearing contract, renegotiation of rebates paid on money market fund balances and implementation of certain changes to the retail payout grid, all of which were expected by senior management to be concluded in fiscal 1999. Berkshire Capital also adjusted LTM earnings for certain non-recurring items, including the gain on sale of a seat on the Pacific Stock Exchange, certain severance and excess compensation expenses, and a settlement loss.

  The indicated price to LTM revenues multiple in the Merger was 1.97x, compared to a median of 1.24x for the Selected Retail Transactions and 1.14x for the Selected Institutional Transactions. The indicated price to LTM earnings multiple in the Merger was 37.7x, compared to a median of 16.8x for the Selected Retail Transactions and 17.8x for the Selected Institutional Transactions. The indicated price to forward earnings multiple in the Merger was 20.3x, compared to a median of 17.4x for the Selected Retail Transactions and 15.1x for the Selected Institutional Transactions. The indicated price to book value multiple in the Merger was 9.75x, compared to a median of 2.73x for the Selected Retail Transactions and 4.10x for the Selected Institutional Transactions. The estimated present value of employee retention payments as a percentage of aggregate transaction value in the Merger was 10.0%, compared to a median of 9.8% for the Selected Retail Transactions and 10.5% for the Selected Institutional Transactions. Van Kasper's projected ratio of pre-tax income to total revenues for fiscal 1999 was 13.2%, compared to a median ratio of LTM pre-tax income to total revenues of 9.8% for the Selected Retail Transactions and 13.8% for the Selected Institutional Transactions. Van Kasper's ratio of LTM total revenues to equity was 5.0x, compared to a median of 2.3x for the Selected Retail Transactions and 3.4x for the Selected Institutional Transactions.

  For the Selected Retail Transactions, the price to LTM revenues multiple ranged from 0.45x to 1.96x; the price to LTM earnings multiple ranged from 7.9x to 22.7x; the price to forward earnings multiple ranged from 14.8x to 21.6x; the price to book value multiple ranged from 1.02x to 4.28x; the percentage of estimated present value of employee retention payments to aggregate transaction value ranged from 7.4% to 28.0%; the ratio of LTM pre-tax income to total revenues ranged from 8.0% to 23.1%; and the ratio of LTM total revenues to equity ranged from 1.6x to 3.5x. For the Selected Institutional Transactions, the price to LTM revenues multiple ranged from 1.10x to 3.17x; the price to LTM earnings multiple ranged from 15.4x to 30.6x; the price to forward earnings multiple ranged from 10.6x to 20.5x; the price to book value multiple ranged from 2.91x to 12.00x; the percentage of estimated present value of employee retention payments to aggregate transaction value ranged from 4.3% to 44.8%; the ratio of LTM pre-tax income to total revenues ranged from 8.0% to 30.0%; and the ratio of LTM total revenues to equity ranged from 1.8x to 8.0x. Certain of the acquired companies analyzed were not public companies. As such, selected transactions could not be used to calculate each of the separate valuation multiples in instances where certain data was not publicly available.

  Pro Forma Merger Analysis. Berkshire Capital analyzed certain potential pro forma effects of the Merger in calendar years 1999 and 2000, assuming that certain cost savings and revenue enhancements anticipated by the management of Van Kasper and First Security to result from the Merger are achieved. Berkshire Capital prepared this analysis assuming, in the first case, that no shares of First Security Common Stock issued to holders of Van Kasper Shares would be repurchased in the open market, and in the second case, that shares equal to the number of shares issued to holders of Van Kasper Shares would be repurchased. Earnings per share estimates for First Security were based on mean estimates published by I/B/E/S, a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors. This analysis indicated that (i) if no shares are repurchased, the Merger would be dilutive to First Security's estimated earnings per share by 1.3% in 1999 and accretive to First Security's estimated earnings per share by 0.4% in 2000, and (ii) if all such shares are repurchased, the Merger would be dilutive to First Security's estimated earnings per share by 0.4% in 1999 and accretive to First Security's estimated earnings per share by 1.4% in 2000. Berkshire Capital also estimated the pro forma effects on the stated book value per share and tangible book value per share of First Security as of June 30, 1998. If no shares are repurchased, the Merger would be accretive to stated book value per share by 2.4% and dilutive to tangible book value per share by 1.2%. If all such shares are repurchased, the Merger would be dilutive to stated book value per share by 0.1% and dilutive to tangible book value per share by 5.0%.

  Analysis of Revenue Test for Issuance of Deferred Consideration. Berkshire Capital reviewed the revenue targets set forth in the Merger Agreement which must be achieved by Van Kasper in order for the Holdback Shares to be issued, and compared such targets with senior management's projections of revenues for the four-year period ending with fiscal year 2002. Berkshire Capital also compared these revenue targets to senior management's projections of pro forma revenues, which included estimates of revenue enhancements expected to result from the Merger. Berkshire Capital noted that a differential of approximately six months exists between senior management's projections, which were prepared on a fiscal-year basis, and the anticipated anniversary dates of the closing of the Merger. This analysis indicated that (i) projected cumulative revenues for the three-year period ending with fiscal year 2001 amounted to 118% of the three-year revenue target; (ii) projected cumulative pro forma revenues for the three-year period amounted to 144% of the three-year revenue target; (iii) projected cumulative revenues for the four-year period ending with fiscal year 2002 amounted to 125% of the four-year revenue target; and (iv) projected cumulative pro forma revenues for the four-year period amounted to 156% of the four-year revenue target.

  Public Market Valuation. Berkshire Capital estimated the market value of Van Kasper as a publicly traded company by applying the median price to LTM earnings ratio, the median price to forward earnings ratio and the median price to book value ratio of a group of selected publicly traded securities firms (the "Public Peer Group") to Van Kasper's LTM earnings, forward earnings and book value, respectively, as adjusted in each case for the estimated pro forma impact of the capital raised in an initial public offering. The Public Peer Group included The Advest Group, Inc.; Dain Rauscher Corporation; EVEREN Capital Corporation; First Albany Companies Inc.; Freedom Securities Corporation; Interstate/Johnson Lane, Inc.; Morgan Keegan, Inc.; Ragen MacKenzie Group Incorporated and Stifel Financial Corp. Berkshire Capital compared selected financial and market statistics and ratios using financial data for the latest twelve months ended June 30, 1998 (or the end of the most recent quarterly period available as of September 16, 1998) for Van Kasper and the Public Peer Group and market data as of September 16, 1998 for the Public Peer Group. Earnings per share estimates for the companies comprising the Public Peer Group were based on mean fiscal-year estimates as of September 16, 1998 published by I/B/E/S.

  This analysis showed that the Public Peer Group had: (i) a median ratio of price to LTM earnings of 11.0x; (ii) a median ratio of price to forward earnings of 10.4x; (iii) a median ratio of price to book value of 1.44x; (iv) a median three-year revenue growth rate of 12.3%, compared to 36.5% for Van Kasper; (v) a median ratio of pre-tax earnings to total revenues of 10.5%, compared to LTM and projected fiscal year 1999 ratios of pre-tax earnings to total revenues of 9.1% and 13.2%, respectively, for Van Kasper; (vi) a median ratio of commissions to total revenues of 37.7%, compared to 73.2% for Van Kasper; (vii) a median ratio of principal transactions to total revenues of 23.3%, compared to 2.7% for Van Kasper; (viii) a median ratio of investment banking revenue to total revenues of 14.2%, compared to 14.6% for Van Kasper;
(ix) a median ratio of compensation expense to total revenues of 57.1%, compared to 66.3% for Van Kasper; and (x) a median ratio of total revenues to average equity of 2.9x, compared to 5.0x for Van Kasper.

  In preparing the public market valuation, Berkshire Capital assumed that (i) the underwriting discount in an initial public offering of Van Kasper common stock would be 7.00%; (ii) other offering expenses would amount to 2.00% of gross proceeds; (iii) all shares offered to the public would be newly issued shares; and (iv) the net proceeds would generate an after-tax return of 6.00%. Berkshire Capital prepared the public market valuation assuming that the initial public offering would generate gross proceeds ranging between $15.0 million and $25.0 million. In deriving the indicated public market valuation, Berkshire Capital applied weightings of 60%, 20% and 20% to the Public Peer Group's median price to forward earnings ratio, price to LTM earnings ratio and price to book value ratio, respectively, reflecting Berkshire Capital's judgment as to the relative weights applied to these valuation factors by investors in common stocks of securities firms. Berkshire Capital also applied a discount ranging from 0% to 20% due to the likelihood of limited secondary market trading activity, research coverage and institutional ownership in the shares of a company with a public float within the range analyzed and a total valuation falling below the range of market values for the members of the Public Peer Group. This public market valuation indicated a reference range of $37.1 million to $53.6 million.

  Discounted Dividend Analysis. Berkshire Capital performed a discounted dividend analysis to determine a range of present values of Van Kasper assuming Van Kasper continued to operate as a stand-alone entity. This range was determined by adding (i) the present value of the future stream of dividends that Van Kasper could produce over the five-year period from fiscal year 1999 to fiscal year 2003 and (ii) the present value of the "terminal value" of Van Kasper at the end of fiscal year 2003, assuming Van Kasper performed in accordance with financial forecasts prepared by senior management. The terminal value at the end of the five-year period was determined by applying a composite price to LTM earnings multiple, with a 75% weighting, and a composite price to book value multiple, with a 25% weighting, to Van Kasper's projected fiscal year 2003 net income and June 30, 2003 stockholders' equity, respectively. These composite multiples were based on the average of the corresponding multiples for the Public Peer Group and the Selected Retail Transactions. The dividend stream and terminal value were discounted to present values using discount rates ranging from 13.0% to 18.0%, which Berkshire Capital viewed as the appropriate range of discount rates for a company with Van Kasper's risk characteristics. This analysis indicated a reference range of $62.5 million to $77.5 million.

  Berkshire Capital also performed a range of sensitivity analyses utilizing various alternative terminal value multiples and probability-weighted earnings scenarios. Berkshire Capital applied the composite terminal multiples described above and price to LTM earnings multiples of 10.0x, 12.0x and 14.0x to four earnings scenarios, including (i) senior management's projections; (ii) a scenario assuming projected fiscal year 1999 earnings are achieved and earnings growth over the next four years mimics the composite earnings growth rate experienced by certain publicly traded securities firms over the years 1987 to 1991, resulting in a compound annual earnings growth rate of 11.1% between fiscal year 1999 and fiscal year 2003; (iii) a scenario assuming earnings growth of 15% from projected fiscal year 1999 results; and (iv) a scenario assuming earnings growth of 35% from projected fiscal year 1999 results. Berkshire Capital then constructed various probability scenarios with respect to each of the four earnings scenarios, ranging from (a) an 80.0% probability of achieving senior management's forecasts and a 6.7% likelihood of achieving each of the three alternative forecasts, to (b) a 25.0% probability of achieving each of the four earnings scenarios. This probability-weighted analysis indicated a reference range, using discount rates ranging from 13.0% to 18.0%, of $54.6 million to $74.9 million based on the composite terminal multiples; a reference range of $41.3 million to $56.4 million based on a 10.0x terminal earnings multiple; a reference range of $49.3 million to $67.3 million based on a 12.0x terminal earnings multiple; and a reference range of $57.3 million to $78.2 million based on a 14.0x terminal earnings multiple. Berkshire Capital noted that the discounted cash flow analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon numerous assumptions, including earnings growth rates, terminal values and discount rates.

  Comparison of Selected Publicly Traded Banking Companies. Berkshire Capital compared the financial and market performance of First Security based on various measures of earnings performance, expected earnings growth, operating efficiency, revenue composition, asset quality and capital adequacy and various measures of market performance, including price to LTM earnings multiples and historical stock price performance, to those of a group of selected publicly traded banks which Berkshire Capital deemed to be relevant. This group (the "Bank Peer Group") consisted of AmSouth Bancorporation; City National Corporation; Commerce Bancshares, Inc.; First Tennessee National Corporation; Huntington Bancshares Incorporated; Regions Financial Corporation; SouthTrust Corporation; UnionBanCal Corporation; Union Planters Corporation and Zions Bancorporation. Forward earnings per share estimates and estimated earnings growth rates for the companies comprising the Bank Peer Group were based on mean estimates as of September 16, 1998 published by I/B/E/S.

  Based on a review of such information for the Bank Peer Group, Berkshire Capital determined (in each case based on company data as of or for the twelve months ended March 31, 1998, and closing stock prices as of September 16, 1998) that: (i) with respect to the ratio of price to LTM earnings per share, the Bank Peer Group had a median of 17.3x compared to 14.8x for First Security;
(ii) with respect to the estimated growth in earnings per share between 1997 and 1998, the Bank Peer Group had a median of 14.2% compared to 12.8% for First Security; (iii) with respect to the estimated growth in earnings per share between 1998 and 1999, the Bank Peer Group had a median of 12.8% compared to 11.4% for First Security; (iv) with respect to the estimated five-year growth in earnings per share, the Bank Peer Group had a median of 11.3% compared to 11.3% for First Security; (v) with respect to the percentage change in stock price over the one-year period ending on September 16, 1998, the Bank Peer Group had a median of 1.9% compared to negative 3.9% for First Security; (vi) with respect to annualized stock price performance over the five-year period ending on August 28, 1998, the Bank Peer Group had a median of 23.6% compared to 20.6% for First Security; (vii) with respect to annualized stock price performance over the ten-year period ending on August 28, 1998, the Bank Peer Group had a median of 21.2% compared to 21.1% for First Security; (viii) with respect to return on average assets, the Bank Peer Group had a median of 1.35% compared to 1.35% for First Security; (ix) with respect to return on average equity, the Bank Peer Group had a median of 16.5% compared to 17.2% for First Security; (x) with respect to efficiency ratio, the Bank Peer Group had a median of 55.2% compared to 58.8% for First Security; (xi) with respect to the ratio of fee income to net revenues, the Bank Peer Group had a median of 27.8% compared to 38.3% for First Security; (xii) with respect to net interest margin, the Bank Peer Group had a median of 4.38% compared to 4.29% for First Security; (xiii) with respect to the ratio of nonperforming assets to total assets, the Bank Peer Group had a median of 0.47% compared to 0.21% for First Security; (xiv) with respect to the ratio of equity to assets, the Bank Peer Group had a median of 8.03% compared to 7.73% for First Security; and (xv) with respect to the ratio of tangible equity to assets, the Bank Peer Group had a median of 7.19% compared to 6.73% for First Security.

  Berkshire Capital's opinion is dated as of September 22, 1998, and is necessarily based on market, economic and other conditions as they existed and could be evaluated on, and on the information made available to it as of, the date of such opinion. Events occurring after that date could materially affect the assumptions and conclusions contained in Berkshire Capital's opinion. Berkshire Capital has not undertaken to reaffirm or revise its opinion or otherwise comment on any events occurring after that date.

  In connection with rendering its opinion, Berkshire Capital performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized above, Berkshire Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In addition, Berkshire Capital considered the results of all such analyses and did not assign relative weights to any of the analyses, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Berkshire Capital's view of the actual value of Van Kasper or First Security.

  In performing its analyses, Berkshire Capital made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Van Kasper, First Security or Berkshire Capital. The analyses performed by Berkshire Capital are not necessarily indicative of actual values or future results, all of which may be significantly more or less favorable than that suggested by such analyses. Such analyses were prepared solely as part of Berkshire Capital's analysis of the fairness of the Merger Consideration to the holders of Van Kasper Shares from a financial point of view and were provided to the Van Kasper Board in connection with the delivery of Berkshire Capital's opinion. With respect to the comparison of selected companies analyses and the analysis of comparable acquisitions summarized above, no company or transaction utilized as a comparison is identical to Van Kasper, First Security or the Merger. Accordingly, an analysis of comparable companies and comparable business combinations is not mathematical; rather it necessarily involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced transaction values, as the case may be, of the companies concerned. The analyses do not purport to be appraisals or reflect the prices at which any securities might trade or the prices at which a company might be sold at the present time or any time in the future. In addition, the opinion of Berkshire Capital was just one of the many factors taken into consideration by the Van Kasper Board in making its determination to approve the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendations of the Van Kasper Board with respect to the Merger, the Van Kasper shareholders should be aware that certain members of the management of Van Kasper have interests in the Merger that are in addition to the interests of Van Kasper shareholders generally. These interests include the following:

  Messrs. F. Van Kasper, Bruce E. Nollenberger, Bruce P. Emmeluth, D. Jonathan Merriman, Wayne A. Scott and John H. Chung (the "Management Executives") have entered into four-year employment agreements (the "Management Employment Agreements") with FSCMI and First Security which will become effective upon consummation of the Merger.

  Mr. Kasper will serve as Executive Vice President of FSCMI, President of the VK Division and Chairman of the Management Committee of the VK Division. Messrs. Nollenburger, Emmeluth, Merriman, Scott and Chung will each have the titles of Senior Managing Director of FSCMI and Executive Vice President of the VK Division, and will serve in the following capacities with VK Division.

      Mr. Nollenburger Managing Director of Private Brokerage
      Mr. Emmeluth     Managing Director of Corporate Finance
      Mr. Merriman     Managing Director of Equity Capital Markets
      Mr. Scott        Chief Financial Officer
      Mr. Chung        General Counsel

  The Management Employment Agreements provide for base salaries and minimum annual bonuses, as follows: Mr. Kasper, $300,000 and $150,000; Mr. Nollenburger, $200,000 and $125,000; Mr. Emmeluth, $200,000 and $125,000; Mr.
Merriman, $200,000 and $125,000; Mr. Scott, $200,000 and $75,000; and
Mr. Chung, $200,000 and $50,000 respectively. In addition, the Management Executives will be eligible to receive an annual performance bonus payable from a performance bonus pool in the aggregate amount of not less than $679,000, which will be divided among the Management Executives as determined by the Chairman of the Management Committee of the VK Division (initially, Mr. Kasper) in accordance with the performance incentive compensation plans, policies and practices established by the Management Committee of the VK Division.

  In the event the Management Executives' employment is terminated by FSCMI without "cause" or by the Management Executives by reason of a material breach of the Management Employment Agreements or other

"good reason" (each as defined in the Management Employment Agreements), the Management Executives will be entitled to receive (i) a lump sum amount equal to the present value of the remaining base salary due through the end of the four-year employment term (with a minimum of one year) and (ii) a pro rata annual bonus for the year in which such termination occurs. The Management Employment Agreements also contain certain non-competition provisions.

  Outstanding options and warrants that have not previously vested will accelerate and become exercisable effective immediately prior to the closing of the Merger. Of the currently outstanding options and warrants to purchase 113,440 shares of Van Kasper Preferred Stock held by all persons, officers and directors of Van Kasper currently hold options and warrants to purchase 29,600 of such shares. All such options will be exercised pursuant to the cashless exercise procedure described in "--Van Kasper Options." Options held by Van Kasper's executive officers and directors that are subject to acceleration are as follows:

                                              NUMBER OF SHARES     RANGE OF
                                                 SUBJECT TO     EXERCISE PRICES
            NAME                             NON-VESTED OPTIONS    ($/SHARE)
            ----                             ------------------ ---------------
     Bruce Nollenburger.....................        5,600        $15.54-19.51
     Bruce Emmeluth.........................        5,000        $16.34-18.96
     D. Jonathan Merriman...................       19,000        $20.00

  Indemnification and Insurance. Pursuant to the Merger Agreement, First Security will maintain for a period of three years after the Effective Time, with respect to claims arising from facts or events which occurred before the Effective Time, officers' and directors' liability insurance covering the directors and officers of Van Kasper who were covered (in their capacities as officers and directors of Van Kasper) as of the date of the Merger Agreement by Van Kasper's existing officers' and directors' liability insurance policies, on terms substantially no less advantageous to such officers and directors than such existing insurance, subject to certain limitations.

                              THE MERGER AGREEMENT

  The following is a summary of certain provisions of the Merger Agreement, a copy of which is attached hereto as Appendix A and incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Merger Agreement. Capitalized terms used in this summary but not otherwise defined in this summary have the respective meanings ascribed to such terms in the Merger Agreement.

THE MERGER

  Subject to the terms and conditions of the Merger Agreement, at the Effective Time, VK Acq will merge with and into Van Kasper and Van Kasper will be the surviving entity. As a result of the Merger, Van Kasper will become a wholly owned subsidiary of First Security. Van Kasper will then be called "First Security Van Kasper, Inc.," and will have its own board of directors and officers. As a wholly owned subsidiary of First Security, the new Van Kasper subsidiary will be controlled by First Security. First Security and Van Kasper have reached an agreement on procedures for the management of the Van Kasper business unit within First Security to help preserve Van Kasper's management-style and culture following the Merger.

THE EFFECTIVE TIME

  Promptly after all conditions to the Merger Agreement have been satisfied or waived, the articles of merger pertaining to the Merger or such other documents as may be appropriate or necessary to effect the Merger, will be executed and filed in accordance with the URBCA and the CGCL, as the case may be, and the Merger will become effective at the Effective Time.

MANAGEMENT OF VAN KASPER FOLLOWING THE MERGER

  The Merger Agreement and its ancillary agreements set forth matters related to the management of Van Kasper following the Merger, including responsibility, authority and reporting lines for the Van Kasper business unit from and after the Effective Time. (See "THE MERGER--Interests of Certain Persons in the Merger.")

CONVERSION OF SHARES; EXCHANGE RATIO

  In accordance with the Merger Agreement, as of the Effective Time, each issued and outstanding share of the Van Kasper common stock and Van Kasper preferred stock (collectively, herein as the "Van Kasper Shares") will be converted into the right to receive the Merger Consideration (as defined below). Each holder of a certificate representing any Van Kasper Shares will cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, the Merger Consideration upon the terms and subject to the conditions set forth in the Merger Agreement.

  CERTAIN DEFINITIONS. The Merger Agreement provides for the conversion of the Van Kasper Shares into shares of First Security Common Stock under an Exchange Ratio that is somewhat complex. To understand the details of the Exchange Ratio, the following definitions are provided:

    "Average First Security Share Price" mean the average of the last sales prices per share of First Security Common Stock on the NASDAQ National Market for the ten (10) consecutive trading days ending on the trading day which is five (5) days prior to the Closing Date (such period referred to herein as the "Closing Calculation Period").

    "Cash Exercised Option" means each option or warrant to purchase Van Kasper Shares exercised between the date of the Merger Agreement and the Closing, where the exercise price of such option or warrant is paid by the option or warrant holder to Van Kasper in cash or cash equivalent or by means of a loan from Van Kasper to such holder.

    "Van Kasper Share Price" means the quotient of (A) the sum of (i) $90 million, (ii) the aggregate exercise price of all Cash Exercised Options, and (iii) the aggregate exercise price of all options to be exercised pursuant to the cashless exercise procedure described below, divided by (B) the sum of, as of the Effective Time, (1) the total number of issued and outstanding shares of Van Kasper Common Stock, (2) the total number of issued and outstanding shares of Van Kasper Preferred Stock, and (3) the total number of Van Kasper Shares subject to all vested Van Kasper Options.

    "Exchange Ratio" means (in each case, rounded to the nearest one one-hundred thousandth of a share and in each case, as adjusted to reflect any split, combination, dividend or other distribution made prior to the Effective Time),

      (i) if the Average First Security Share Price is greater than or equal to $22.00, the number determined by dividing Van Kasper Share Price by $22.00;

      (ii) if the Average First Security Share Price is less than or equal to $18.00, the number determined by dividing Van Kasper Share Price by $18.00; and

      (iii) if the Average First Security Share Price is greater than $18.00 and less than $22.00, the number determined by dividing the Van Kasper Share Price by Average First Security Share Price;

    "Merger Consideration" for each share of Van Kasper Shares will mean that number of duly authorized, validly issued, fully paid and nonassessable shares of First Security Common Stock equal to the Exchange Ratio.

  HOLDBACK AMOUNT. Twenty-five percent (25%) of the aggregate Merger Consideration payable in shares of First Security Common Stock (the "Holdback") will be withheld at the Closing and issued to the Van Kasper shareholders as of the Closing Date on the third and fourth anniversaries of the Closing Date as follows:

    (a) If the aggregate of revenues attributable to the operations of the Van Kasper and accounted for in a manner consistent with past practice (the "Van Kasper Revenues") for the three-year period beginning on the day immediately following the Closing Date and ending on the third anniversary of the Closing Date is equal to or greater than $176,540,000, then 50% of the Holdback plus an amount in cash equal to the cash dividends, if any, that would have accrued during such period on such 50% portion of the Holdback had such shares of First Security Common Stock been issued as of the Closing Date, will be delivered by First Security as soon as reasonably practicable following such third anniversary to the holders of record of Van Kasper Shares as of the Closing Date entitled thereto; and

    (b) If the aggregate of Van Kasper Revenues for the four-year period beginning on the day immediately following the Closing Date and ending on the fourth anniversary of the Closing Date is equal to or greater than $241,370,000, then 50% (or 100% if no portion of the Holdback was delivered pursuant to clause (a) above) of the Holdback plus an amount in cash equal to the cash dividends, if any, that would have accrued during such period on such 50% (or 100%, as the case may be) portion of the Holdback had such shares of First Security Common Stock been issued as of the Closing Date, will be delivered by First Security as soon as reasonably practicable following such fourth anniversary to the holders of record of Van Kasper Shares as of the Closing Date entitled thereto.

    Notwithstanding the foregoing, the Holdback will be subject to offset by any amounts owed by Van Kasper to First Security, VK Acq, or related persons pursuant to the provisions of the Merger Agreement that relate to indemnification.

    (c) The Exchange Ratio will be appropriately adjusted with respect to the Holdback Shares so as to ensure that the holders of Van Kasper Shares as of the Closing Date will realize the effects of transactions relating to First Security or the First Security Common Stock occurring subsequent to the Closing Date as if such holders had been issued the First Security Common Stock on the Closing Date. These events will include, without limitation:
  (i) a split or combination of the First Security Common Stock, or payment of a stock dividend or other stock distribution in First Security Common Stock; (ii) an issuance to all holders of First Security Common Stock of rights or warrants to purchase First Security Common Stock; (iii) a distribution to all holders of First Security Common Stock of capital stock (other than First Security Common Stock) or evidences of indebtedness of First Security or of assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above); and (iv) distributions of cash (other than any quarterly cash dividend on the First Security Common Stock).

  In the event of (i) a reclassification of the First Security Common Stock or
(ii) a consolidation, merger or combination involving the First Security or a sale or conveyance to another person of all or substantially all of the property and assets of First Security, in each case, as a result of which the holders of First Security Common Stock will be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such First Security Common Stock, holders of record of Van Kasper Shares on the Closing Date will be entitled, in such event, to the kind and amount of shares or stock, other securities or other property or assets (including cash) which they would have owned or been entitled to receive upon such reclassification, consolidation, merger, combination, sale or conveyance had the Holdback Shares been issued prior to such event. Any Holdback Shares that are issued on the third and fourth anniversaries of the Closing Date will be issued to the holders of Van Kasper Shares as of the Closing Date. Your interests in the Holdback Shares will not be represented by any form of certificate or instrument, will not be assignable or transferable, except by operation of law, and will not be represented by a separate security with a separate trading market.

VAN KASPER OPTIONS

  Immediately prior to the Effective Time, each then outstanding option or warrant to purchase Van Kasper Shares (a "Van Kasper Option") issued under each stock option or warrant plan, program, agreement or arrangement of Van Kasper (each a "Van Kasper Stock Plan") that has previously vested or will have vested upon consummation of the Merger (a "Vested Van Kasper Option") will be exercised pursuant to a cashless exercise procedure whereby each holder of a Vested Van Kasper Option will be entitled to receive on a net basis that number of Van Kasper Shares equal to X in the following formula:

                                   X = A(B-C)
                                       ------
                                         B

where A equals the number of Van Kasper Shares subject to such Vested Van Kasper Option, B equals the Van Kasper Share Price and C equals the strike price of such Vested Van Kasper Option; provided, that X will be rounded, in the case of any Vested Van Kasper Option other than an "incentive stock option" (within the meaning of section 422 of the Code), up and, in the case of any incentive stock option, down to the nearest whole share, as necessary. The aggregate number of shares so issuable with respect to all Vested Van Kasper Options will be referred to herein as the "Van Kasper Option Shares." At the Effective Time, each Van Kasper Option Share will be converted into shares of First Security Common Stock pursuant to the Merger Agreement for the account of the holder of such Vested Van Kasper Option.

  Prior to the Effective Time, Van Kasper will use its reasonable best efforts to obtain the consent of each holder of (i) a Van Kasper Option that is not a Vested Van Kasper Option as of immediately prior to the Effective Time and (ii) any contingent right to be granted an option or warrant to acquire Van Kasper Shares that would otherwise remain outstanding pursuant to its terms following the Effective Time (such Van Kasper Options and contingent rights, "Non-Vested Options") to the cancellation of such Non-Vested Option.

  For a discussion of the Federal income tax consequences relating to the cashless exercise of Vested Van Kasper Options see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Taxation of Option Holders."

DISSENTING SHARES

  Dissenting Shares will not be converted into or represent a right to receive the Merger Consideration. A dissenting Van Kasper Shareholder will be entitled to only such rights as are granted by the CGCL. (See "RIGHTS OF DISSENTING VAN KASPER SHAREHOLDERS.")

EXCHANGE OF SHARES AND CERTIFICATES

  As of the Effective Time, First Security will deposit with the Exchange Agent for the benefit of the Van Kasper Shareholders, for exchange through the Exchange Agent, (i) cash in an amount sufficient to pay cash in lieu of fractional shares, and (ii) certificates representing the shares of First Security Common Stock (the "Initial Shares"), other than shares of First Security Common Stock that will be held back pursuant to the Merger Agreement (the "Holdback Shares") issuable in exchange for outstanding Van Kasper Shares.

  As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Van Kasper Shares (the "Certificates") whose shares were converted into the right to receive shares of First Security Common Stock pursuant to the Merger Agreement,
(i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as First Security may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of First Security Common Stock, and cash in lieu of fractional shares of First Security Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by First Security, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor (i) a certificate representing that whole number of Initial Shares which such holder has the right to receive pursuant to the provisions of this Article III and (ii) cash in lieu of any fractional number of Initial Shares. In addition, upon the occurrence of a Distribution Event, the holder of such Certificate will also be entitled to receive in exchange therefore (i) a certificate representing that whole number of Holdback Shares which such holder has the right to receive, (ii) cash in lieu of any fractional number of Holdback Shares and (iii) cash equal to the dividends payable with respect to such Holdback Shares. Until surrendered each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and cash in lieu of any fractional shares of First Security Common Stock. No interest will be paid or accrue on any cash payable in lieu of any fractional shares of First Security Common Stock.

VAN KASPER SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. VAN KASPER SHAREHOLDERS SHOULD NOT RETURN SHARE CERTIFICATES WITH THEIR VAN KASPER WRITTEN CONSENTS.

FRACTIONAL SHARES

  No certificates representing fractional shares of First Security Common Stock will be issued upon the surrender for exchange of Certificates.

  Each Van Kasper Shareholder who would otherwise have been entitled to receive a fraction of a share of First Security Common Stock in connection with the Merger will receive, in lieu thereof, cash (without interest) in an amount equal to (A) such fraction multiplied by (B) the Average First Security Share Price.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various customary representations and warranties of Van Kasper relating to, among other things: (a) the organization of Van Kasper and similar corporate matters; (b) Van Kasper's capital structures; (c) authorization, execution, delivery, performance and enforceability of the Merger

Agreement and related agreements; (d) the absence of material violations; (e) certain consents and approvals; (f) the absence of material defaults; (g) the absence of material litigation; (h) compliance with law; (i) the accuracy of Van Kasper's financial statements and the absence of undisclosed liabilities;
(j) the absence of certain changes; (k) matters related to employee benefit plans and ERISA; (l) matters related to taxes; (m) intellectual property; (n) contracts; (o) environmental matters; (p) labor laws; (q) Van Kasper's investment contracts, funds and clients; (r) brokers and finders; (s) insurance matters; (t) the absence of regulatory agreements; (u) investment securities; and (v) interest rate risk management instruments.

  The Merger Agreement also contains various customary representations and warranties of First Security, FSCMI and VK Acq relating to, among other things,
(a) corporate organization; (b) capitalization; (c) authority of First Security and VK Acq to enter into, and the execution, delivery, validity and enforceability of the Merger Agreement; (d) the absence of certain violations;
(e) the necessity of obtaining governmental consents; (f) the absence of certain defaults; (g) the absence of material litigation, (h) the accuracy and completeness of documents filed with the SEC by First Security; (i) the absence of certain changes; (j) agreements with regulatory agencies; (k) brokers and finders; and (l) satisfaction of conditions in Section 15(f) of the Investment Company Act of 1940.

CERTAIN COVENANTS

  Pursuant to the Merger Agreement, Van Kasper has made various customary covenants, including that, during the period from September 22, 1998 until the Effective Time, it will: (a) conduct its operations and business in the usual and ordinary course of business; (b) permit First Security to make such additional investigation of the business and properties of Van Kasper as First Security deems reasonably necessary or advisable; (c) supplement or amend, if necessary, the Van Kasper disclosure schedule to the Merger agreement; (d) refrain from soliciting or attempting to procure offers related to the acquisition of Van Kasper by a party other than First Security or VK Acq; (e) use its best efforts to enter into agreements with certain employees;
(f) obtain the consents of its clients with respect to investment contracts with such clients; and (g) use its reasonable best efforts to obtain such vote of its shareholders as may be required to prevent any payment from being treated as an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code.

  First Security and VK Acq will: (a) refrain from effecting any purchase or acquisition of First Security Common Stock during the closing Calculation Period; (b) establish at the Closing and maintain for a period of four (4) years following Closing an employee retention pool in the amount of $10 million; (c) provide directors and officers of Van Kasper indemnification against losses suffered as a result of such persons service as a director or officer of Van Kasper; (d) prior to the Effective Time, file with the NASDAQ National Market a notification for listing covering shares issuable in the Merger; (e) use the Van Kasper logo or name in the business and operations of Van Kasper as an operating division of First Security; (f) manage the Van Kasper businesses pursuant to the terms of the Merger Agreement; (g) deliver the Holdback Shares pursuant to an effective registration statement under the act; and (g) under certain conditions, file and cause to become effective a registration statement covering the resale of shares of First Security Common Stock issuable in the Merger to certain officers of Van Kasper.

  Prior to the Closing, First Security, VK Acq and Van Kasper will (a) use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate and make effective the Merger and related transactions; (b) consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any governmental entity or any other information supplied by such party to a governmental entity; (c) refrain from making any public announcement concerning the transactions contemplated by the Merger Agreement without the prior approval of the other parties thereto, and pay such parties' own expenses related to the Merger.

RETENTION BONUS POOL

  First Security has agreed to cause the Surviving Corporation to establish a "Retention Pool" in the amount of $10 million, from which payments will be made in respect of (i) retention bonuses granted from time to time to employees of the VK Division and (ii) agreements entered into in cancellation of Non-Vested Options (see "--Van Kasper Options"). The Retention Pool will be managed and administered at the discretion of the Chairman of the Management Committee of the VK Division (initially, Mr. F. Van Kasper) for such purposes. Amounts payable from the Retention Pool will not be subject to offset against Losses incurred by the First Security Indemnified Parties (see "--Indemnification").

CONDITIONS TO THE CLOSING

 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY

  The respective obligation of each party to effect the Closing is subject to the satisfaction or waiver at or prior to the Closing of certain conditions including: (a) the absence of any governmental prohibition or restriction on the Closing; (b) the absence of any suit, action, investigation, inquiry or other proceeding seeking to prevent consummation of the Merger, if such suit may reasonably succeed; (c) the effectiveness of all required consents and approvals from any governmental entities, including, without limitation, the approval by the Federal Reserve Board of the Merger and the ability of First Security to own and operate Van Kasper under current federal banking regulatory parameters; (d) the receipt by Van Kasper and First Security of opinions of their respective counsel, substantially to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code; and (e) the execution of non-competition agreements by certain employees of Van Kasper.

 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF VAN KASPER

  The obligation of Van Kasper to effect the Closing is further subject to the satisfaction (or waiver by Van Kasper) at or prior to the Closing of certain conditions including: (a) the correctness of the representations and warranties of each of First Security and VK Acq contained in the Merger Agreement; (b) the performance by First Security of each covenant, agreement and condition required by the Merger Agreement; (c) Van Kasper's receipt of a certificate of a senior officer of First Security certifying the accuracy of certain statements set forth in the Merger Agreement; (d) Van Kasper's receipt of an opinion of Ray, Quinney & Nebeker, counsel to First Security; and (e) Van Kasper's receipt of such other documents, instruments and certificates as Van Kasper shall reasonably request from First Security.

 CONDITIONS TO THE OBLIGATIONS OF FIRST SECURITY

  The obligation of First Security and VK Acq to effect the Closing is further subject to the satisfaction (or waiver by First Security) at or prior to the Closing Date of the certain conditions including: (a) the correctness of the representations and warranties of Van Kasper contained in the Merger Agreement;
(b) the performance by Van Kasper of each covenant, agreement and condition required by the Merger Agreement; (c) the receipt by First Security of a certificate of a senior officer of Van Kasper certifying the accuracy of certain statements set forth in the Merger Agreement; (d) the effectiveness of all consents or approvals required under any contract of Van Kasper; (e) the receipt by First Security of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Van Kasper; (f) the absence of any developments or events having a material adverse effect on the business of Van Kasper; (g) the effectiveness of employment agreements between Van Kasper and certain employees; (h) any approvals required by the 1940 Act; (i) the effectiveness of and delivery to First Security by Van Kasper of the written consents or approvals of clients with respect to such clients' investment contracts; (j) the effectiveness of and delivery to First Security by Van Kasper of all required consents and/or cancellations with respect to all Non-Vested Options; and (k) the receipt by First Security of all other documents, instruments and certificates as First Security shall reasonably request from Van Kasper.

TERMINATION

  The Merger Agreement may be terminated at any time prior to the Closing:

    (a) by the mutual written consent of the First Security and Van Kasper;

    (b) by either party under certain conditions if the Closing has not taken place on or before June 30, 1999;

    (c) by First Security or Van Kasper upon notice given to the other if any court or governmental entity of competent jurisdiction will have issued a final permanent nonappealable order, enjoining or otherwise prohibiting the Merger;

    (d) by either party upon certain breaches by the other party of any representation, warranty, covenant or agreement set forth in the Merger Agreement. In the event of the termination of the Merger Agreement, all of the obligations and liabilities of the parties under the Merger Agreement shall terminate.

INDEMNIFICATION

  Subject to the other provisions of the Merger Agreement, Van Kasper and the holders of Van Kasper Shares (but only in the event of and to the extent of payments of the Holdback) shall indemnify, defend and hold harmless First Security, VK Acq and their respective successive successors, assigns and Affiliates and the directors, officers, agents and employees of any of them (collectively, the "First Security Indemnified Parties") from and against any and all Losses (defined in the Merger Agreement) imposed on, incurred or suffered by or asserted against any First Security Indemnified Party, directly or indirectly, to the extent resulting from, arising out of or incurred with respect to (i) any breach of any representation or warranty of Van Kasper contained in the Merger Agreement, and (ii) any breach of any covenant prior to the Closing, of Van Kasper contained in the Merger Agreement.

  In general, the provisions for indemnity contained in the Merger Agreement shall not be effective until the aggregate amount of all such Losses for which Van Kasper is liable under this Agreement exceeds one million dollars ($1,000,000) (provided that if all such Losses exceed such amount, the First Security Indemnified Parties shall be entitled to be indemnified for all Losses for which they have not received indemnification). However, any Losses relating to the non-compliance of any Van Kasper employee benefit plan with its terms and applicable law will be subject to indemnification without regard to such $1,000,000 threshold. In no event shall the aggregate liability of Van Kasper and the holders of Van Kasper Shares under the Merger Agreement exceed ten million dollars ($10,000,000).

  Any indemnifiable Losses of any First Security Indemnified Party shall, to the extent that such Losses are incurred or asserted prior to the third year anniversary of the Closing Date, be offset against the Holdback from the third anniversary Holdback payment, and to the extent such Losses are incurred after such third year anniversary, but before the fourth year anniversary of the Closing Date, be offset against the Holdback from the fourth anniversary Holdback payment. Such offset shall be the sole source of indemnification of a Parent Indemnified Party's Losses. If there is any dispute as to the right of indemnification of any First Security Indemnified Party at the time any portion of the Holdback is due to be paid, First Security may, in its reasonable discretion, withhold all or any portion of such portion due up to $10 million in the aggregate until such time as the dispute has been resolved in accordance with the provisions of the Merger Agreement.

MISCELLANEOUS

  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS. Subject to certain exceptions set forth in the Merger Agreement, all of the representations and warranties and covenants of Van Kasper and First Security contained in the Merger Agreement shall survive the Closing and shall continue in full force and effect for a period of two years thereafter, after which such representations and warranties and covenants shall terminate and have no further force or effect.

  AMENDMENT, MODIFICATION AND WAIVER. The Merger Agreement may not be amended, modified or waived except (a) by an instrument or instruments in writing signed and delivered on behalf of each of the parties to the Merger Agreement and (b) following the Closing Date, by First Security, VK Acq and Van Kasper.

  Capital for its reasonable and necessary out-of-pocket expenses and to indemnify Berkshire Capital against certain liabilities, including liabilities under the federal securities laws, in connection with its engagement. Such obligation, to the extent not then satisfied, will be assumed by First Security upon consummation of the Merger.

ACCOUNTING TREATMENT OF THE MERGER

  First Security expects that the Merger will be accounted for as a "purchase" in accordance with generally accepted accounting principles whereby the purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of such purchase price over the amounts so allocated will be allocated to goodwill.

THE EFFECT OF THE MERGER ON VAN KASPER EMPLOYEE BENEFIT PLANS

  Until the Effective Time, all retirement and health insurance plans maintained by Van Kasper for the benefit of employees will remain in effect without substantive change, except as may be required by applicable law in connection with the intended termination of these plans as part of the Merger.

  On or before the Effective Time, Van Kasper and First Security will determine whether it is in the best interests of the parties and the employees of Van Kasper to terminate Van Kasper's 401(k) Plan or to merge such plan into a First Security benefit plan; provided, however, that no accounts will be permitted to roll-over to First Security's 401(k) plan without the express written consent of the trustee and sponsor of First Security's 401(k) plan to such roll-over, which approval will not be given in any event without receipt of such documentation from Van Kasper as may be requested by First Security, including, without limitation, an Internal Revenue Service ruling obtained by Van Kasper approving the roll-over and ensuring the qualification of the First Security 401(k) plan if it accepts such roll-overs.

  As of the Effective Time of the Merger, the current Van Kasper health insurance plan likely will terminate. Subject to applicable law, all Van Kasper employees retained after the Merger will be eligible to participate in the First Security health insurance plan now in effect, in accordance with its terms.

VOTING AGREEMENTS

  Certain Van Kasper shareholders have entered into Voting Agreements with First Security, the form of which is attached as Appendix F to this Prospectus/Information Statement. These Voting Agreements bind such Van Kasper shareholders to vote their shares of Van Kasper Preferred Stock and Common Stock in favor of the Merger Agreement. The Voting Agreements also place restrictions on the sale or other transfer of the Van Kasper Preferred Stock and Common Stock covered by the Voting Agreements. Van Kasper shareholders
owning      shares of Van Kasper Preferred Stock, which represents  % of the total outstanding Van Kasper Preferred Stock at January 5, 1999, the last practicable date before the mailing of this Prospectus/Information Statement, and 3,600 shares of Van Kasper Common Stock , which represents 100% of the total outstanding Van Kasper Common Stock at January 5, 1999, have entered into Voting Agreements.

REGULATORY APPROVALS

  Consummation of the Merger is conditioned on the receipt of all requisite regulatory approvals, including prior approval of the Federal Reserve Board of the Merger and of the specific ability of First Security to own and operate Van Kasper, under current federal banking regulatory parameters.

  The Federal Reserve Board must approve the Merger. First Security filed its notice on November 27, 1998, and the Federal Reserve Board is reviewing the Merger Agreement transactions and their effects as of the date of this Prospectus/Information Statement. First Security does not know of any reason why the Federal Reserve Board will not approve the transactions contemplated in the Merger Agreement in a timely fashion, although there can be no assurance that such approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approvals or the absence of any litigation challenging such approvals.

  Section 20 of the Glass-Steagall Act prohibits a member bank of the Federal Reserve System, such as First Security's subsidiary banks, from being affiliated with a company that is principally engaged in underwriting and dealing in securities. The Federal Reserve Board has determined by regulation that underwriting and dealing in certain "eligible" securities is an activity closely related to banking and is therefore permissible for bank holding companies and their subsidiaries. The Federal Reserve Board has also determined that a securities firm that does not generate more than 25% of its gross revenue from underwriting and dealing in certain "ineligible" securities is not deemed for purposes of the Glass-Steagall Act to be "principally engaged" in securities underwriting and dealing. The approval, if obtained, will be conditioned upon on-going compliance with various regulatory standards, including that not more than 25% of "gross revenues" of First Security Van Kasper, Inc. be derived from underwriting and dealing in "ineligible" securities, that a national bank is not permitted to underwrite and deal in. "Ineligible" revenues generally include revenues from underwriting and dealing in corporate debt and equity securities, most types of municipal revenue bonds and asset-backed securities. "Eligible" revenues include brokerage and investment advisory revenues, revenues from underwriting and dealing in U.S. government and agency securities, municipal general obligation revenues, insurance agency revenues, and certain other revenues. First Security and Van Kasper will attempt to generate "eligible" revenues of a combined FSCMI/Van Kasper, such that "ineligible" revenues do not exceed 25% of total "gross revenues" of FSCMI/Van Kasper.

  First Security, as an acquiring bank holding company, is required to file a notice with the Federal Reserve Board that describes the proposed Merger and the proposed activities of Van Kasper as a subsidiary of First Security, including the effect of First Security's ownership of Van Kasper on competition among entities that engage in such activities, the identity of the parties involved in the transaction, a description of the public benefits that may be expected from the proposal, a description of the terms of the transaction, the sources of funds for the transaction and other financial and managerial information. The information included in the notice and other requests for information will allow the Federal Reserve Board, when considering approval of the Merger, to take into consideration the financial and managerial resources and prospects of the existing and combined institutions and the benefits that may be expected from the Merger. The Federal Reserve will, among other things, evaluate the adequacy of the capital and management levels of the acquiring bank holding company both before and following the proposed transaction.

  The Federal Reserve Board may deny a request for approval of an acquisition by a bank holding company if it determines that the transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize a given business activity in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve finds that the anticompetitive effects of a transaction are clearly outweighed by the probable effects of the transaction in providing benefits to the public.

  The U.S. Department of Justice and Federal Trade Commission have received copies of the application filed with the Federal Reserve Board and will have 30 days within which to challenge the Merger Agreement on antitrust grounds.

  Applicable federal law provides for the publication of notice and public comment on notice applications filed with the Federal Reserve Board. The Merger may not be consummated until after Federal Reserve Board approval is obtained.

  First Security filed its notice with the Federal Reserve Board on November 27, 1998.

  The Merger is also subject to the approval of the NASD, and may require the approval of or notice to various state regulators.

  THERE IS NO ASSURANCE THAT THESE REGULATORY APPROVALS WILL BE RECEIVED TIMELY OR AT ALL.

  AN APPROVAL BY THE FEDERAL RESERVE BOARD REFLECTS ONLY ITS VIEW THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT DO NOT CONTRAVENE APPLICABLE COMPETITIVE STANDARDS IMPOSED BY LAW, AND THAT SUCH TRANSACTIONS ARE CONSISTENT WITH REGULATORY POLICIES RELATING TO SAFETY AND SOUNDNESS; AN APPROVAL BY THE FEDERAL RESERVE BOARD IS NOT AN OPINION BY THE FEDERAL RESERVE BOARD THAT THE MERGER TRANSACTIONS ARE FAVORABLE TO THE VAN KASPER SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW OR THAT THE FEDERAL RESERVE BOARD HAS CONSIDERED THE ADEQUACY OF THE TERMS OF THE TRANSACTIONS; AND AN APPROVAL BY THE FEDERAL RESERVE BOARD IS NOT AN ENDORSEMENT OR RECOMMENDATION OF THE MERGER AGREEMENT.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

THE MERGER

  The following is a summary of certain Federal income tax consequences of the Merger to the holders of Van Kasper Capital Stock that exchange such stock for First Security Common Stock pursuant to the Merger. This summary addresses only such shareholders who hold First Security Common Stock received in exchange therefor as a capital asset. This does not address all Federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign shareholders, to shareholders that hold Van Kasper Capital Stock as part of a straddle, hedging or conversion transaction, and to shareholders who acquired their Van Kasper Capital Stock pursuant to the exercise of employee stock options or otherwise as compensation. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder is advised to consult his or her tax advisor as to the particular facts and circumstances which may be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Merger.

  No rulings have been or will be requested from the Internal Revenue Service with respect to any matters discussed herein. There can be no assurances that future legislation, regulations, administrative rulings or court decisions would not alter the tax consequences set forth below. The obligation of each of First Security and Van Kasper to consummate the Merger is conditioned on its receipt of an opinion from its counsel, Ray, Quinney & Nebeker and Skadden, Arps, Slate, Meagher & Flom LLP, respectively, based on such facts, representations, and assumptions as counsel may reasonably deem relevant (including certain representations regarding the ownership of Van Kasper stock), to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The following summary assumes that the Merger will be consummated as described in the Amended and Restated Agreement and Plan of Merger and this Prospectus/Information Statement.

  TREATMENT OF FIRST SECURITY AND VAN KASPER. No gain or loss will be recognized by First Security or Van Kasper as a result of the Merger.

  EXCHANGE OF VAN KASPER CAPITAL STOCK FOR FIRST SECURITY COMMON STOCK. Subject to the discussion of the Taxation of Option Holders and the Taxation of the Holdback Shares below, (i) a holder of Van Kasper Capital Stock whose shares of Van Kasper Capital Stock are exchanged in the Merger into First Security Common Stock or who receive Holdback Shares will not recognize gain or loss, except to the extent of cash, if any, received in lieu of fractional shares (see "--Cash in Lieu of Fractional Shares" below), (ii) The aggregate tax basis of the First Security Common Stock received by such holder will be equal to the aggregate tax basis of the Van Kasper Capital Stock exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares and the Holdback), and (iii) the holding period of First Security Common Stock received will include the holding period of the Van Kasper Capital Stock exchanged therefor.

  TAXATION OF OPTION HOLDERS. As described in "The Merger--Conversion of Shares--Exchange Ratio" and "The Merger--Van Kasper Options," (i) immediately prior to the Effective Time of the Merger, each Vested Van Kasper Option will be exercised pursuant to a cashless exercise procedure, and (ii) at the Effective Time of the Merger, the net number of Van Kasper Option Shares issuable upon such exercise will be converted into First Security Common Stock pursuant to the Exchange Ratio. In connection with such exercise, each holder of Vested Van Kasper Options may recognize ordinary income in an amount equal to the excess of (i) the fair market value of the Van Kasper Option Shares at the Effective Time over (ii) the strike price of such Vested Van Kasper Options. Such income will be subject to income tax withholding requirements at the statutory rates. In addition, to the extent certain shareholder approval requirements have not been satisfied, such income may be subject to the excise tax provisions of Section 280G. However, Van Kasper believes that it will satisfy such requirements, and the excise tax provisions of Section 280G will not apply.

  TAXATION OF THE HOLDBACK SHARES. Twenty-five percent of the aggregate Merger Consideration payable in shares of First Security Common Stock (the "Holdback") will be withheld at the Closing and issued to holders of Van Kasper Capital Stock on the third and fourth anniversaries of the Closing Date, subject to the limitations discussed in the Merger Agreement. For Federal income tax purposes a portion of the Holdback Shares, if any, received by Van Kasper shareholders generally should be treated as interest. The portion of the Holdback Shares subject to such treatment generally will be an amount equal to the excess of
(i) the value of such shares on the date received over (ii) the same amount discounted back to the Effective Time of the Merger, using a discount rate equal to the Applicable Federal Rate, as determined under the Code, in effect for the month which includes the Effective Time of the Merger. The interest income will be subject to Federal income tax at rates applicable to ordinary income. The tax basis of the Holdback Shares would be increased by the amount, if any, treated as interest income. Additionally, any amounts received in lieu of dividends or otherwise with respect to the Holdback Shares should be treated as an additional amount realized in the Merger, and to the extent a holder of Van Kasper Capital Stock has realized gain in the Merger, subject to tax at capital gain rates. Each holder of Van Kasper Capital Stock should consult his or her tax advisor as to the tax consequences of the receipt of the Holdback Shares.

  CASH IN LIEU OF FRACTIONAL SHARES. A holder of Van Kasper Capital Stock who receives cash in lieu of fractional shares of First Security Common Stock will be treated as having received such fractional shares pursuant to the Merger, and then as having exchanged such fractional shares for cash in a redemption by First Security. The amount of such gain or loss will be equal to the difference between the ratable portion of the tax basis of the Van Kasper Capital Stock exchanged in the Merger that is allocated to such fractional shares and cash received in lieu thereof. Any such capital gain or loss will constitute long term capital gain or loss if such Van Kasper Capital Stock has been held by the holder for more than one year at the time of the consummation of the Merger. Generally, capital gain on assets held by individuals for more than 12 months will be subject to tax at a rate not to exceed 20%.

  DISSENTING VAN KASPER SHAREHOLDERS. A holder of Van Kasper Capital Stock that receives solely cash in exchange for such stock in the Merger pursuant to the exercise of dissenter's rights under the CGCL will recognize capital gain or loss at the time of the consummation of the Merger equal to the difference between the tax basis of the Van Kasper Capital Stock surrendered and the amount of the cash received therefor. Such capital gain or loss will constitute long-term capital gain or loss if such Van Kasper Capital Stock has been held for more than one year at the time of the consummation of the Merger. Generally, capital gain on assets held by individuals for more than 12 months will be subject to a tax at a rate not to exceed 20%.

  THIS FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT APPLY TO ALL VAN KASPER SHAREHOLDERS. VAN KASPER SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER.

                  RIGHTS OF DISSENTING VAN KASPER SHAREHOLDERS

  The rights of Van Kasper Shareholders who dissent in connection with the Merger are governed by specific legal provisions contained in Chapter 13 of the CGCL. The following summary of the provisions of Chapter 13 of the CGCL is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Chapter 13 of the CGCL, a copy of which is attached as Appendix to this Prospectus/Information Statement, and is incorporated herein by reference.

  THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 OF THE CGCL MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST.

  Under Chapter 13 of the CGCL, if the Merger is completed, any Van Kasper shares as to which dissenters' rights are properly exercised ("Dissenting Van Kasper Shares") will not be converted into the right to receive shares of First Security Common Stock pursuant to the Merger Agreement but instead will be converted into the right to receive in cash the "fair market value" of such shares, determined as of September 22, 1998, the last trading day before the first announcement of the proposed Merger, and excluding any appreciation or depreciation in consequence of the Van Kasper Merger. For Van Kasper Shares to qualify as Dissenting Van Kasper Shares, the holders of such shares (i) must not have executed a written consent in respect of such shares for approval of the Merger Agreement; (ii) must have made a written demand upon Van Kasper for the purchase of dissenting shares and payment to such shareholder in cash of their fair market value and (iii) must have submitted stock certificates for endorsement (as described below).

  If the Merger Agreement is approved through the execution of sufficient Van Kasper consents, Van Kasper will, within ten days after such approval, mail to any shareholder who may have a right to require Van Kasper to purchase his, her or its shares for cash as a result of such shareholder's making a demand to exercise such right in accordance with Chapter 13 of the CGCL (as described below), a notice that the required shareholder approval of the Merger Agreement was obtainable (the "Notice of Approval"), accompanied by a copy of Chapter 13 of the CGCL. The Notice of Approval will set forth the price determined by Van Kasper to represent the "fair market value" of any Dissenting Van Kasper Shares (which shall constitute an offer by Van Kasper to purchase such Dissenting Van Kasper Shares at such stated price) and will set forth a brief description of the procedures to be followed by such shareholders who wish to exercise their dissenters' rights.

  Within 30 days after the date on which the Notice of Approval was mailed, dissenting Van Kasper Shareholders must make a written demand upon Van Kasper for the purchase of Dissenting Van Kasper Shares and payment to such shareholder in cash of their fair market value, which is required by law to contain a statement concerning the number and class of Van Kasper Shares held of record by such dissenting shareholder and what the shareholder claims to be the fair market value of the Dissenting Van Kasper Shares as of the close of business on September 22, 1998 (the statement of fair market value in such demand by the dissenting shareholder constitutes an offer by the dissenting shareholder to sell the Dissenting Van Kasper Shares at such price. Such demand must be addressed to Van Kasper & Company, in care of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 220, Palo Alto, California 94301, Attention: Gregory C. Smith, Esq. A dissenting shareholder may not withdraw his, her, or its dissent or demand for payment unless Van Kasper consents to such withdrawal.

  Within 30 days after the Notice of Approval was mailed, the dissenting Van Kasper Shareholder also must submit the certificates representing the Dissenting Van Kasper Shares to Van Kasper at Van Kasper's principal office. The certificates representing the Dissenting Van Kasper Shares will be stamped or endorsed with a statement that the shares are Dissenting Van Kasper Shares. If the price contained in the Notice of Approval is acceptable to the dissenting Van Kasper Shareholder, such Shareholder may demand the same price. This would constitute an acceptance of the offer by Van Kasper to purchase the dissenting Van Kasper Shareholder's stock at the price stated in the Notice of Approval.

  If Van Kasper and a dissenting Van Kasper Shareholder agree upon the price to be paid for the Dissenting Van Kasper Shares, upon the dissenting Van Kasper Shareholder's surrender of the certificates representing the dissenting Van Kasper Shares, such price (together with interest thereon at the legal rate on judgments from the date of the agreement between Van Kasper and the dissenting shareholder) is required by law to be paid to the dissenting shareholder within 30 days after such agreement or within 30 days after any statutory or contractual conditions to the Merger are satisfied, whichever is later, subject to the surrender of the Van Kasper stock certificates therefor.

  If Van Kasper and a dissenting Van Kasper Shareholder disagree as to the price for such Dissenting Van Kasper Shares or disagree as to whether such Van Kasper Shares are entitled to be classified as Dissenting Van Kasper Shares, such holder may, within six months after the Notice of Approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determination or, alternatively, may intervene in any pending action brought by another dissenting shareholder. Costs of such an action (including compensation of appraisers) are required to be assessed as the court considers equitable but must be assessed against Van Kasper if the appraised value determined by the court exceeds the price offered by Van Kasper.

  The court action to determine the fair market value of the Dissenting Van Kasper Shares will be suspended if litigation is instituted to test the sufficiency or regularity of the consents of the Van Kasper Shareholders in approving the Merger. Furthermore, no Van Kasper Shareholder who is entitled to assert dissenters' rights under Chapter 13 of the CGCL shall have any right to attack the validity of the Merger, or to have the Merger set aside or rescinded, except in an action to test whether the consents required to authorize or approve the Merger have been legally and validly obtained in favor of the Merger.

  Dissenting Van Kasper Shares may lose their status and the right to demand payment will terminate, among other reasons, if (i) the Merger is abandoned;
(ii) the shares are transferred before being submitted for endorsement or are surrendered for conversion into shares of another class; (iii) the dissenting Van Kasper Shareholder and Van Kasper do not agree upon the status of the shares as Dissenting Van Kasper Shares or upon the price of such shares and the dissenting shareholders fails to file suit against Van Kasper or intervene in a pending action within six months following the date on which the Notice of Approval was mailed to the shareholder; or (iv) the dissenting shareholder withdraws his or her demand for the purchase of the Dissenting Van Kasper Shares with the consent of Van Kasper.

             RESALE OF FIRST SECURITY SHARES RECEIVED IN THE MERGER

  The shares of First Security Common Stock to be issued to Van Kasper Shareholders in connection with the Merger will be registered with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 (the "Securities Act"). Based on recently enacted federal legislation preempting such requirements for NASDAQ National Market System securities, no registration or qualification of such shares will be pursued in any state in which any Van Kasper Shareholder currently resides.

  Resales of the First Security Common Stock received in connection with the Merger Agreement will need to be in compliance with applicable state securities laws and regulations, and this compliance will be the responsibility of the selling or transferring Shareholder. For most Van Kasper Shareholders, the First Security shares received in the Merger will be freely transferable.

  First Security shares received by persons who are deemed to be "affiliates" of Van Kasper for purposes of Rule 145 under the Securities Act, may be resold by them only in transactions permitted by such Rule, or as otherwise permitted under the Securities Act. Rule 145 applies certain of the requirements and provisions of Rule 144 (applicable to unregistered shares) to registered shares received by an affiliate of a party to a merger transaction. Rule 144, in turn, applies certain restrictions on method and amount of securities sales. As a condition to the Closing on the Merger Agreement, each person who is so identified is required to deliver to First Security at or prior to Closing a written agreement satisfactory to counsel for First Security that such person and his or her "associates" (as defined for purposes of Rule 145) will not offer to sell or otherwise dispose of any shares of First Security Common Stock issued to such person or his or her associates pursuant to the Merger Agreement in violation of the Securities Act or the regulations thereunder.

                        INFORMATION ABOUT FIRST SECURITY

GENERAL

  First Security is a regional bank holding company headquartered in Salt Lake City, Utah. It owns and operates five banks, with offices in the seven (7) Western States of California, Idaho, New Mexico, Nevada, Oregon, Utah and Wyoming, and several other financial services companies, some having a national presence. Through its subsidiaries, First Security provides commercial and agricultural loans, consumer banking, trust services, capital markets advice and municipal underwriting services, treasury management, investment management, data processing, leasing and securities brokerage services under approvals from the Federal Reserve Board. At September 30, 1998, First Security and its subsidiaries had consolidated assets of $19.9 billion, consolidated deposits of $11.9 billion and shareholders' equity of $1.6 billion. First Security has paid a regular dividend on its Common Stock since 1928. Based on its $19.4 billion in assets at June 30, 1998, the Corporation was the 48th largest bank holding company in the United States.

  First Security maintains its executive offices at 79 South Main Street, Salt Lake City, Utah 84111, telephone (801) 246-6000.

  The principal assets of First Security are all of the capital stock of First Security Bank, N.A. ("FSBNA") and First Security Bank of New Mexico, N.A. ("FSBNM"), both of which provide a broad range of banking, fiduciary, and other financial services. Based on assets of approximately $15.0 billion at June 30, 1998, FSBNA was ranked the 52nd largest commercial bank in the United States, and is the largest bank in the State of Utah and the second largest bank in the State of Idaho. FSBNA also has offices in Oregon and Wyoming. At September 30, 1998 FSBNA had 243 branches. Based on deposits of $1.1 billion at December 31, 1997, FSBNM was ranked the 3rd largest bank in the State of New Mexico. It currently has 32 branches.

  First Security also owns 100% of the outstanding capital stock of First Security Bank of Nevada, a Nevada state bank, 100% of the shares of First Security Bank of Southern New Mexico N.A., a national bank headquartered in Las Cruces, New Mexico, and 100% of the outstanding shares of California State Bank, a California state-chartered bank. First Security has announced its agreement to purchase Marine National Bank, headquartered in Irvine, California, and thereafter intends to merge California State Bank with and into Marine National Bank to form a single national bank to be called "First Security Bank of California, N.A.". (All of First Security's banking subsidiaries will be referred to hereafter as "the First Security Banks".) Along with these banking organizations, First Security also directly or indirectly owns the stock of various nonbank companies engaged in businesses related to banking and finance, including management and services, securities brokerage, equipment leasing, insurance and investment management, mutual funds, and a small business investment company.

  In addition to its equity investment in subsidiaries, First Security directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of First Security's annual income is typically derived from dividends directly from its bank and nonbank subsidiaries, and from interest on loans to First Security's nonbank subsidiaries.

COMPETITION

  As indicated above, as of December 31, 1997, FSBNA was the largest bank in Utah, the second largest bank in Idaho, the 6th largest bank in Oregon, and the 5th largest bank in Wyoming. As also noted, FSBNM was the third largest bank in New Mexico (second largest in Albuquerque). In California, Southern New Mexico and Nevada, First Security's banks are smaller, more localized competitors, with competition coming from a variety of larger banks and credit unions.

  First Security's banks compete with other banking organizations in the states in which they operate on the basis of price, service and convenience. Other types of financial institutions, such as savings banks, savings and loan associations, and credit unions offer a wide range of deposit and loan services (including commercial loans) and, in some instances, fiduciary services. The First Security banks also compete with brokerage firms and mutual funds, which provide the substantial equivalent of checking accounts, credit cards and similar devices that strongly resemble deposit products. Major retailers compete for loans by offering credit cards and retail installment contracts. It is anticipated that competition from nonbank organizations will continue to grow.

REGULATION

  References in this section to applicable statutes and regulations are brief summaries only, and do not purport to be complete. The reader should consult such statutes and regulations themselves for a full understanding of the details of their operation.

  First Security is a bank holding company registered under the BHC Act, and is subject to supervision and regulation by the Federal Reserve Board. Federal laws subject bank holding companies to particular restrictions on the types of activities in which they may engage, and to a range of supervisory requirements and activities, including regulatory enforcement actions for violation of laws and policies.

  . ACTIVITIES "CLOSELY RELATED" TO BANKING. The BHC Act prohibits a bank holding company, with certain limited exceptions, from acquiring direct or indirect ownership or control of any voting shares of any company which is not a bank or from engaging in any activities other than those of banking, managing or controlling banks and certain other subsidiaries, or furnishing services to or performing services for its subsidiaries. One principal exception to these prohibitions allows the acquisition of interests in companies whose activities are found by the Federal Reserve Board, by order or regulation, to be so closely related to banking, managing, or controlling banks as to be a proper incident thereto. Some of the activities that have been determined by regulation to be closely related to banking are making or servicing loans, performing certain data processing services, acting as an investment or financial advisor to certain investment trusts and investment companies, and providing securities brokerage services. Other activities approved by the Federal Reserve Board include consumer financial counseling, tax planning and tax preparation, futures and options advisory services, check guaranty services, collection agency and credit bureau services, and personal property appraisals. In approving acquisitions by First Security of companies engaged in banking-related activities, the Federal Reserve Board considers a number of factors, including the expected benefits to the public, such as greater convenience and increased competition or gains in efficiency, which are weighed against the risks of possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. The Federal Reserve Board is also empowered to differentiate between activities commenced de novo and activities commenced through acquisition of a going concern.

  . SECURITIES ACTIVITIES. The Federal Reserve Board has approved applications by bank holding companies to engage, through nonbank subsidiaries, in certain securities-related activities (underwriting of municipal revenue bonds, commercial paper, consumer-receivable-related securities and one-to-four family mortgage-backed securities), provided that the affiliates would not be "principally engaged" in such activities for purposes of Section 20 of the Glass-Steagall Act. Bank holding companies have been permitted to underwrite and deal in corporate debt and equity securities through such subsidiaries. In early 1998, First Security established a Section 20 subsidiary, FSCMI, to expand its securities business opportunities.

  . ANTI-TYING RESTRICTIONS. Bank holding companies and their bank and nonbank affiliates are prohibited from tying the provision of certain services, such as extensions of credit, to other services offered by a holding company or its affiliates.

  . ANNUAL REPORTING; EXAMINATIONS. First Security is required to file an annual report with the Federal Reserve Board, and such additional information as the Federal Reserve Board may require pursuant to the BHC Act. The Federal Reserve Board may examine a bank holding company or any of its subsidiaries and charge the company for the cost of such an examination. First Security also will be subject to reporting and disclosure requirements under the state and federal securities laws subsequent to the offering contemplated by these materials. Section 20 subsidiaries are required to file quarterly reports in compliance with the gross revenue test.

  . BANK HOLDING COMPANY CAPITAL ADEQUACY REQUIREMENTS. The Federal Reserve Board monitors the capital adequacy of bank holding companies. The Federal Reserve Board uses a combination of risk-based guidelines and leverage ratios to evaluate capital adequacy. The Federal Reserve Board has adopted a system using internationally consistent risk-based capital adequacy guidelines to evaluate the capital adequacy of bank holding companies. Under the risk-based capital guidelines, different categories of assets are assigned different risk weights, based generally on the perceived credit risk of the asset. These risk weights are multiplied by corresponding asset balances to determine a "risk-weighted" asset base. Certain off-balance sheet items, which previously were not expressly considered in capital adequacy computations, are added to the risk-weighted asset base by converting them to a balance sheet equivalent and assigning to them the appropriate risk weight. Total capital is defined as the sum of "Tier 1" and "Tier 2" capital elements, with "Tier 2" being limited to 100% of "Tier 1." For bank holding companies, "Tier 1" capital includes, with certain restrictions, common stockholders' equity, perpetual preferred stock and minority interests in consolidated subsidiaries less certain intangibles. "Tier 2" capital includes, with certain limitations, certain forms of perpetual preferred stock, as well as maturing capital instruments and the reserve for possible loan losses and specified levels of certain intangibles.

  In addition to the risk-based capital guidelines, the Federal Reserve Board has adopted the use of a leverage ratio as an additional tool to evaluate the capital adequacy of banks and bank holding companies. The leverage ratio is defined to be a company's "Tier 1" capital divided by its adjusted total assets. The leverage ratio adopted by the federal banking agencies requires a 3.0% "Tier 1" capital to adjusted total average assets ratio for institutions with a CAMELS rating of 1. Institutions which are not CAMELS 1 rated will be expected to maintain a 100 to 200 basis point cushion; i.e., these institutions will be expected to maintain a leverage ratio of 4.0% to 5.0%, and institutions planning acquisitions are expected to maintain higher ratios.

  The following table sets forth the current regulatory requirements for capital ratios of bank holding companies as compared with First Security's capital ratios at September 30, 1998:

                                                       TIER 1         TOTAL
                                                     CAPITAL TO    CAPITAL TO
                                         LEVERAGE   RISK-WEIGHTED RISK-WEIGHTED
                                         RATIO(1)     ASSETS(2)     ASSETS(3)
                                         ---------  ------------- -------------
Regulatory minimum...................... 4.00-5.00%      4.00%         8.00%
First Security at September 30, 1998....      7.67%     10.19%        12.60%

--------
(1) The leverage ratio is defined as the ratio of Tier 1 capital (using final 1992 risk-based capital guidelines to define Tier 1 capital) to average assets, net of goodwill. Federal Reserve Board Guidelines provide that all bank holding companies (other than those that meet certain criteria) maintain a minimum leverage ratio of 3%, plus an additional cushion of 100 to 200 basis points. The guidelines also state that banking organizations experiencing internal growth or making acquisitions will be expected to maintain "strong capital positions" substantially above the minimum supervisory levels without significant reliance on intangible assets.
(2) Bank Shareholders' equity less goodwill (Tier 1 capital) divided by risk-weighted assets.
(3) Tier 1 capital plus reserve for possible loan losses (limited to 1.25% of total risk-weighted assets) plus qualified subordinated and convertible debt (Tier 2 capital) divided by risk-weighted assets.

  Bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. However management is unable to predict whether and when higher capital requirements would be imposed and, if so, to what levels and on what schedule.

  . IMPOSITION OF LIABILITY FOR UNDERCAPITALIZED SUBSIDIARIES. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires each federal banking agency to revise implement risk-based capital standards that take account of interest rate risk, concentration of credit risk and the risks of non-traditional activities, as well as reflect the actual performance and expected risk of loss on multi-family mortgages. The law also requires each federal banking agency to specify, by regulation, the levels at which an insured institution would be considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under the regulations adopted by the banking agencies, all of First Security's subsidiary banks would be deemed to be "well capitalized."

  FDICIA requires bank regulators to take "prompt corrective action" to resolve problems associated with insured depository institutions. In the event an institution becomes "undercapitalized," it must submit a capital restoration plan. If an institution becomes "significantly undercapitalized" or "critically undercapitalized," additional and significant limitations are placed on the institution. The capital restoration plan of an undercapitalized institution will not be accepted by the regulators unless each company "having control of" the undercapitalized institution "guarantees" the subsidiary's compliance with the capital restoration plan until it becomes "adequately capitalized." First Security has control of all of its subsidiaries for purposes of this statute.

  Under FDICIA, the aggregate liability of all companies controlling a particular institution is limited to the lesser of 5% of the institution's assets at the time it became undercapitalized or the amount necessary to bring the institution into compliance with applicable capital standards. FDICIA grants greater powers to the bank regulators in situations where an institution becomes "significantly" or "critically" undercapitalized or fails to submit a capital restoration plan. For example, a bank holding company controlling such an institution can be required to obtain prior Federal Reserve Board approval of proposed dividends, or might be required to consent to a merger or to divest the troubled institution or other affiliates.

  Additionally, Federal Reserve Board policy discourages the payment of dividends by a bank holding company from borrowed funds as well as payments that would adversely affect capital adequacy. Failure to meet the capital guidelines may result in the Federal Reserve Board taking appropriate supervisory or enforcement actions.

  The "PROMPT CORRECTIVE ACTION" provisions of FDICIA reflect the same concerns which gave rise to a position adopted by the Federal Reserve Board known as the "source of strength doctrine," which is based on the Federal Reserve Board's Regulation Y. Regulation Y directs bank holding companies to "serve as a source of financial and managerial strength" to their subsidiary banks, and bars them from engaging in unsafe and unsound practices.

  . ACQUISITIONS BY BANK HOLDING COMPANIES. The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before it may acquire all or substantially all of the assets of any bank, or ownership or control of any voting shares of any bank, if after such acquisition it would own or control, directly or indirectly, more than 5% of the voting shares of such bank. In approving bank acquisitions by bank holding companies, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the bank holding company and the banks concerned, the convenience and needs of the communities to be served, and various competitive factors. The Attorney General of the United States may, within 30 days after approval of an acquisition by the Federal Reserve Board, bring an action challenging such acquisition under the federal antitrust laws, in which case the effectiveness of such approval is stayed pending a final ruling by the courts.

  . INTERSTATE ACQUISITIONS. Under the federally enacted Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("IBBEA"), individual states could "opt-out" of the federal law that would allow banks on an interstate basis to engage in interstate branching by merging out-of-state banks with host state banks after June 1, 1997. In addition, under IBBEA, individual states could also "opt-in" and allow out-of-state banks to merge with host state banks prior to June 1, 1997. The host state is allowed under IBBEA to impose certain nondiscriminatory conditions on the resulting depository institution until June 1, 1997.

  On September 29, 1994, IBBEA was enacted which has eliminated many of the current restrictions to interstate banking and branching. The IBBEA permits full nationwide interstate banking to adequately capitalized and adequately managed bank holding companies beginning September 29, 1995, without regard to whether such transaction is expressly prohibited under the laws of any state. The IBBEA's branching provisions permit full nationwide interstate bank merger transactions to adequately capitalized and adequately managed banks.

  The states that opt out must have enacted a law after September 29, 1994, and before June 1, 1997, that (i) applies equally to all out-of-state banks and
(ii) expressly prohibits merger transactions with out-of-state banks. Each state which opted out of allowing interstate bank merger transactions precludes the Mergers of banks in the opting out state with banks located in other states. In addition, banks located in states that opted out are not permitted to have interstate branches. States could also "opt in" to permit interstate branching earlier than June 1, 1997.

  The laws governing interstate banking and interstate bank mergers provide that transactions, which result in the bank holding company or bank controlling or holding in excess of ten percent of the total deposits nationwide or thirty percent of the total deposits statewide, will not be permitted except under certain specified conditions. However, any state may waive the thirty-percent provision for such state. In addition, a state may impose a cap of less than thirty percent of the total amount of deposits held by a bank holding company or bank provided such cap is not discriminatory to out-of-state bank holding companies or banks.

  . RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES. One set of restrictions is found in Section 23A of the Federal Reserve Act, which affects loans to and investments in First Security and any of its subsidiaries. Section 23A imposes quantitative and qualitative limits on transactions between a bank and any affiliate, and also requires certain levels of collateral for such loans. It also limits the amount of advances to third parties, which are collateralized by the securities or obligations of First Security or its subsidiaries.

  Another set of restrictions is found in Section 23B of the Federal Reserve Act. Among other things, Section 23B requires that certain transactions between First Security's subsidiary banks and their affiliates must be on terms substantially the same, or at least as favorable to First Security or its subsidiaries, as those prevailing at the time for comparable transactions with or involving other nonaffiliated companies. In the absence of such comparable transactions, any transaction between First Security and its affiliates must be on terms and under circumstances, including credit standards, that in good faith would be offered to or would apply to nonaffiliated companies. First Security is also subject to certain prohibitions against advertising which suggests that First Security is responsible for the obligations of its affiliates.

  The restrictions on loans to insiders contained in the Federal Reserve Act and Regulation O now apply to all insured institutions and their subsidiaries and holding companies. The aggregate amount of an institution's loans to insiders is limited to the amount of its unimpaired capital and surplus, unless the FDIC determines that a lesser amount is appropriate. Insiders are subject to enforcement actions for knowingly accepting loans in violation of applicable restrictions. Loans made prior to the enactment of FDICIA are not subject to the restrictions.

  . EXPANDING ENFORCEMENT AUTHORITY. One of the major additional burdens imposed on the banking industry by FDICIA is the increased ability of banking regulators to monitor the activities of banks and their holding companies. In addition, the Federal Reserve Board, Comptroller and FDIC possess extensive authority to police unsafe or unsound practices and violations of applicable laws and regulations by depository institutions and their holding companies. For example, the FDIC may terminate the deposit insurance of any institution which it determines has engaged in an unsafe or unsound practice. The agencies can also assess civil money penalties of up to $1 million per day, issue cease and desist or removal orders, seek injunctions, and publicly disclose such actions. FDICIA, FIRREA and other laws have expanded the agencies' authority in recent years, and the agencies have not yet fully tested the limits of their powers.

  . INSTABILITY OF REGULATORY STRUCTURE. The laws and regulations affecting banks and bank holding companies are in a state of flux. The rules and the regulatory agencies in this area have changed significantly over recent years, and there is reason to expect that similar changes will continue in the future. It is difficult to predict the outcome of these changes.

DESCRIPTION OF FIRST SECURITY'S CAPITAL STOCK

  The following statements are brief summaries of the material provisions relating to First Security's Preferred Stock and First Security Common Stock and are qualified in their entirety by the provisions of First Security's Certificate of Incorporation, which has been filed with the Commission. See "COMPARATIVE RIGHTS OF SHAREHOLDERS."

  PREFERRED STOCK. The Certificate of Incorporation authorizes the issuance of 400,000 shares of preferred stock with no par value ("Preferred Stock"). On September 30, 1998, there were 9,361 shares of $3.15 Cumulative Convertible Preferred Stock, Series "A" (the "Series A Preferred Stock") outstanding. Holders of Series A Preferred Stock have the right to receive semi-annual dividends at the annual rate of $3.15 per share. Such right is cumulative and such dividends are payable before dividends may be paid on the First Security Common Stock. The Series A Preferred Stock is convertible into the First Security Common Stock at a ratio of 41.00625 shares of First Security Common Stock for each share of Series A Preferred Stock. This conversion right is subject to adjustment in certain events to protect against dilution of the conversion rights attached to the Series A Preferred Stock. In the event of a liquidation, dissolution or winding up of First Security, the holders of Series A Preferred Stock are entitled to receive cash value of $52.50 per share plus unpaid accumulated preferred dividends before any distribution is made to holders of the First Security Common Stock. First Security may, at the option of the Board of Directors, redeem the whole or any part of the outstanding Series A Preferred Stock at the redemption price of $52.50 per share plus unpaid accumulated preferred dividends.

  Holders of First Security's Series A Preferred Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Voting for the election of directors is not cumulative. If at any time four or more semi-annual dividends on the Series A Preferred Stock are in default, in whole or in part, the holders of the Series A Preferred Stock as a class will be entitled to elect four directors and the holders of the First Security Common Stock will be entitled to elect the remaining directors. Holders of any additional Preferred Stock hereafter issued may have such full or limited voting rights as are provided by the Board of Directors.

  The Board of Directors of First Security is authorized by the Certificate of Incorporation to provide, without further shareholder action, for the issuance of one or more series of preferred stock. The Board of Directors has the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations, restrictions and redemption, conversion or exchangeability provisions. Holders of preferred stock have no pre-emptive rights. The Series A Preferred Stock is not publicly traded.

  COMMON STOCK. First Security is authorized to issue 600,000,000 shares of First Security Common Stock with a par value of $1.25 per share. As of September 30, 1998, there were outstanding 188,440,990 (net of Treasury Stock) shares of First Security Common Stock. At such date, there were 2,025,528 shares reserved for issuance under First Security's Comprehensive Management Incentive Plan as stock bonuses and other awards; 912,728 shares reserved for issuance under First Security's Dividend Reinvestment Plan; 383,860 shares reserved for issuance upon the conversion of First Security's Series A Preferred Stock, 10,130,190 shares reserved for issuance upon exercise of outstanding stock options, and 1,499,000 shares reserved for issuance under First Security's Non-Employee Director Option Plan. Payment of dividends on the First Security Common Stock is also subject to the prior rights of First Security's outstanding Series A Preferred Stock.

  The holders of First Security Common Stock are entitled to voting rights for the election of directors and for other purposes, subject to the voting rights of the holders of Preferred Stock conferred by law and to the specific voting rights granted to each series of Preferred Stock and to voting rights which may in the future be granted to subsequently created series of Preferred Stock.

  Holders of First Security Common Stock are entitled to receive dividends when and if declared by the Board of Directors of First Security out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of First Security's Series A Preferred Stock and any other series of Preferred Stock hereafter authorized, to receive pro rata the net assets of First Security. First Security Common Stock has no pre-emptive or conversion rights.

  ANTI TAKEOVER DEVICES. As of August 28, 1989, First Security adopted a Shareholder Rights Agreement (the "Plan") and the Board of Directors of First Security on that date (a) declared a dividend of one "Right" for each share of First Security Common Stock held of record as of the close of business on September 8, 1989, and (b) authorized the issuance of one Right in respect of each share of First Security Common Stock issued after September 8, 1989 and prior to the occurrence of certain events described in the Plan, primarily involving the acquisition of target levels of First Security shares by persons not then holding such amounts. Each Right entitles the registered holder to purchase from First Security a unit consisting of one one-thousandth of a share of Junior Series B Preferred Stock at a purchase price of $13.17 per unit. The Rights are attached to all shares of First Security Common Stock that were outstanding on September 8, 1989 or have been issued since that date, and no separate Rights Certificates have been or will be distributed until the occurrence of certain events described in the Rights Agreement. Until the occurrence of such events, no Right may be exercised or traded separately from the First Security Common Stock. Following separation, the Rights may, depending upon the occurrence of certain events described in the Rights Agreement, entitle the holders thereof to either purchase or receive additional shares of First Security Common Stock. The Rights will expire in 2008, unless earlier redeemed by First Security, which may be done at $0.01 per Right, in accordance with the terms of the Plan.

  The Plan is designed to protect First Security's stockholders' interests in the event of an unsolicited attempt to acquire First Security, including a gradual accumulation of shares in the open market. First Security believes that the Plan provides protection against a partial or two-tier tender offer that does not treat all stockholders equally and against other coercive takeover tactics which could impair First Security's Board of Directors' ability to represent First Security's stockholders fully. Management believes that the Rights should also deter any attempt by a controlling stockholder to take advantage of First Security through self-dealing transactions. The Plan is not intended to prevent a takeover of First Security. Issuing the Rights has no dilutive effect, does not affect reported earnings per share, and does not change the way in which First Security's shares are traded. However, the exercise of Rights by some but not all of First Security's stockholders would have a dilutive effect on nonexercising stockholders. Moreover, some may argue that the Plan has the potential for "entrenching" current management by allowing current voting stockholders to increase their voting shares, thus making a tender offer more difficult and costly. Shares of First Security Common Stock do not have cumulative voting rights.

  First Security Common Stock is not subject to redemption by either First Security or a stockholder, but there is no restriction on the repurchase by First Security of shares of First Security Common Stock except for certain regulatory limits.

  First Security's Certificate of Incorporation provides that, in general, an affirmative vote of not less than 80% of the outstanding shares of First Security Common Stock is required to approve or authorize certain major corporate transactions involving First Security and holders of more than 10% of the First Security Common Stock (including certain mergers, substantial dispositions of assets, liquidation or dissolution, or recapitalization). The 80% vote is not required in some such circumstances, including certain transactions which have been approved in advance by a majority of the Board of Directors, or where holders of First Security Common Stock receive a price per share that satisfies the fairness criteria set forth in the Certificate of Incorporation.

                          INFORMATION ABOUT VAN KASPER

GENERAL

  Van Kasper & Company a California corporation ("Van Kasper"), is a privately owned full-service investment banking firm operating in the western United States. Established in 1978 and headquartered in San Francisco, Van Kasper provides private brokerage services to its individual and institutional clients; manages, underwrites and distributes equity securities; provides a full range of investment banking services; publishes proprietary equity research; makes markets in over 100 NASDAQ securities; and provides investment management services.

  Van Kasper's mission is two-fold: (i) to provide original investment advice and superior private brokerage services to retail and institutional investors, and (ii) to provide innovative investment banking advice to its corporate finance clientele. Management firmly believes that the experience of its 83 brokers and their strong community ties help differentiate Van Kasper from its competitors and enable Van Kasper to access and serve its investor clients more effectively. The resultant long-standing relationships with affluent investors, in turn, have benefitted Van Kasper's other businesses, particularly by enhancing its access to and participation in, equity underwriting. As a measure of its success in fulfilling its mission with investors, assets in retail client accounts have increased at a compound annual rate of 38% over the past three years to $2.0 billion as of September 30, 1998.

  F. Van Kasper founded Van Kasper in 1978 along with four partners, all of whom are still active in the business. Their goal was to form an independent employee-owned company to provide superior investment advice and services to retail clients and selected institutional investors. Van Kasper has grown steadily and profitably over the years, becoming one of the leading full service regional investment banks in the west and one of the few with fully integrated corporate finance and equity capital markets capabilities. Van Kasper now employs over 250 people servicing approximately 25,000 retail accounts and hundreds of prominent institutional investors. Van Kasper original research has been a consistent trademark, fostering investor client growth and contributing to the development of a diversified investment banking practice targeting small- and mid-cap companies.

  In recent years, the financial markets have grown in size and complexity, characterized by a proliferation of investment products and services, frequent innovations, increased globalization and the perception of increased volatility. Van Kasper believes that these trends aided by favorable demographic shifts in the United States will continue for the foreseeable future and consequently believes that the needs of both investors and issuers for high quality professional financial advice and services responsive to client needs, such as those offered by Van Kasper, will continue to increase.

STRATEGY

  INCREASE RETAIL DISTRIBUTION. Since 1992, Van Kasper has aggressively expanded its West Coast presence by opening five new retail offices throughout California and adding over 45 new retail sales personnel in all of its offices. Van Kasper is actively seeking to open new, strategically located offices to serve its core client base, money center, affluent retail investors who seek personal, quality investment advice.

  BRING IN-DEPTH RESEARCH COVERAGE TO INVESTORS. Van Kasper believes that research coverage of growth companies is crucial to meet the demands of its investor clients for sophisticated and informed investment advice. Van Kasper organizes its research activities along defined industry lines. Van Kasper's strategy is to continue to focus on discovering and servicing companies in growth industries generally found in the western United States, including technology, health care, financial services, life style, energy and consumer industries.

  OFFER A COMPLETE RANGE OF SERVICES TO CORPORATE CLIENTS. In recent years, Van Kasper has enhanced its equity underwriting and convertible debt capabilities and its merger and acquisition advisory services while adding new product and services, including private placement/structured finance and a corporate services group. Over the past eighteen months, Van Kasper increased its corporate finance personnel from 16 to 27 persons. The Company's strategy is to continue to expand the range of its investment banking services.

  ESTABLISH LONG-TERM RELATIONSHIPS WITH GROWTH-ORIENTED COMPANIES. Van Kasper's strategy is to build relationships with promising companies at an appropriate stage in their development. Van Kasper often establishes contact with such companies through its relationships with professionals, such as attorneys and accountants, or from its research department's knowledge of its industries. As these companies grow, the company sustains these relationships through research coverage, equity and convertible debt offerings, institutional and retail brokerage, NASDAQ market-making and merger, acquisition and strategic partnering and general corporate services.

RETAIL DISTRIBUTION

  Van Kasper's primary line of business is the execution of securities transactions through its registered representatives. Van Kasper has traditionally sought to attract and retain brokerage clients by offering a high level of personal service referred to by Van Kasper as "private brokerage". Van Kasper's brokers operate from eight regional offices located in prime locations of all of the major money centers of California.

 REGIONAL OFFICE SYSTEM AS OF SEPTEMBER 30, 1998

      LOCATION                                 DATE OPENED BROKERS SUPPORT STAFF
      --------                                 ----------- ------- -------------
      San Francisco...........................    1978        31         17
      Walnut Creek............................    1985         9          5
      San Jose................................    1988         8          7
      Los Angeles.............................    1993        12          6
      Sacramento..............................    1996         5          4
      Fresno..................................    1997         5          3
      Newport Beach...........................    1997         8          4
      San Diego...............................    1997         5          3
                                                             ---        ---
          Total...............................                83         49
                                                             ===        ===

  Van Kasper has other branch offices besides these regional offices. For example, during the fourth quarter of 1998, Van Kasper opened a branch office in Phoenix, Arizona.

  Each regional office is supervised by a qualified licensed manager with direct responsibility for all activities of the branch office. Each office is capable of providing investment services to clients in listed and NASDAQ securities, corporate and municipal bonds, corporate underwritings, mutual funds and tax-sheltered investments. All offices operate utilizing standardized information technology throughout, so that Van Kasper need only supply a newly recruited broker with a personal computer and telephone in order for that broker to become fully operational. Van Kasper continues to evaluate additional opportunities to expand its retail brokerage business into other money centers in the Pacific Northwest, the Southwest and the Intermountain region, as well as to continue selective expansion within its existing regions.

  As of September 30, 1998, Van Kasper serviced approximately 25,000 active retail accounts. Client assets, which aggregated $2.0 billion at that date, have grown at a 38% compound annual rate over the past three years.

  BROKERS. The cornerstone of Van Kasper's franchise is its sales force comprised of an experienced and productive group of 83 brokers. Van Kasper's brokers average five years of tenure with it and 15 years of experience in the securities brokerage industry.

  Van Kasper brokers generate significant commission revenue in the course of their daily business, in addition to serving as a prime distribution and referral network Van Kasper's other main lines of business: capital markets, investment banking and investment management. Van Kasper insists that its brokers adhere to the high standards of integrity and professionalism in delivering a broad range of services in a personalized, service oriented manner. Van Kasper believes that this "private brokerage" philosophy has fostered enduring client relationships, where in many cases the broker functions as de facto portfolio manager for his or her clients.

  Van Kasper has been successful in recruiting and retaining experienced brokers due to a corporate culture that supports and encourages superior performance, a performance-based equity incentive compensation plan, access to advanced technology, and a client service-driven rather than a firm products-driven environment. Van Kasper generally does not hire inexperienced brokers or trainees. Throughout its history, Van Kasper has lost very few brokers to rival institutions while maintaining a successful new broker recruitment effort. Van Kasper's success in retaining its brokers and attracting experienced brokers reflects its focus on service, with respect to both clients and employees.

  CORPORATE EXECUTIVE SERVICES. Van Kasper has developed an important business facilitating stock transactions actions for corporate clients and their senior executives. Such services include execution of Rule 144 and Rule 145 stock transactions for corporate executives, evaluation and implementation of 401(k) plans, stock repurchase programs, and ancillary services such as employee seminars on retirement strategies, key man insurance, qualified and non-qualified plans and cashless option exercises.

CORPORATE FINANCE

  Van Kasper has developed a specialty in serving the corporate finance needs of small- and mid-cap companies located in the western United States. In addition to technology companies, Van Kasper has a long-established practice in "low tech/no tech" industries. The company's depth of experience, intensive regional coverage, national distribution and reputation for integrity enable it to provide a broad range of creative, intelligent capital raising and financial advisory solutions to the challenges faced by its corporate customers, including:

  . Underwritten public offerings;

  . Institutional private placements;

  . Mergers and acquisitions advisory services; and

  . Financial advisory services.

  Van Kasper has devoted considerable resources to building its corporate finance and underwriting businesses over the past five years. These initiatives have bolstered Van Kasper's firm-wide client-oriented approach and have resulted in significant repeat business over the years, contributing to a nearly four-fold increase in corporate finance and underwriting revenues over the past four years to $6.4 million in fiscal 1998.

  Van Kasper has assembled a core group of 22 highly experienced investment bankers with broad-based industry expertise in the technology, life sciences, retailing, manufacturing, consumer products, telecommunications, financial services, construction and oil & gas industries. The sixteen senior bankers responsible for new business origination and transaction execution, who are focused on client-centered relationship banking, have on average 15 years of experience gained at Van Kasper and other major and well-known firms. Thirteen of the 16 investment bankers above the associate level have advanced degrees and professional designations.

  FIRM COMMITMENT UNDERWRITING. Van Kasper's strategy has been to develop a disciplined, research-driven equity capital markets function. An important element of Van Kasper's success is its commitment for three years following a public equity offering to provide regular research coverage and to make a market in the security. Securities analysts also provide crucial input prior to commitment of Van Kasper capital to an equity underwriting. Since January l, 1995, Van Kasper has managed 32 public offerings raising more than $740 million. Over the past 18 months, Van Kasper has lead- or co-managed 13 equity offerings raising $387 million and one note offering raising $70 million.

                LEAD- AND CO-MANAGED OFFERINGS SINCE MARCH 1997

                                                                        AMOUNT
                                                     TYPE OF    VKCO    OFFERED
OFFER DATE                        ISSUER              DEAL      ROLE     ($MM)
----------                        ------             -------    ----    -------
10/27/98.............. Javelin Systems              Follow-on Lead Mgr.    9.l
  6/4/98.............. US Liquids                   Follow-on Lead Mgr.   57.0
 5/21/98.............. Flour City International     IPO       Lead Mgr.   16.0
  5/7/98.............. ATG                          IPO       Lead Mgr.   18.6
 3/10/98.............. Zindart                      Follow-on Lead Mgr.   44.0
 2/24/98.............. Shoe Pavilion                IPO       Lead Mgr.   16.1
12/18/97.............. Made2Manage Systems          IPO       Co-Mgr.     17.4
11/21/97.............. Magnum Hunter Resources      Follow-on Co-Mgr.     39.6
 9/17/97.............. First Republic Bank          Notes     Co-Mgr.     70.0
 9/11/97.............. Signature Eyewear            IPO       Co-Mgr.     20.7
 8/20/97.............. US Liquids                   IPO       Lead Mg.    16.4
 7/30/97.............. Eastern Environment Services Follow-on Co-Mgr.     9l.9
 3/26/97.............. Datum                        Follow-on Co-Mgr.     22.4
  3/4/97.............. Zindart                      IPO       Lead Mgr.   17.3
                                                                         -----
  TOTAL...............                                                   456.5
                                                                         =====

  Van Kasper's strategy is to maintain long-term relationships with its corporate clients by serving their capital raising needs beyond their initial public offerings of securities. Van Kasper also seeks to increase its base of publicly held clients by serving as a manager or co-manager in follow-on offerings for companies that Van Kasper believes have attractive investment characteristics, whether or not Van Kasper participated as a manager or co-manager in the initial public offering of securities for such companies.

  INSTITUTIONAL PRIVATE PLACEMENTS. Van Kasper specializes in arranging financing for middle market companies to support internal growth as well as to finance acquisition, buyouts and restructurings. Van Kasper's private placement activities are led by a senior banker with 16 years of experience who has raised over $1 billion for clients. Since the arrival of the head of private placements in 1996, Van Kasper has arranged four institutional private placements that have raised a total of $76.5 million.

                INSTITUTIONAL PRIVATE PLACEMENTS SINCE JUNE 1997

                               PROCEEDS
          CLIENT             DATE CLOSED   ($MM)                    FINANCING
          ------             -----------   -----                    ---------
QT Optoelectronics, Inc...  July, 1998     $25.0 Acquisition of a Significant competitor.
Jaymark...................  June, 1998       8.0 Private placement of senior Subordinated debt.
Consolidated Foundries....  February, 1998  28.5 Recapitalization of the company and acquisition of Pac Foundries.
Synbiotics................  July, 1997      15.0 Acquisition of Phone Merieux.

  In September 1998, Van Kasper hired three investment bankers to open an office located in Phoenix, Arizona. These bankers bring substantial experience in the high-yield debt markets with the ability to provide advice regarding the placement of 144(A) senior and subordinated debt securities.

  MERGERS AND ACQUISITIONS ADVISORY, FINANCIAL ADVISORY. The Corporate Finance Department's mergers and acquisitions advisory services include exclusive sale representation, acquisition advisory, management buyouts and corporate restructurings. Van Kasper also provides fairness opinions and valuation reports in a variety of settings, including mergers and acquisitions, recapitalizations and reorganizations, employee stock ownership plans, purchase price allocation, sale of securities and stock option plans. Over the past twelve months, Van Kasper has acted as financial advisor in five mergers and acquisition transactions and six financial advisory engagements.

  MERGER, ACQUISITION AND FINANCIAL ADVISORY ASSIGNMENTS SINCE SEPTEMBER 1997

              CLIENT                               TRANSACTION
              ------                               -----------
 Homes America.................... Assisted in the negotiations in the sale of the company to Champion Enterprises
 California Community Bancshares.. Assisted in the negotiations in the sale of the company to SerraWest Bancorp
 Cornish & Carey Residential...... Initiated the transaction and assisted in the negotiations in the sale of the company
                                   to NRT
 Good Catalog Company............. Initiated the transaction and assisted in the negotiations in the sale of the company
                                   to Reader's Digest
 Helm Corp........................ Initiated the transaction and assisted in the negotiations in the sale of the company
                                   to Comfort Systems USA
 Wyatt River Software............. Initiated the transaction and assisted in the negotiations in the sale of the company
                                   to Rainbow Technologies
 Allied Capital Advisers.......... Provided a fairness opinion in connection with the Merger of five publicly traded
                                   companies to form Allied Capital Advisers
 QT Optoelectonics................ Fair market valuation of common shares of the company
 Zindart.......................... Provided a fairness opinion in connection with the acquisition of Hua Yang Holdings

CAPITAL MARKETS

  EQUITY RESEARCH. Van Kasper is committed to publishing institutional-quality equity research on unknown and out-of-favor small- and mid-cap companies in the western United States. The companies that are recommended must exhibit superior appreciation potential as a result of high returns on assets and equity, reliable earnings growth that is accelerating, or attractive valuations relative to fundamental value not currently reflected in the market price.

  Van Kasper believes that the quality and depth of its proprietary research will continue to help it attract and retain highly productive brokers, retail and institutional investor customers and corporate finance clients. Because Van Kasper corporate finance transaction flow is highly research-driven, research analysts also provide critical input into Van Kasper underwriting commitment decisions.

  Van Kasper's philosophy of buying the company rather than the stock by analyzing its fundamentals and assessing its business prospects has resulted is superior investment performance. Van Kasper publishes the Van Kasper Review, highlighting the Research Department's top 15 stocks, twice a year. Since its initial publication in 1980, the Review's model portfolio has generated a 20.0% compound annual rate of appreciation, outperforming the Russell 2000, the S&P 500, the Dow Jones Industrial Average and the NASDAQ Composites.

  Of the securities analysts in the Research Department, three have CFA designations, two have Ph.D.'s and one is currently sitting for the CFA Level 3 examination. The securities analysts are available to institutional clients and retail brokers to offer investment advice and answer questions that may arise about the companies they follow. Analysts specialize in particular industries, including technology, life sciences, retailing, manufacturing, consumer products, telecommunications, financial services, construction and oil & gas. The Research Department also disseminates research publications on large-cap stocks from BT Alex. Brown and Credit Suisse First Boston.

  The Research Department publishes a large volume of reports, including:

  . Company and industry reports and updates;

  . Strong Buy List, published monthly;

  . Research Universe, published monthly;

  . Quarterly Financial Markets Outlook; and

  . Van Kasper Review, an economic report including Van Kasper's focus list of 15 best stock picks, published semi-annually.

  The research products and services are designed to help investing clients achieve their financial goals. Van Kasper's Research Department places a high priority on increasing the efficiency with which information can be disseminated and acted upon by the Company's investing clients.

  INSTITUTIONAL SALES. Over the past two years Van Kasper has built an institutional sales desk with eight salespeople covering over 250 domestic and international accounts, including most of the leading institutional buyers of small- and mid-cap stocks. This institutional placement capability provides pricing discipline in the distribution of equity offerings lead-managed by Van Kasper, diversifies public ownership of client issuer securities, and promotes secondary market liquidity in offerings lead-managed by Van Kasper. The Institutional Sales Department places between 40% and 60% of all Van Kasper lead-managed issues.

  Van Kasper has participated in close to 500 syndicated equity offerings since July 1, 1995 that have raised over $25 billion. This represents approximately one third of the total number of syndicated equity offerings during that period. Van Kasper has enjoyed a high level of success in forging effective working relationships with the syndicate desks of all of the major national and regional investment banking firms, in large part attributable to it own well-established origination capability and the strong hands of it retail investor clients.

  EQUITY TRADING. Van Kasper's revenue from listed brokerage is derived from commissions on business transacted on national and regional exchanges, and such revenue is highly influenced by the volume of business and stock prices. In such brokerage, Van Kasper acts as agent for customers who wish to buy or sell listed securities and effects the purchase or sale on the relevant securities exchange. Van Kasper utilizes independent floor brokers to ensure sufficient coverage on the floors of these exchanges.

  Van Kasper acts as a broker-dealer in NASDAQ securities. As principal, Van Kasper acts as a market maker in the equity securities of more than 100 companies, for most of which Van Kasper is identified as an investment banker, as well as companies in which Van Kasper's investor clients may have substantial and continuing interest. Generally, in making a market Van Kasper stands ready at any time to buy or sell, for its own account as principal, and NASDAQ security in which Van Kasper has registered as market maker with the NASDAQ. Five traders in San Francisco office focus on NASDAQ transactions. All capital committing authority resides exclusively in San Francisco home office.

  SYNDICATE. Van Kasper's underwriting activities for corporate clients are carried out through the Syndicate Department. This department is charged with the responsibility of establishing syndicates and selling groups to underwrite and distribute Van Kasper's own lead-managed underwritings and of accepting or declining invitations to participate in underwritings managed by other investment banking houses. The Department is also responsible for merchandising these underwritings and allocating the securities among Van Kasper's regional offices.

RISK MANAGEMENT GROUP

  In June 1998, Van Kasper hired four professionals specializing in financial advisory and consulting services in the area of restricted/control stock and stock options. The Risk Management Group's ("RMG") services include advising institutional investors with respect to equity derivatives and advising high net worth individuals on restricted stock/Rule 144 stock sale strategies. RMG advises clients with respect to the structure of derivatives transactions on an agency basis only; and derivative transactions which are then executed are placed with major securities firms and commercial banks.

FIXED INCOME TRADING

  Van Kasper also acts as broker in U.S. government, government agency, corporate and municipal fixed income securities. The Fixed Income Desk is operated almost exclusively to facilitate retail orders, and does not make active markets in securities. The overnight inventory positions of the Fixed Income Desk, consisting of primarily municipal securities, have generally varied between $5 million and $10 million. The Fixed Income Desk is staffed with three traders.

INVESTMENT MANAGEMENT

  Van Kasper Advisers ("VKA") was founded in 1983 to provide personalized investment management services for investor clients with substantial assets. VKA currently manages in excess of $500 million for more than 100 public and private corporations, financial institutions, pension plans, unions, endowments, foundations, partnerships and high net worth individuals. VKA's investment management disciplines include corporate cash management, total return income portfolios and emerging and balanced growth equity portfolios.

  VKA has posted strong growth in assets under management. As of June 30, 1995, VKA had assets under management of $195 million. With the intervening strong market, competitive results and the superior ability to attract new clients, VKA's assets under management have grown over 150% to $500 million as of September 30, 1998. Virtually all assets under management originated outside the Van Kasper retail system. VKA has recently been selected as a preferred investment advisor within the Charles Schwab system.

  VKA manages portfolios in five main disciplines ranging from very aggressive to very conservative. These styles can be blended using multiple portfolios to create the optional mix of assets to meet each clients' long-term objectives. The five disciplines are described as:

      Emerging growth;
      Balanced growth;
      Strategic fixed income;
      Corporate cash management; and
      Financial institution portfolio management.

  VKA believes that over time the market of an investment will match its intrinsic value. In the short run, however, the market value of an investment may vary significantly from its intrinsic value, as a result of incorrect valuations or the volatile nature of the marketplace. Security analysis and appraisal of the clients' investment objectives allow VKA to deliver superior investment returns by taking advantage of market variances for intrinsic value.

  INVESTMENT PERFORMANCE. VKA has posted competitive investment returns in all three disciplines. The Strategic Fixed Income portfolio has posted strong results, outperforming the Lehman Treasury Indices over the past three months, one year and since inception. Similarly, the return of the VKA Balanced Portfolio has exceeded a 50%/50% blend of the Lehman Intermediate Treasury Index and the S&P 500 over each measurement period. Although the VKA Emerging Growth Portfolio has underperformed the Russell 2000 over the past year, the portfolio has returned 23.3% before fees on an annualized basis since inception compared to 24.2% for the Russell 2000.

ACCOUNTING, ADMINISTRATION AND OPERATIONS

  Van Kasper's accounting, administration and operations personnel are responsible for financial controls, internal and external financial reporting, compliance with regulatory and legal requirements, office and personnel services, Van Kasper's management information and telecommunications systems, and the processing of Van Kasper's securities transactions. Van Kasper employees perform most the these functions. With the exception of payroll processing, which is performed by an outside service bureau, all data processing functions are performed by Van Kasper management information systems department.

  BT Alex. Brown acts as a clearing broker and depository of Van Kasper. A portion of Van Kasper expenses, net of certain revenues, are reimbursed by Van Kasper based on the level of transactions processed on behalf of Van Kasper.

COMPETITION

  The securities business is intensely competitive. Many of Van Kasper's competitors have greater capital, financial and other resources that the company. Van Kasper competes nationwide for growth-oriented institutional investor clients and regionally for United States underwritings of equity offerings by emerging growth companies in its areas of focus. In addition to competition from domestic and foreign firms currently in the securities business, domestic commercial banks and investment banking boutiques have recently entered the business. In recent years, large international banks have attempted to enter the markets served by United States investment banks, including the markets in which Van Kasper competes. These large international banks have hired investment banking, research and sales and trading professionals from Van Kasper and it competitor in the past, and Van Kasper expects that these and other competitors will continue to try to recruit professionals away from Van Kasper. The loss of any key professional could materially and adversely affect Van Kasper's operating results. Van Kasper expects competition from domestic and international banks to increase as a result of recent and anticipated legislative and regulatory initiatives in the United States to remove or relieve certain restrictions on commercial banks. Van Kasper's focus on growth companies also subject it to direct competition from a group of specialty securities firms and smaller investment banking boutiques that specialize in providing services to the emerging growth company sector.

  The principal competitive factors influencing the company's business are its professional staff, industry expertise, client relationship and its mix of market and product capabilities.

REGULATION

  As an investment bank, Van Kasper is subject to supervision and regulation by the SEC, which is responsible for carrying out the federal securities laws and serves as supervisory body over all national securities exchanges and associations. The regulation of broker-dealers has to a large extent been delegated by the federal securities laws to self-regulatory organizations ("SROs"). These SROs include all the national securities and commodities exchanges as well as the NASD. Subject to the approval by the SEC, these SROs adopt rules that govern the industry and conduct periodic examination of the operations of Van Kasper. In addition, Van Kasper is subject to regulation under the laws of the 50 states and certain other jurisdictions in which it is registered to conduct business.

  Broker-dealers are subject to regulations which cover all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of customer's funds and securities, capital structure of securities firms, record-keeping and the conduct of directors, officers and employees.

  As a registered broker-dealer and member of the NASD, Van Kasper is subject to certain net capital requirements (the "Net Capital Rule") set forth in Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Net Capital Rule, which specifies minimum capital requirements for registered broker-dealers, is designed to measure the financial soundness and liquidity of broker-dealers. Van Kasper's net capital exceeds the capital requirements mandated by the Exchange Act and the rules of all regulatory organizations of which it is a member.

EMPLOYEES

  As of December 15, 1998, Van Kasper had 235 employees, of which 94 were full-time registered representatives.

LEGAL PROCEEDINGS

  Van Kasper is not a party to any material legal proceedings.

PRINCIPAL VAN KASPER SHAREHOLDERS

  Van Kasper is owned 100% by its officers and employees. Van Kasper has rewarded those employees who espouse its business principles with equity ownership. As a result, as of December 15, 1998, ownership was spread among 86 officers and employees.

  Except as otherwise noted, the following table sets forth certain information known to Van Kasper with respect to beneficial ownership of the Van Kasper Shares as of December 15, 1998 by (a) each stockholder known by Van Kasper to be the beneficial owner of more than five percent, in the aggregate, of the outstanding shares of Van Kasper Shares, (b) each director and executive officer of Van Kasper and (c) all executive officers and directors as a group. The information in the table was obtained from the books and records of Van Kasper or, where applicable, supplied to Van Kasper by the beneficial owners below.

  Van Kasper knows of no person owning beneficially more than 5% of Van Kasper's Common Stock or Preferred Stock, except for the following persons who beneficially owned, as of October 31, 1998, the number of shares of Common Stock or Preferred Stock set forth opposite each such person's name in the table below.

                                                                 COMMON STOCK
                                                               -----------------
                                                                NUMBER   PERCENT
NAME AND ADDRESS                                               OF SHARES   OF
OF BENEFICIAL OWNER                                              OWNED    CLASS
-------------------                                            --------- -------
F. Van Kasper.................................................    3,600    100%
 600 California Street
 San Francisco, CA 94111
                                                                PREFERRED STOCK
                                                               -----------------
                                                                NUMBER   PERCENT
NAME AND ADDRESS                                               OF SHARES   OF
OF BENEFICIAL OWNER                                              OWNED    CLASS
-------------------                                            --------- -------
F. Van Kasper.................................................  150,351   25.6%
 600 California Street
 San Francisco, CA 94111
Stephen R. Adams..............................................   56,087    9.5
 600 California Street
 San Francisco, CA 94111
John Chung....................................................    3,400    0.6
Bruce Emmeluth................................................   28,800    4.9
Hugh Gordon...................................................   20,000    3.4
Joaquin Horton................................................   25,809    4.4
Jonathan Merriman.............................................   15,000    2.6
Bruce Nollenberg..............................................   28,835    4.9
Wayne Scott...................................................    8,700    1.5
Dave Sutch....................................................   21,255    3.6
                                                                -------   ----
All directors and officers as a group
 (10 persons).................................................  358,237   61.0%
                                                                =======   ====

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

  Upon consummation of the Merger, the Van Kasper Shareholders will become stockholders of First Security whose rights will (i) cease to be defined and governed by the CGCL and will be defined and governed by the Delaware Statute and (ii) cease to be defined and governed by the articles of incorporation and bylaws of Van Kasper and will be defined and governed by the First Security Certificate and the First Security Bylaws. Certain provisions of the First Security Certificate and the First Security Bylaws alter the rights of shareholders from those that Van Kasper shareholders presently have and also alter certain powers of management. These provisions are summarized below. This summary is qualified in its entirety by reference to the First Security Certificate, the First Security Bylaws, the Restated Articles of Incorporation of Van Kasper (the "Van Kasper Articles"), the Bylaws of Van Kasper (the "Van Kasper Bylaws") and applicable law. In addition, First Security could implement certain other changes by amending the First Security Certificate or the First Security Bylaws.

CERTAIN DIFFERENCES BETWEEN CALIFORNIA AND DELAWARE CORPORATE LAWS

  The Delaware Statute governs the rights of First Security stockholders and will govern the rights of Van Kasper shareholders who become stockholders of First Security. The CGCL and the Delaware Statute differ in many respects. Certain of the significant differences that could materially affect the rights of Van Kasper shareholders are discussed below.

BOARD OF DIRECTORS

  VAN KASPER. The Van Kasper Bylaws provide for the Board of Directors of Van Kasper to consist of not more than thirteen persons and not less than seven persons. The Van Kasper Board of Directors has by resolution acted and set the number at nine. The Van Kasper Board of Directors is not divided into classes and all directors are elected at each annual meeting.

  FIRST SECURITY. The First Security Bylaws provide that its Board of Directors shall consist of twenty directors, until changed by amendment of the First Security Bylaws.

MONETARY LIABILITY OF DIRECTORS

  The Van Kasper Articles provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the CGCL. The First Security Certificate provides for the elimination of personal monetary liability of directors to the fullest extent permissible under the Delaware Statute.

VOTING POWER

  Upon consummation of the Merger, based upon the capitalization of Van Kasper on September 22, 1998, Van Kasper shareholders will hold approximately 3,500,000 shares of First Security Common Stock (excluding the approximately 1,100,000 Holdback shares) constituting approximately 2% of First Security's voting power. Following the Merger, Van Kasper's shareholders will not possess the same relative voting power in matters put to a vote of stockholders of First Security as they possessed prior to the Merger.

REMOVAL OF DIRECTORS

  VAN KASPER. The Van Kasper Articles do not contain a provision relating to removal of directors. However, the CGCL and the Van Kasper Bylaws provide that any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote, provided, that no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect a director under cumulative voting.

  FIRST SECURITY. The First Security Certificate contains no provision with respect to removal of directors and, thus, removal of directors is governed by
Section 141(k) of the Delaware Statute, which provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

AMENDMENT OF THE CORPORATE CHARTER DOCUMENT

  VAN KASPER. The Van Kasper Articles are silent with respect to the vote required to amend the Van Kasper Articles, and therefore the CGCL governs. The CGCL provides for the vote of a majority of outstanding shares to amend the articles.

  FIRST SECURITY. The Delaware Statute provides that approval of a majority of the shares entitled to vote thereon is required to amend the First Security Certificate. However, the First Security Certificate provides for a higher voting requirement in connection with certain transactions.

SIZE OF THE BOARD OF DIRECTORS

  The First Security Bylaws provide for a Board of Directors consisting of twenty (20) members. Under California law, although changes in the number of directors or changing from a fixed to a variable board or vice versa may only be adopted by approval of a majority of the outstanding shares, the Board of Directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated range has been approved by the shareholders. If authorized by the certificate of incorporation, Delaware law permits the Board of Directors to change the authorized number of directors by amendment to the bylaws. The First Security Certificate provides that the number of directors shall be as specified in the First Security Bylaws and authorizes the Board of Directors to make, alter, amend or repeal the First Security Bylaws by a majority of the Board of Directors. As a result, the Board of Directors of First Security could amend the First Security Bylaws to change the size of the Board of Directors or to change from a fixed to a variable board or vice versa, in each case without stockholder approval.

CUMULATIVE VOTING

  Generally, under California law, if any shareholder has given notice of his or her intention to cumulate votes for the election of directors, any other shareholder of the corporation is also entitled to cumulate his or her votes at such election. Under Delaware law, cumulative voting in the election of directors is not mandatory. The First Security Certificate and the First Security Bylaws do not provide for cumulative voting, and therefore, the shareholders of Van Kasper will no longer have cumulative voting rights. The lack of cumulative voting may limit the ability of minority shareholders to obtain representation on the First Security Board of Directors.

CLASSIFIED BOARD OF DIRECTORS

  A classified board is one for which a certain number, but not all, of the directors are elected on a rotating basis each year. California law does not permit Van Kasper to provide for a classified Board of Directors. Delaware law permits, but does not require, a classified board of directors, divided into as many as three classes with no requirement that the classes be as even in size as possible. The First Security Certificate and the First Security Bylaws do not presently provide for a classified board but could, in the future, be amended to provide for a classified board. A classified board makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process.

POWER TO CALL SPECIAL MEETINGS OF SHAREHOLDERS

  Under California law, a special meeting of shareholders may be called by the Board of Directors, the chairman of the board, the president, the holders of shares entitled to cast not less than ten percent of the votes at such meeting or such additional persons as are authorized by the articles of incorporation or the bylaws. Under Delaware law, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The First Security Bylaws contain a provision granting the right to call a special meeting of stockholders to the chairman of the board and no other person.

  Thus, former Van Kasper Shareholders, upon becoming First Security stockholders, will be unable to call a special meeting of stockholders to vote on a matter that is opposed by the First Security Board of Directors.

SHAREHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

  In the last several years, a number of states (but not California) have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult.

  Section 203 of the Delaware Statute ("Section 203") prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

  For purposes of Section 203, the term "business combination" is defined broadly to include mergers of the corporation or a subsidiary with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

  The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the date at which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder; (ii) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an interested stockholder (excluding from the number of shares outstanding those shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66 2/3%) of the voting stock not owned by the interested stockholder. Section 203 does not apply if the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or a 20-day notice required under Section 203 of the proposed transaction which (i) constitutes certain (x) mergers or consolidations, (y) sales or other transfers of assets having an aggregate market value equal to 50% or more of the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation or (z) proposed tender or exchange offers for 50% or more of the corporation's outstanding voting stock; (ii) is with or by a person who was either not an interested stockholder during the last three years or who became an interested stockholder with the approval of the corporation's Board of Directors; and (iii) is approved or not opposed by a majority of the board members elected prior to any person becoming an interested stockholder during the previous three years (or their chosen successors).

  A Delaware corporation may elect not to be governed by Section 203 by a provision of its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors. Such an amendment is not effective until 12 months following its adoption. First Security has not opted out of Section 203; therefore, Section 203 applies to First Security.

  First Security believes Section 203 will encourage any potential acquirer to negotiate with First Security's Board of Directors. Section 203 may have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for First Security in which all stockholders would not be treated equally.
Section 203 may also discourage certain potential acquirers unwilling to comply with its provisions.

REMOVAL OF DIRECTORS

  Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation with a classified Board of Directors may be removed, with or without cause, unless the certificate of incorporation otherwise provides.

VACANCIES ON BOARD OF DIRECTORS

  Under California law, the board may fill any vacancy on the board of directors other than one created by removal of a director. If the number of directors in office is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a properly noticed meeting or by a sole remaining director. The board may fill a vacancy created by removal of a director only if so authorized by a corporation's articles of incorporation or by a bylaw approved by a corporation's shareholders. The Van Kasper Bylaws permit directors to fill vacancies created by removal of a director. The CGCL further provides that if, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders are less than a majority of the directors, then a holder or holders of five percent or more of the outstanding shares may call a special meeting of shareholders or cause a court to order such a meeting to elect the entire board.

  Under Delaware law, vacancies may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. There are nonetheless certain differences between the laws of the two states respecting indemnification.

  California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid in settling or otherwise disposing of an action or expenses incurred in defending an action which is settled or otherwise disposed of without court approval.

  Indemnification is permitted by California law only for acts taken by the person seeking indemnification in good faith and believed to be in the best interests of the corporation and its shareholders and with respect to a criminal proceeding, which such person had no reasonable cause to believe his conduct was unlawful, as determined by a majority vote of a quorum of disinterested directors, independent legal counsel (if a quorum of disinterested directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action. Under California law indemnification is required when the individual has successfully defended the action on the merits. California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by the CGCL. The Van Kasper Articles include such a provision.

  Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation and, with respect to a criminal proceeding, which such person had no reasonable cause to believe his conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

  INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE 1933 ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF FIRST SECURITY, FIRST SECURITY HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE 1933 ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY FIRST SECURITY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN A SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, FIRST SECURITY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION OF WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE 1933 ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

  The laws of both California and Delaware permit corporations to adopt a provision in their articles of incorporation eliminating, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty as a director. The Van Kasper Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should have been aware of a risk of serious injury to the corporation or its shareholders;
(e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested mergers between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

  Under Delaware law, First Security may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (c) unlawful dividends, stock repurchases or redemptions; or (d) mergers from which the director received an improper personal benefit. Such limitation of liability provision also may not limit a director's liability for violation of, or otherwise relieve First Security or its directors from the necessity of complying with federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

INSPECTION OF SHAREHOLDER INFORMATION

  Both California and Delaware law generally provide any stockholder, upon written demand, the right to inspect and copy the corporation's stockholder list for a purpose related to such person's interest as a stockholder. In addition, California law provides persons holding an aggregate of 5% or more of a corporation's outstanding voting shares an absolute right to inspect and copy the corporation's shareholder list. Since the Delaware Statute does not provide a similar absolute right of inspection for specified stockholders, certain Van Kasper shareholders who become First Security stockholders will no longer have access to the stockholder list for purposes unrelated to their interest as a stockholder. This could result in impairment of such stockholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of First Security.

DIVIDENDS AND REPURCHASES OF SHARES

  California law dispenses with the concepts of par value of shares as well as statutory definitions of capital and surplus. The concepts of par value, capital and surplus are retained under Delaware law.

  Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases or redemptions of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1.25 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1.25 times its current liabilities if the average earnings before interest and taxes for the preceding two fiscal years was less than the average interest expense for such years).

  Delaware law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

SHAREHOLDER VOTING

  Both California and Delaware law generally require that a majority of the stockholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the Merger agreement does not amend the existing certificate of incorporation, (b) each share of stock of the surviving corporation outstanding before the Merger is an identical outstanding or treasury share after the Merger, and (c) the number of shares to be issued by the surviving corporation in the Merger does not exceed 20% of the shares outstanding immediately prior to the Merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power (assuming the conversion of convertible equity securities) of the surviving or acquiring corporation or its parent entity.

  Both California and Delaware law also generally require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

  With certain exceptions, California law also requires that mergers, reorganizations, and similar mergers be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except for amendments to the certificate of incorporation that change the number of authorized shares or the par value of shares of a specific class or that adversely affect such class of shares. Should First Security authorize and issue shares of a new class of capital stock, the holders thereof would vote with the holders of the First Security Common Stock on proposals not adversely affecting either the new class of capital stock or the First Security Common Stock. In such event the holders of First Security Common Stock, if in the minority, would be unable to control the outcome of a vote, and, if in the majority, would be able to control the outcome of such a vote.

  California law also generally requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation where one of the constituent corporations or its parent owns more than 50 percent of the voting power of the other constituent corporation unless all of the holders of such common stock consent to the merger. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder (owning less than 90% of the outstanding shares of each class) more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection against coercive two-tiered bids for a corporation in which the stockholders are not treated equally.

INTERESTED DIRECTOR TRANSACTIONS

  Under both California and Delaware law, contracts or transactions between a corporation and one or more of its directors or between a corporation and any other entity in which one or more of its directors are directors or have a financial interest, are not void or voidable because of such interest or because such director is present at a meeting of the board which authorizes or approves the contract or transaction, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, either (a) the shareholders or the board of directors must approve any such contract or transaction in good faith after full disclosure of the material facts (and, in the case of board approval other than for a common directorship, California law requires that the contract or transaction must also be "just and reasonable" to the corporation), or (b) the contract or transaction must have been "fair" (in Delaware) or, in the case of a common directorship (in California), "just and reasonable" as to the corporation at the time it was approved. California law explicitly places the burden of proof of the just and reasonable nature of the contract or transaction on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the Board of Directors of Van Kasper might not be able to approve because the number of interested directors prevents the existence of a disinterested quorum could be approved by a majority of the disinterested directors of First Security, although less than a majority of a quorum.

SHAREHOLDER DERIVATIVE LAWSUITS

  California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain criteria are met. Under Delaware law, a person may only bring a derivative action on behalf of the corporation if the person was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may, under certain circumstances, make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

DISSENTERS' RIGHTS

  Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissenters' or appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such appraisal rights are not available
(a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the Merger because the Merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the Merger is an identical outstanding or treasury share after the Merger, and the number of shares to be issued in the Merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the Merger and if certain other conditions are met.

  THE LIMITATIONS ON THE AVAILABILITY OF DISSENTERS' RIGHTS UNDER CALIFORNIA LAW ARE DIFFERENT FROM THOSE UNDER DELAWARE LAW. SHAREHOLDERS OF A CALIFORNIA CORPORATION WHOSE SHARES ARE LISTED ON A NATIONAL SECURITIES EXCHANGE OR ON A LIST OF OVER-THE-COUNTER MARGIN STOCKS ISSUED BY THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM GENERALLY DO NOT HAVE SUCH APPRAISAL RIGHTS UNLESS THE HOLDERS OF AT LEAST 5% OF THE CLASS OF OUTSTANDING SHARES CLAIM THE RIGHT OR THE CORPORATION OR ANY LAW RESTRICTS THE TRANSFER OF SUCH SHARES. DISSENTERS' RIGHTS ARE UNAVAILABLE, HOWEVER, IF THE SHAREHOLDERS OF A CORPORATION OR THE CORPORATION ITSELF, OR BOTH, IMMEDIATELY AFTER THE REORGANIZATION WILL OWN EQUITY SECURITIES CONSTITUTING MORE THAN FIVE-SIXTHS OF THE VOTING POWER OF THE SURVIVING OR ACQUIRING CORPORATION OR ITS PARENT ENTITY. CALIFORNIA LAW DOES AFFORD DISSENTERS' RIGHTS FOR CERTAIN SALE OF ASSET REORGANIZATIONS. FOR A FURTHER DISCUSSION OF DISSENTERS' RIGHTS UNDER CALIFORNIA LAW, SEE "DISSENTERS' RIGHTS OF VAN KASPER SHAREHOLDERS."

DISSOLUTION

  Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors. The board may cause the corporation to dissolve if (a) an order for relief under Chapter 7 of the Federal bankruptcy law has been entered, (b) no shares have been issued or (c) the corporation has disposed of all of its assets and has not conducted any business for a period of five years preceding the adoption of a resolution to dissolve. Under Delaware law, if the board of directors initiates the dissolution holders of a majority of the corporation's shares may approve it. If the board of directors does not approve the proposal to dissolve, the dissolution must be consented to in writing by all stockholders entitled to vote thereon.

                                 LEGAL MATTERS

  Ray, Quinney & Nebeker, P.C will pass upon certain other matters with respect to the Merger for First Security and VK Acq. As of the Record Date, attorneys at Ray, Quinney & Nebeker, as a group, were beneficial owners of no more than 4% of the total outstanding First Security common stock and held no shares of Van Kasper Shares. A shareholder of Ray, Quinney & Nebeker is the daughter of the Chairman and Chief Executive Officer of First Security. Another shareholder acts as Assistant Secretary of First Security.

  Skadden, Arps, Slate, Meagher, & Flom LLP (Palo Alto, California) will pass upon certain matters in connection with the Merger for Van Kasper.

                                    EXPERTS

  The consolidated financial statements of First Security Corporation incorporated in this Prospectus/ Information Statement by reference from the First Security Current Report on Form 8-K dated October 1, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expressed an unqualified opinion and included explanatory language describing the restatement of the financial statements to give effect to the California State Bank acquisition, which was accounted for as a pooling of interests), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Van Kasper as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998 included in this Prospectus/Information Statement have been audited by Wilson, McCall & Associates, independent certified public accountants, as stated in their report appearing in Appendix B, and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

AVAILABLE ADDITIONAL INFORMATION

  First Security is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). First Security's recent filings with the Commission can be inspected and copied at the Public Reference Facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Office at 1801 California Street, Suite 4800, Denver, Colorado 80202-2648. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). In addition, the First Security Common Stock is traded by means of the NASDAQ Stock Market, and such reports, proxy statements and other information concerning First Security should be available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

  First Security has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with respect to the First Security Common Stock offered hereby. This Prospectus/Information Statement does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the exhibits thereto.

  Statements contained in this Prospectus/Information Statement or in any documents incorporated in this Prospectus/Information Statement by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C., and copies of all or any part of it may be obtained from the Commission upon payment of the prescribed fees.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are incorporated herein by reference the following documents filed with the Commission by First Security (File No. 1-6906):

    (a) First Security's Annual Report on Form 10-K for the year ended December 31, 1997 (as restated for the acquisition of California State Bank in First Security's Current Report on Form 8-K filed October 1, 1998), except Items 1, 6, 7 and 8 which are not incorporated by this reference; and

    (b) First Security's Proxy Statement dated March 16, 1998; and

    (c) First Security's Quarterly Report on Form 10-Q for the quarters ended September 30, 1998 and June 30, 1998; and

    (d) First Security's Current Reports on Form 8-K dated October 1, 1998 (2 reports); October 15, 1998; November 2, 1998 and November 18, 1998; and

    (e) Description of First Security Common Stock as included in First Security's Registration Statement on Form S-3, filed with the Commission on September 13, 1991, Commission File Number 33-42784.

  All documents filed by First Security, respectively, with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus/Information Statement and prior to the effective date of the Van Kasper Written Consents are incorporated herein by reference, and such documents will be deemed to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus/Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Information Statement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          FIRST SECURITY CORPORATION,

                     FIRST SECURITY CAPITAL MARKETS, INC.,

                       VAN KASPER ACQUISITION CORPORATION

                                      AND

                              VAN KASPER & COMPANY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               DECEMBER 16, 1998

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
                                  ARTICLE I
                             CERTAIN DEFINITIONS
 Section 1.1  Definitions..............................................     2
                                  ARTICLE II
                                  THE MERGER
 Section 2.1   The Merger..............................................    12
 Section 2.2   Effective Time..........................................    13
 Section 2.3   Closing.................................................   13
 Section 2.4   Directors and Officers of the Surviving Corporation.....    14
 Section 2.5   Subsequent Actions......................................    14
 Section 2.6   Shareholders' Meeting...................................    15
 Section 2.7   Consent Solicitation, Registration Statement, Etc.......    15
                                 ARTICLE III
                           CONVERSION OF SECURITIES
 Section 3.1   Conversion of Capital Stock.............................    17
 Section 3.2   Certain Definitions.....................................    18
 Section 3.3   Holdback Amount.........................................    19
 Section 3.4   Company Options.........................................    21
 Section 3.5   Dissenting Shares.......................................    22
 Section 3.6   Exchange of Shares and Certificates.....................    23
                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY
 Section 4.1   Organization............................................    28
 Section 4.2   Capitalization..........................................    28
               Corporate Authorization; Validity of Agreement; Company
 Section 4.3   Action..................................................    29
 Section 4.4   No Violations...........................................    31
 Section 4.5   Governmental Consents...................................    31
 Section 4.6   No Default..............................................    32
 Section 4.7   Litigation..............................................    32
 Section 4.8   Compliance with Law.....................................    32
 Section 4.9   Financial Statements; No Undisclosed Liabilities........    33
 Section 4.10 Absence of Certain Changes...............................    33
 Section 4.11 Employee Benefit Plans; ERISA............................    34
 Section 4.12 Taxes....................................................    36
 Section 4.13 Intellectual Property....................................    37
 Section 4.14 Contracts................................................    38
 Section 4.15 Environmental Matters....................................    39
 Section 4.16 Labor Matters; Compliance with WARN Act..................    39
 Section 4.17 Investment Contracts, Funds and Clients..................    40
 Section 4.18 Brokers and Finders......................................    42
 Section 4.19 Insurance................................................    42

                                                                           PAGE
                                                                           ----
 Section 4.20 Agreements with Regulatory Agencies......................     43
 Section 4.21 Investment Securities....................................     43
 Section 4.22 Interest Rate Risk Management Instruments................     43
                                  ARTICLE V
                        REPRESENTATIONS AND WARRANTIES
                    OF PARENT, FSCMI AND ACQUISITION CORP
 Section 5.1   Organization............................................     44
 Section 5.2   Capitalization..........................................     45
               Corporate Authorization; Validity of Agreement; Parent
 Section 5.3   Action..................................................     47
 Section 5.4   No Violations...........................................     48
 Section 5.5   Governmental Consents...................................     48
 Section 5.6   No Default..............................................     49
 Section 5.7   Litigation..............................................     49
 Section 5.8   SEC Reports and Financial Statements....................     49
 Section 5.9   Absence of Certain Changes..............................     50
 Section 5.10  Agreements with Regulatory Agencies.....................     50
 Section 5.11  Brokers and Finders.....................................     50
               Satisfaction of Conditions in Section 15(f) of the 1940
 Section 5.12  Act.....................................................     51
                                  ARTICLE VI
                              GENERAL COVENANTS
 Section 6.1   Conduct of Business of the Company Pending the Closing..     51
 Section 6.2  Investigation............................................     54
 Section 6.3  Reasonable Best Efforts..................................     55
 Section 6.4  No Public Announcement...................................     57
 Section 6.5  Expenses.................................................     57
 Section 6.6  Supplements to Disclosure Schedule.......................     57
 Section 6.7  Exclusive Merger Agreement...............................     57
 Section 6.8  Parent Common Stock Repurchases..........................     58
                                 ARTICLE VII
                             ADDITIONAL COVENANTS
 Section 7.1   Retention Pool..........................................     58
 Section 7.2   Employment Agreements...................................     60
                Satisfaction of Conditions in Section 15(f) of the 1940
 Section 7.3  Act......................................................     60
 Section 7.4  Investment Contract Consents.............................     60
 Section 7.5  Directors' and Officers' Insurance and Indemnification...     60
 Section 7.6  NASDAQ Listing Application...............................     62
 Section 7.7  Affiliate Agreements.....................................     62
 Section 7.8  Use of Company Name......................................     63
 Section 7.9  Management of the Surviving Corporation..................     63
 Section 7.10 Registration of Holdback Shares..........................     66
 Section 7.11 Resale Registration......................................     66
 Section 7.12 Company Representative...................................     67
 Section 7.13  Section 280G............................................     67

                                                                           PAGE
                                                                           ----
                                 ARTICLE VIII
                          CONDITIONS TO THE CLOSING
 Section 8.1    Conditions to the Obligations of Each Party............     68
                Additional Conditions to the Obligations of the Compa-
 Section 8.2    ny.....................................................     69
 Section 8.3    Conditions to the Obligations of Parent................     70
                                  ARTICLE IX
                                 TERMINATION
 Section 9.1    Termination............................................     72
 Section 9.2    Effect of Termination..................................     73
                                  ARTICLE X
                               INDEMNIFICATION
 Section 10.1   Indemnification by the Company.........................     73
 Section 10.2   Indemnification Procedure..............................     75
 Section 10.3   Disputes...............................................     76
 Section 10.4   Time Limit.............................................     76
 Section 10.5   Sole Remedy............................................     76
                                  ARTICLE XI
                                MISCELLANEOUS
                Survival of Representations and Warranties and Cove-
 Section 11.1   nants..................................................     77
 Section 11.2   Amendment, Modification and Waiver.....................     77
 Section 11.3   Entire Agreement.......................................     77
 Section 11.4   Notices................................................     78
 Section 11.5   Governing Law..........................................     79
 Section 11.6   Descriptive Headings...................................     79
 Section 11.7   Assignment; Binding Agreement..........................     79
 Section 11.8   Third Party Beneficiaries..............................     79
 Section 11.9   Specific Performance...................................     79
 Section 11.10  Severability...........................................     80
 Section 11.11  Counterparts...........................................     80
 Section 11.12  Original Merger Agreement Superseded...................     80
                              INDEX TO EXHIBITS
 Exhibit A      Articles of Incorporation of Surviving Corporation
 Exhibit B      By-Laws of Surviving Corporation
 Exhibit C      List of Employees to enter into Employment Agreement
 Exhibit D      Form of Employment Agreement
                Form of Opinion of Ray, Quinney & Nebeker, Counsel to
 Exhibit E      Parent
 Exhibit F      Form of Opinion of Skadden, Arps, Slate, Meagher & Flom
                LLP, Counsel to the Company
 Exhibit G      Form of Affiliates Letter
 Exhibit H      Form of Voting Agreement
 Schedule 2.4   Initial Governance Structure

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

   AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of December 16, 1998, by and among FIRST SECURITY CORPORATION, a Delaware corporation ("Parent"), FIRST SECURITY CAPITAL MARKETS, INC., a Utah corporation ("FSCMI") VAN KASPER ACQUISITION CORPORATION, a Utah corporation ("Acquisition Corp.") and VAN KASPER & COMPANY, a California corporation (the "Company").

                              W I T N E S S E T H:
                               ----------------

   WHEREAS, each respective Board of Directors of Parent, FSCMI, Acquisition Corp. and the Company has approved the merger of Acquisition Corp. with and into the Company upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), and each has approved this Agreement, and determined that this Agreement and transactions contemplated hereunder, including the Merger, are advisable and in the best interests of its respective shareholders;

   WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under section 368(a) of the Code; WHEREAS, the Company, Parent and FSCMI entered into an Agreement and Plan of Merger dated as of September 22, 1998 (the "Original Merger Agreement"), providing for the merger of the Company with and into FSCMI;

   WHEREAS, the Company, Parent, FSCMI and Acquisition Corp. desire to amend and restate the Original Merger Agreement as provided herein;

   WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent and FSCMI to enter into this Agreement, certain shareholders, officers and directors of the Company (collectively, the "Significant Shareholders") have, as of September 22, 1998, entered into agreements in substantially the form of Exhibit H hereto (the "Voting Agreements") to vote the shares of Company Capital Stock owned by such persons to approve the Merger; and

   WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

   NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

   Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

   "Acquisition Corp." shall have the meaning set forth in the recitals hereto.

   "Acquisition Corp. Common Stock" shall have the meaning set forth in Section 5.2(b) hereof.

   "Action" shall have the meaning set forth in Section 10.2(a) hereof.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified Person. For the purposes of this definition, the term "affiliated" has a meaning correlative to the foregoing.

   "Articles of Merger" shall mean the Articles of Merger referred to in
Section 2.2 hereof to be filed with the Division of Corporations and Commercial Code, Department of Commerce, of the State of Utah.

   "Average Parent Share Price" shall have the meaning set forth in Section 3.2 hereof.

   "BHC Act" shall mean the Bank Holding Company Act of 1956, as amended.

   "Business Day" means a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by Law to close.

   "California Merger Agreement" shall mean the Agreement of Merger by and among Parent, Acquisition Corp. and the Company together with the related officers' certificates required by 1103 of the CGCL, in the form attached to this Agreement as Exhibit [ ].

   "Cash Exercised Option" shall have the meaning set forth in Section 3.2 hereof.

   "Certificates" shall have the meaning set forth in Section 3.6(b) hereof.

   "Change in Control" shall have the meaning set forth in Section 7.9(c)(1) hereof.

   "CGCL" shall mean the California General Corporation Law.

   "Claim" shall have the meaning set forth in Section 10.2(a) hereof.

   "Clients" shall have the meaning set forth in Section 4.17(a) hereof.

   "Closing" shall have the meaning set forth in Section 2.3 hereof.

   "Closing Calculation Period" shall have the meaning set forth in Section 3.2 hereof.

   "Closing Date" shall have the meaning set forth in Section 2.3 hereof.

   "Code" shall mean the Internal Revenue Code of 1986, as amended.

   "Company Capital Stock" shall have the meaning set forth in Section 3.1(b) hereof.

   "Company Common Stock" shall have the meaning set forth in Section 3.1(b) hereof.

   "Company Disclosure Schedule" shall have the meaning set forth in Article IV hereof.

   "Company Indemnified Party" shall have the meaning set forth in Section 7.5(a) hereof.

   "Company Material Adverse Effect" shall mean any event, change or effect, individually or in the aggregate with such other events, changes or effects that is or could reasonably be expected to be materially adverse to (i) the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets, liabilities or regulatory status of the Company and VKA, taken as a whole, or (ii) the ability of the Company to consummate any of the transactions or to perform its obligations under this Agreement or any other agreements executed in connection herewith, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Company Material Adverse Effect: (a) conditions generally affecting the brokerage and investment banking industries, or companies providing services similar to those provided by the Company and VKA, taken as a whole, (b) any effect arising out of or resulting from actions contemplated by the parties in connection with, the announcement of this Agreement and the transactions contemplated hereby, or (c) any matter identified in the Company Disclosure Schedule.

   "Company Material Agreement" shall have the meaning set forth in Section 4.4(d) hereof.

   "Company Option" shall have the meaning set forth in Section 3.4(a) hereof.

   "Company Option Shares" shall have the meaning set forth in Section 3.4(a) hereof.

   "Company Plans" shall have the meaning set forth in Section 4.11(a) hereof.

   "Company Preferred Stock" shall have the meaning set forth in Section 3.1(b) hereof.

   "Company Revenues" shall have the meaning set forth in Section 3.3 hereof.

   "Company Representative" shall have the meaning set forth in Section 7.12 hereof.

   "Company Share Price" shall have the meaning set forth in Section 3.2 hereof.

   "Company Stock Plan" shall have the meaning set forth in Section 3.4(a) hereof.

   "Confidentiality Agreement" shall have the meaning set forth in Section 6.2 hereof.

   "Contract" means any material agreement, contract, note, bond, mortgage, franchise, permit, loan, lease, license, guarantee, understanding, commitment, obligation and other arrangement (written or oral) of any kind including, without limitation, any investment advisory or subadvisory, distribution or similar agreement with any Fund, to which the Company or VKA is a party or by which the assets or properties of the Company or VKA are bound or affected.

   "D&O Insurance" shall have meaning set forth in Section 7.5(d) hereof.

   "Defined Benefit Plan" shall mean either a plan described in section 3(35) of ERISA that is subject to Title IV of ERISA or a plan subject to the minimum funding standards set forth in section 302 of ERISA and section 412 or 4971 of the Code.

   "Dissenting Shares" shall mean any shares of Company Capital Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing, and who has demanded appraisal for such shares in accordance with section 1300 of the CGCL, if such section 1300 provides for appraisal rights for such shares of Company Capital Stock in the Merger.

   "Distribution Event" shall mean an event or circumstance that requires the distribution of all or a part of the Holdback Shares.

   "Effective Time" shall have the meaning set forth in Section 2.2 hereof.

   "Effective Time" shall mean the date and time at which the Articles of Merger are duly filed with the Secretary of State of the State of California and the Division of Corporations and Commercial Code, Department of Commerce, of the State of Utah, respectively, or such other date or time as is specified in the Articles of Merger as the date and time the Merger becomes effective.

   "Employment Agreement" shall mean an Employment Agreement in the form attached hereto as Exhibit D.

   "Environmental Law" shall mean any and all Laws regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time on or prior to the Closing Date be in effect.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "ERISA Affiliate" shall have the meaning set forth in Section 4.11(a) hereof.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Exchange Agent" shall have the meaning set forth in Section 3.6(a) hereof.

   "Exchange Fund" shall have the meaning set forth in Section 3.6(a) hereof.

   "Exchange Ratio" shall have the meaning set forth in Section 3.2 hereof.

   "Federal Funds Rate" shall mean the rate established from time to time by the Federal Reserve Board.

   "Federal Reserve Board" shall have the meaning set forth in Section 6.3(a) hereof.

   "Financial Statements" shall have the meaning set forth in Section 4.9(a) hereof.

   "FSCMI Common Stock" shall have the meaning set forth in Section 5.2(b) hereof.

   "Funds" shall mean the registered investment companies on whose behalf, as of the date hereof, the Company or VKA acts as investment advisor and, in the case of open-end funds, principal underwriter.

   "GAAP" means generally accepted accounting principles in effect in the United States of America at the time of determination, and which are consistently applied.

   "Governmental Entity" means any foreign, federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

   "Holdback" shall have the meaning set forth in Section 3.3 hereof.

   "Holdback Registration Statement" shall have the meaning set forth in
Section 7.10 hereof.

   "Holdback Shares" shall have the meaning set forth in Section 3.6(a) hereof.

   "Initial Shares" shall have the meaning set forth in Section 3.6(a) hereof.

   "Indemnitor" shall have the meaning set forth in Section 10.2(a) hereof.

   "Intellectual Property" shall have the meaning set forth in Section 4.13 hereof.

   "Investment Advisors Act" shall mean the Investment Advisors Act of 1940, as amended.

   "Investment Contracts" shall have the meaning set forth in Section 4.17(a) hereof.

   "IRS" means the United States Internal Revenue Service.

   "Laws" means all laws, common laws, rules, regulations, ordinances, codes, statutes, judgments, injunctions, orders, decrees, permits, policies and other requirements of all Governmental Entities.

   "Licenses and Permits" shall mean the governmental authorizations and licenses of the Company and VKA issued by any Governmental Entity and applicable to the business of the Company or VKA.

   "Lien" means any mortgage, pledge, lien, encumbrance, charge, adverse claim (whether pending or, to the knowledge of the Person against whom the adverse claim is being asserted, threatened) or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any third party option or other agreement to sell, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction (other than a financing statement which is filed or given solely to protect the interest of a lessor).

   "Loss" or "Losses" shall mean any liability, loss, damage, claim, charge, action, suit, proceeding, investigation, deficiency, Tax, interest, penalty, cost and expense (including, without limitation, attorneys' fees); provided, however, that in no event shall "Losses" include lost profits or other similar incidental damages or consequential damages.

   "Management Committee Chairman" shall have the meaning set forth in Section 7.1(a) hereof.

   "Merger" shall have the meaning set forth in Section 2.1(a) hereof.

   "Merger Consideration" shall have the meaning set forth in Section 3.2 hereof.

   "Money Market Funds" means Funds that operate as money market funds pursuant to Rule 2a-7 under the 1940 Act.

   "Multiemployer Plan" shall mean a plan described in section 3(37) of ERISA.

   "1940 Act" means the Investment Company Act of 1940, as amended.

   "Non-Interested Directors" shall have the meaning set forth in Section 8.3(h) hereof.

   "Non-Vested Option" shall have the meaning set forth in Section 3.4(b) hereof.

   "Option Cancellation Agreements" shall have the meaning set forth in Section 7.1(a) hereof.

   "Original Merger Agreement" shall have the meaning specified in the recitals hereto.

   "Parent Common Stock" shall have the meaning set forth in Section 5.2(a) hereof.

   "Parent Disclosure Schedule" shall have the meaning set forth in Article V hereof.

   "Parent Indemnified Parties" shall have the meaning set forth in Section 10.1(a) hereof.

   "Parent Material Adverse Effect" shall mean any event, change or effect, individually or in the aggregate with such other events, changes or effects that is or could reasonably be expected to be materially adverse to (i) the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets, liabilities or regulatory status of Parent or any of its Subsidiaries, taken as a whole, or
(ii) the ability of Parent or FSCMI to consummate any of the transactions or to perform their respective obligations under this Agreement or any other agreements executed in connection herewith, it being understood that none of the following shall be deemed by itself or by themselves, either alone of in combination, to constitute a Parent Material Adverse Effect: (a) conditions generally affecting the commercial banking industry, or companies providing services similar to those provided by Parent and its Subsidiaries, taken as a whole, (b) any effect arising out of or resulting from actions contemplated by the parties in connection with the announcement of this Agreement and the transactions contemplated hereby, or (c) any matter identified in the Parent Disclosure Schedule.

   "Parent Preferred Stock" shall have the meaning set forth in Section 5.2(a) hereof.

   "Parent SEC Documents" shall have the meaning set forth in Section 5.8 hereof.

   "Person" shall mean any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

   "Registration Statement" shall mean a prospectus of Parent with respect to Parent Common Stock to be issued in the Merger and to be filed by Parent with the SEC as part of a registration statement on Form S-4 filed by Parent for the purpose of registering such shares of Parent Common Stock under the Securities Act of 1933, as amended and including the solicitation of consents of holders of Company Capital Stock.

   "Regulation Y" shall mean Regulation Y promulgated under the BHC Act.

   "Regulatory Agreement" shall have the meaning set forth in Section 4.20 hereof.

   "Requisite Governmental Approvals" shall have the meaning set forth in
Section 8.1(d) hereof.

   "Resale Registration Statement" shall have the meaning set forth in Section
7.11 hereof.

   "Retention Bonuses" shall have the meaning set forth in Section 7.1(a) hereof.

   "Retention Pool" shall have the meaning set forth in Section 7.1(a) hereof.

   "SAS 49" shall have the meaning set forth in Section 2.7(c) hereof.

   "SEC" means the Securities and Exchange Commission.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Self Regulatory Authority" means the Nasdaq National Market System and other self-regulatory organizations in the securities and commodities field, including, without limitation, the National Futures Association, and the National Association of Securities Dealers, Inc.

   "Special Meeting" shall have the meaning set forth in Section 2.6(a) hereof.

   "Subsidiary" of any party means (a) a corporation, a majority of the voting or capital stock of which is, at the time, directly or indirectly owned by such party and (b) any other Person (other than a corporation) in which such party, directly or indirectly (i) owns a majority of the equity or other interest thereof or (ii) has the power to elect or direct the election of a majority of the members of the governing body of such Person or otherwise has control over such Person (e.g., as the managing partner of a partnership).

   "Survival Period" shall have the meaning set forth in Section 11.1 hereof.

   "Surviving Corporation" shall mean the successor or surviving corporation of the Merger.

   "Tax" or "Taxes" means all taxes, charges, fees, levies, or other assessments of any nature whatsoever including, without limitation, any federal, income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, net worth, payroll, franchise, transfer and recording taxes, imposed by any federal, state, local or foreign taxing authority, and shall include all interest, penalties and additions imposed with respect to such amounts.

   "Tax Returns" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority in connection with the determination, assessment or collection of any Tax or other administration of any laws, regulations or administrative requirements in relation to any Tax.

   "URBCA" shall mean the Utah Revised Business Corporation Act.

   "Vested Company Option" shall have the meaning set forth in Section 3.4(a) hereof.

   "VKA" shall mean Van Kasper Advisers, Inc., a California corporation and a wholly-owned subsidiary of the Company.

   "VKA Common Stock" shall have the meaning set forth in Section 4.2(b) hereof.

   "VK Division" shall mean (i) the Surviving Corporation, prior to the consummation of the merger between FSCMI and the Surviving Corporation, and
(ii) a separate division within which the current operations of the Company and VKA will be conducted from and following consummation of the proposed merger between FSCMI and Surviving Corporation.

   "WARN Act" shall have the meaning set forth in Section 4.16 hereof.

   "Warrant" shall have the meaning set forth in Section 4.2(a) hereof.

                                   ARTICLE II

                                   THE MERGER

   Section 2.1 The Merger.

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Acquisition Corp. shall consummate a merger pursuant to which (a) Acquisition Corp. shall be merged with and into the Company (the "Merger") and the separate corporate existence of Acquisition Corp. shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of California, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 2.1.

     (b) As of the Effective Time of the Merger, the articles of incorporation of the Surviving Corporation shall be as set forth in Exhibit A to this Agreement, and such articles of incorporation shall be the articles of incorporation of Surviving Corporation until thereafter amended as provided by law and such articles of incorporation of the Surviving Corporation; provided, however, that Article 1 of the articles of incorporation of the Surviving Corporation shall be amended to read as follows: The name of the corporation is "First Security Van Kasper." As of the Effective Time of the Merger, the by-laws of the Surviving Corporation shall be as set forth in Exhibit B to this Agreement, and such by-laws shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law and such by-laws of the Surviving Corporation.

   Section 2.2 Effective Time. Upon the terms and subject to the conditions set forth in Article VIII of this Agreement and the California Merger Agreement, on the Closing Date, the parties hereto shall file the California Merger Agreement with the Secretary of State of California, whereupon Acquisition Corp. shall be merged with and into the Company pursuant to sections 1100 et. seq. of the CGCL. Concurrently with the filing of the California Merger Agreement with the Secretary of State of the State of California and upon the terms and subject to the conditions set forth in Article VIII of this Agreement, the parties hereto shall file the Articles of Merger with the Division of Corporations and Commercial Code, Department of Commerce of the State of Utah (the "Division") in accordance with the relevant provisions of the URBCA. The parties shall make all other filings, recordings or publications required by the CGCL and the URBCA in connection with the Merger. The Merger shall become effective at the time specified in the Articles of Merger and the California Merger Agreement and shall be on the Closing Date or as soon as practical thereafter.

   Section 2.3 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on the second Business Day after satisfaction or waiver of all of the conditions set forth in
Article VIII (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Embarcadero Center, Suite 3800, San Francisco, California 94111.

   Section 2.4 Directors and Officers of the Surviving Corporation.

     (a) Subject to Section 2.4(b) below, the directors and officers of the Surviving Corporation at the Effective Time shall be the directors and officers of the Company as of immediately prior to the Effective

Time, respectively, and shall serve in their respective positions until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the by-laws of the Surviving Corporation.

     (b) The parties hereto agree that, during the 60-day period immediately following the date of the Original Merger Agreement, the parties will use their reasonable best efforts to establish a mutually agreeable governance structure to be implemented at the Effective Time and relating to and covering the operation of the Company's businesses for a period of no less than four (4) years from and after the Effective Time. In furtherance of the foregoing, the parties have set forth on Schedule 2.4 an initial framework for such post-closing governance structure for purposes of discussion and negotiation, which framework shall be binding until such time as the definitive terms of the post-closing governance structure have been mutually agreed to by the parties.

   Section 2.5 Subsequent Actions. If at any time after the Effective Time the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Acquisition Corp. acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Acquisition Corp., all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

   Section 2.6 Shareholders' Meeting. If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

    (a) duly call, give notice of, convene and hold a special meeting or schedule an action by written consent of its shareholders (either of such special meeting or action by written consent, the "Special Meeting") as promptly as practicable after the Registration Statement is declared effective for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

    (b) use its reasonable best efforts to solicit from holders of shares of Company Common Stock and Company Preferred Stock proxies or written consents in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote or consent of shareholders required under California or Utah law to effect the Merger.

   Section 2.7 Consent Solicitation, Registration Statement, Etc.

     (a) Parent shall promptly prepare and file with the SEC under the Securities Act, a Registration Statement on Form S-4 (the "Registration Statement") with respect to the shares of Parent Common Stock to be issued in the Merger (including the Holdback Shares) and shall use its best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. The Registration Statement shall also include a solicitation of proxies or written consents of the shareholders of the Company to the Merger at the Special Meeting, which solicitation shall also constitute the prospectus included in the Registration Statement. The Registration Statement shall contain the recommendation of the Company's Board of Directors that holders of Company Common Stock and Company Preferred Stock approve and adopt the Merger and the transactions contemplated thereunder. Parent shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of shares of Parent Common Stock in the Merger. The Company shall furnish Parent with all information and shall take such other action as Parent may reasonably request in connection with any such action.

     (b) Parent shall notify the Company of the receipt of the comments of the SEC and of any requests by the SEC for amendments or supplements to the Registration Statement or for additional information, and shall promptly supply the Company with copies of all correspondence between Parent (or its representatives) and the SEC (or its staff) with respect thereto. If, at any time prior to the Special Meeting, any event should occur relating to or affecting the Company, Parent or FSCMI, or to their respective officers or directors, which event should be described in an amendment or supplement to the Registration Statement, the parties shall promptly inform one another and shall cooperate in promptly preparing, filing and clearing with the SEC and, if required by applicable securities laws, mailing to the Company's shareholders such amendment or supplement.

     (c) Notwithstanding anything to the contrary in this Agreement, the Company shall not mail the Registration Statement to the Company's shareholders unless and until (i) Parent has advised the Company that the Registration Statement has been declared effective under the Securities Act, (ii) Parent shall have received a "comfort letter" from Wilson, McCall & Daoro, the independent auditors of the Company, in the form, scope and content contemplated by Statement of Auditing Standards No. 49 issued by the American Institute of Certified Public Accountants, Inc. ("SAS 49"), relating to the financial statements and other financial data with respect to the Company and VKA included in the Registration Statement and such other matters as may be reasonably required by Parent, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof and (iii) the Company shall have received a "comfort letter" from Deloitte & Touche, LLP, the independent auditors of Parent, in the form, scope, and content contemplated by SAS 49, relating to the financial statements and other financial data with respect to Parent and its consolidated Subsidiaries included or incorporated by reference in the Registration Statement and such other matters as may be reasonably required by the Company, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

                                  ARTICLE III

                            CONVERSION OF SECURITIES

   Section 3.1 Conversion of Capital Stock. In accordance with this Agreement, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holders of any shares of Company Capital Stock or shares of common stock of Acquisition Corp.:

     (a) Capital Stock of Acquisition Corp. Each share of the capital stock of Acquisition Corp. issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) Conversion of Company Capital Stock. Each issued and outstanding share of the Common Stock, no par value (the "Company Common Stock"), and the Preferred Stock, Series A, no par value (the "Company Preferred Stock"), of the Company, shall be converted into the right to receive the Merger Consideration (as defined in Section 3.2 hereof). The Company Common Stock and the Company Preferred Stock are referred to collectively herein as the "Company Capital Stock."

     (c) As of the Effective Time, all such shares of Company Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. If, prior to the Effective Time, Parent should split or combine the Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution.

     (d) Subject to the limitations set forth herein, as of the Effective Time, each certificate theretofore representing shares of Company Capital Stock, without any action on the part of Parent, the Company or the holder thereof, shall represent an entitlement to receive the Merger Consideration. Each holder of a certificate representing any shares of Company Capital Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, the Merger Consideration upon the terms and subject to the conditions set forth herein.

     Section 3.2 Certain Definitions.

   "Average Parent Share Price" shall mean the average of the last sales prices per share of Parent Common Stock on the Nasdaq National Market for the ten (10 consecutive trading days ending on the trading day which is five (5) days prior to the Closing Date (such period referred to herein as the "Closing Calculation Period").

   "Cash Exercised Option" shall mean each option or warrant to purchase Company Capital Stock exercised between the date hereof and the Closing, where the exercise price of such option or warrant is paid by the option or warrant holder to the Company in cash or cash equivalent or by means of a loan from the Company to such holder.

   "Company Share Price" shall mean the quotient of (A) the sum of (i) $90 million, (ii) the aggregate exercise price of all Cash Exercised Options, and
(iii) the aggregate exercise price of all options to be exercised pursuant to the cashless exercise procedure in Section 3.4 hereof, divided by (B) the sum of, as of the Effective Time, (1) the total number of issued and outstanding shares of Company Common Stock, (2) the total number of issued and outstanding shares of Company Preferred Stock, and (3) the total number of shares of Company Capital Stock subject to all Vested Company Options.

   "Exchange Ratio" shall mean (in each case, rounded to the nearest one one-hundred thousandth of a share),

    (i) if the Average Parent Share Price is greater than or equal to $22.00, the number determined by dividing the Company Share Price by $22.00;

    (ii) if the Average Parent Share Price is less than or equal to $18.00, the number determined by dividing the Company Share Price by $18.00; and

    (iii) if the Average Parent Share Price is greater than $18.00 and less than $22.00,the number determined by dividing the Company Share Price by Average Parent Share Price;

   provided, however, if, prior to the Effective Time, Parent should split or combine the Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution.

   "Merger Consideration" for each share of Company Capital Stock shall mean that number of duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio.

   Section 3.3 Holdback Amount. Twenty-five percent (25%) of the aggregate Merger Consideration payable in shares of Parent Common Stock (the "Holdback") will be withheld at the Closing and issued to the holders of Company Capital Stock of record as of the Closing Date on the third and fourth anniversaries of the Closing Date as follows:

     (a) If the aggregate of revenues attributable to the operations of the Company and VKA and accounted for in a manner consistent with past practice (the "Company Revenues") for the three-year period beginning on the day immediately following the Closing Date and ending on the third anniversary of the Closing Date is equal to or greater than $176,540,000, then 50% of the Holdback plus an amount in cash equal to the cash dividends, if any, that would have accrued during such period on such 50% portion of the Holdback had such shares of Parent Common Stock been issued as of the Closing Date, subject to
Section 7.10 hereof, shall be delivered by Parent as soon as reasonably practicable following such third anniversary to the holders of record of Company Capital Stock as of the Closing Date entitled thereto; and

     (b) If the aggregate of Company Revenues for the four-year period beginning on the day immediately following the Closing Date and ending on the fourth anniversary of the Closing Date is equal to or greater than $241,370,000, then 50% (or 100% if no portion of the Holdback was delivered pursuant to clause (a) above) of the Holdback plus an amount in cash equal to the cash dividends, if any, that would have accrued during such period on such 50% (or 100%, as the case may be) portion of the Holdback had such shares of Parent Common Stock been issued as of the Closing Date, subject to
Section 7.10 hereof, shall be delivered by Parent as soon as reasonably practicable following such fourth anniversary to the holders of record of Company Capital Stock as of the Closing Date entitled thereto.

   Notwithstanding the foregoing, the Holdback shall be subject to offset (and shall be appropriately adjusted at the time of any such offset for all purposes hereunder) by any amounts owed to any Parent Indemnified Party pursuant to the provisions of Article X hereof.

     (c) The Exchange Ratio shall be appropriately adjusted with respect to the Holdback Shares so as to ensure that the holders of Company Capital Stock as of the Closing Date will realize the effects of transactions relating to Parent or the Parent Common Stock occurring subsequent to the Closing Date as if such holders had been issued the Parent Common Stock on the Closing Date. These events shall include, without limitation: (i) a split or combination of the Parent Common Stock, or payment of a stock dividend or other stock distribution in Parent Common Stock; (ii) an issuance to all holders of Parent Common Stock of rights or warrants to purchase Parent Common Stock; (iii) a distribution to all holders of Parent Common Stock of capital stock (other than Parent Common Stock) or evidences of indebtedness of the Parent or of assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above); and (iv) distributions of cash (other than any quarterly cash dividend set forth in Section 3.3(a) or (b)), on the Parent Common Stock; provided, however, that if a cash distribution to be paid by Parent is in an amount that would reasonably be expected to impair the ability of the Merger to qualify as a reorganization under Section 368(a) of the Code, such distribution amount shall be paid instead in shares of First Security Common Stock.

   In the event of (i) a reclassification of the Parent Common Stock or (ii) a consolidation, merger or combination involving the Parent or a sale or conveyance to another Person of all or substantially all of the property and assets of Parent, in each case, as a result of which the holders of Parent Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such Parent Common Stock, holders of record of the Company Common Stock on the Closing Date shall be entitled, in the event of a Distribution Event, to the kind and amount of shares or stock, other securities or other property or assets (including cash) which they would have owned or been entitled to receive upon such reclassification, consolidation, merger, combination, sale or conveyance had the Holdback Shares been issued prior to such event.

   Parent shall take no action, or fail to take any action, which would or is reasonably likely to have the effect of avoiding the adjustment provisions contemplated hereby.

   Section 3.4 Company Options. (a) Immediately prior to the Effective Time, each then outstanding option or warrant to purchase Company Capital Stock (a "Company Option") issued under each stock option or warrant plan, program, agreement or arrangement of the Company (each a "Company Stock Plan") that has previously vested or shall have vested upon consummation of the Merger (a "Vested Company Option") shall be exercised pursuant to a cashless exercise procedure whereby each holder of a Vested Company Option shall be entitled to receive on a net basis that number of shares of Company Capital Stock equal to X in the following formula:

                                  X = A(B - C)
                                      --------
                                          B

where A equals the number of shares of Company Capital Stock subject to such Vested Company Option, B equals the Company Share Price and C equals the strike price of such Vested Company Option; provided, that X shall be rounded, in the case of any Vested Company Option other than an "incentive stock option" (within the meaning of section 422 of the Code), up and, in the case of any incentive stock option, down to the nearest whole share, as necessary. The aggregate number of shares so issuable with respect to all Vested Company Options shall be referred to herein as the "Company Option Shares." At the Effective Time, each Company Option Share shall be converted into shares of Parent Common Stock pursuant to Section 3.1 for the account of the holder of such Vested Company Option. To the extent the consent of any holder of Vested Company Options is required to accomplish the foregoing, the Company shall use its reasonable best efforts to obtain such consent.

     (b) Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain the consent of each holder of (i) a Company Option that is not a Vested Company Option as of immediately prior to the Effective Time and
(ii) any contingent right to be granted an option or warrant to acquire Company Capital Stock that will remain outstanding pursuant to its terms following the Effective Time (such Company Options and contingent rights, "Non-Vested Options") to the cancellation of such Non-Vested Option.

     (c) Section 3.4 of the Company Disclosure Schedule sets forth a list summarizing all Company Options under all of the Company Stock Plans, including the term, date of grant, vesting schedule and the exercise price of each Vested Company Option and Non-Vested Option.

   Section 3.5 Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent a right to receive the Merger Consideration pursuant to Sections 3.6 and 3.1 hereof, but the holder thereof shall be entitled to only such rights as are granted by the CGCL.

     (b) Notwithstanding the provisions of Section 3.1(b) hereof, if any holder of shares of Company Capital Stock who demands appraisal of such holder's shares of Company Capital Stock under the CGCL effectively withdraws or loses (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's shares of Company Capital Stock shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 3.1(b) hereof, without interest, upon surrender of the certificate or certificates representing such shares of Company Capital Stock pursuant to Section 3.6 hereof.

     (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served on the Company pursuant to the CGCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the CGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal, settle or offer to settle any such demands.

   Section 3.6 Exchange of Shares and Certificates.

     (a) Exchange Agent. As of the Effective Time, Parent shall deposit with First Chicago Trust Company of New York or such other bank or trust company as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Capital Stock, for exchange in accordance with this Article III, through the Exchange Agent, (i) cash in an amount sufficient to pay cash in lieu of fractional shares, and (ii) certificates representing the shares of Parent Common Stock (the "Initial Shares"), other than shares of Parent Common Stock that shall be held back pursuant to Section 3.3 hereof (the "Holdback Shares") (such Initial Shares, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Sections 3.1 and 3.4 hereof in exchange for outstanding shares of Company Capital Stock.

     (b) Exchange Procedures; Transfer of Shares. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 3.1 or 3.4 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, and cash in lieu of fractional shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that whole number of Initial Shares which such holder has the right to receive pursuant to the provisions of this Article III and
(ii) cash in lieu of any fractional number of Initial Shares as contemplated by this Section 3.6, and the Certificate so surrendered shall forthwith be canceled. In addition, upon the occurrence of a Distribution Event, the holder of such Certificate shall also be entitled to receive in exchange therefore (i) a certificate representing that whole number of Holdback Shares which such holder has the right to receive pursuant to the provisions of this Article III,
(ii) cash in lieu of any fractional number of Holdback Shares as contemplated by this Section 3.6 and (iii) cash equal to the dividends payable with respect to such Holdback Shares pursuant to Section 3.3 hereof. In the event of a transfer of ownership of Company Capital Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.6, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 3.6. No interest shall be paid or accrue on any cash payable in lieu of any fractional shares of Parent Common Stock.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.6(e) hereof, until the surrender of such Certificate in accordance with this Article III. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.6(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

     (d) No Further Ownership Rights in Company Capital Stock; No Transfer Following the Closing Date. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this
Article III (including any cash paid pursuant to Section 3.6(c) or 3.6(e) hereof) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Capital Stock theretofore represented by such Certificates, subject, however, (i) to the obligation of the Surviving Corporation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company, on such shares of Company Capital Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time and
(ii) the obligation of Parent, if applicable, to pay the Merger Consideration subject to the Holdback as contemplated by Section 3.3, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation, of the shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law. There shall be no transfer of any right or interest in the Holdback Shares of Parent Common Stock following the Effective Time, except as required by applicable law. The holders of the Company Common Stock as of the Closing Date shall have no rights common to stockholders of Parent such as voting and dividend rights, except as specifically set forth herein. The interest of such holders in the Holdback Shares will not be represented by any form of certificate or instrument, will not be assignable or transferable, except by operation of law, and will not be represented by a separate security with a separate trading market.

     (e) Fractional Shares. (i) No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent.

      (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Capital Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to (A) such fraction multiplied by (B) the Average Parent Share Price.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article III shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

     (g) No Liability. None of Parent, FSCMI, Acquisition Corp., the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time, or immediately prior to such earlier date on which any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock, any cash pursuant to Section 3.3 hereof, or any dividends or distributions with respect to Parent Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of all claims or interest of any person previously entitled thereto.

     (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Except as set forth in the schedule delivered to Parent prior to the execution of this Agreement setting forth specific exceptions to the Company's representations and warranties set forth herein (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Acquisition Corp. as set forth below. Each exception set forth in the Company Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section. For purposes of this Article IV, the Company Disclosure Schedule and
Section 6.6 hereof, the phrases "as of the date hereof" and "as of the date of this Agreement" shall mean as of September 22, 1998.

   Section 4.1 Organization. (a) The Company is a corporation, duly organized, validly existing, duly qualified or licensed to do business and in good standing under the laws of the State of California and in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a Company Material Adverse Effect. Except for VKA and for shares or interests held by the Company solely as a fiduciary for unrelated third parties and shares of mutual funds acquired in connection with the establishment of such mutual funds, and except for inventory or investment accounts held or maintained in the usual and ordinary course of business, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity and has no other Subsidiary.

     (b) VKA is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is legally formed and validly existing and in good standing under the laws of the jurisdiction of its organization. VKA has all requisite corporate or organizational power and authority to own, lease and operate its properties and assets and to conduct its businesses as now conducted. VKA is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing will not have a Company Material Adverse Effect. True, complete and correct copies of the articles of incorporation and by-laws, including all amendments thereto, for VKA have heretofore been delivered to Parent.

   Section 4.2 Capitalization. (a) The authorized capital stock of the Company consists of 3,600 shares of Company Common Stock and 3,000,000 shares of Company Preferred Stock. As of the date hereof, (i) 3,600 shares of Company Common Stock are issued and outstanding, (ii) 525,197 shares of Company Preferred Stock are issued and outstanding as held by 66 legal shareholders,
(iii) 383,936 shares of Company Preferred Stock are reserved for issuance pursuant to the Company Stock Plans and all other employee benefit plans of the Company, including 283,136 shares reserved for issuance pursuant to outstanding awards and 100,800 shares reserved for issuance pursuant to future awards under the Company 1997 Long-Term Incentive Plan, and (iv) 53,332 shares of Company Preferred Stock are reserved for issuance upon the exercise of a warrant issued to F. Van Kasper on June 15, 1998 (the "Warrant"). All of the issued and outstanding shares of Company Capital Stock are validly issued, fully paid and nonassessable.

     (b) The authorized capital stock of VKA consists of 100,000 shares of common stock, no par value, (the "VKA Common Stock"). As of the date hereof, 1,000 shares of VKA Common Stock are issued and outstanding. All of the issued and outstanding shares of VKA Common Stock are validly issued, fully paid and non-assessable, all of which are held by the Company.

     (c) (i) Other than the Warrant and the Company Options, there is no outstanding right, subscription, warrant, call, option or other agreement or arrangement of any kind to purchase or otherwise to receive from the Company or VKA any of the outstanding authorized but unissued or treasury shares of the capital stock of the Company or VKA or any other security of the Company or VKA, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which either the Company or VKA is a party or is bound with respect to the voting of the capital stock of the Company or VKA.

   Section 4.3 Corporate Authorization; Validity of Agreement; Company
Action. (a) The Company has full corporate power and authority to execute and deliver this Agreement and any other agreements executed in connection herewith to which it is a party and, subject to obtaining any necessary approval of its shareholders as contemplated by Section 2.6 hereof with respect to the Merger and the consents required under Section 3.4 hereof to the cashless exercise of certain Vested Company Options and the cancellation of the Non-Vested Options, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and any other agreements executed in connection herewith to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company's board of directors, and subject only to approval of the Merger by the Company's shareholders and the filing and recordation of the Articles of Merger pursuant to the CGCL, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and any other agreements executed in connection herewith and the consummation by it of the transactions contemplated hereby and thereby. Each of this Agreement and any other agreements executed in connection herewith to which it is a party have been duly executed and delivered by the Company and, assuming each of this Agreement and such other agreements constitute a valid and binding obligation of the other parties hereto and thereto, constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) The board of directors of the Company has duly and validly approved and taken all corporate action required to be taken by such board of directors for the consummation of the transactions contemplated by this Agreement and the other agreements executed in connection herewith to which it is a party. The affirmative votes of the holders of a majority of the outstanding shares of Company Common Stock and the outstanding shares of Company Preferred Stock, the Warrant and the consents required under Section 3.4 hereof to the cashless exercise of certain Vested Company Options and the cancellation of the Non-Vested Options are the only votes of the holders of any class or series of Company Capital Stock necessary to approve the Merger.

   Section 4.4 No Violations. Neither the execution and delivery of this Agreement and the agreements, documents and instruments to be executed and delivered by the Company or in connection herewith, nor the consummation by the Company of the transactions contemplated hereby and thereby will:

    (a) violate, conflict with or result in any breach of any provision of the articles of incorporation or by-laws (or other similar governing documents) of the Company or VKA;

    (b) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") other than any application seeking approval from the Federal Reserve Board;

    (c) subject to compliance with the statutes and regulations referred to in Section 4.8 hereof applicable to the Company, violate or conflict with any Laws applicable to the Company or VKA, or by which any of their properties or assets may be bound; or

    (d) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or give rise to any right of termination, modification, cancellation or acceleration or result in the imposition of any Lien or the creation of any security interest, charge or encumbrance upon any of the assets of the Company or VKA under any agreement, contract, note, bond, mortgage, franchise, permit, loan, lease, license, guarantee, understanding, commitment, obligation or other arrangement (written or oral) of any kind to which the Company or VKA is a party or by which the Company or VKA or any of their properties or assets may be bound (each, a "Company Material Agreement"); excluding from the foregoing clauses (c) and
  (d) such violations, conflicts, breaches and defaults which, in the aggregate, would not have a Company Material Adverse Effect.

   Section 4.5 Governmental Consents. No consent, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by the Company or VKA in connection with the execution, delivery and performance of this Agreement and the other agreements, documents and instruments to be executed and delivered by the Company in connection herewith or the consummation of the transactions contemplated hereby or thereby, except as may be required by any Self Regulatory Authority or the Federal Reserve Board.

   Section 4.6 No Default. Neither the Company nor VKA is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of: (i) the certificate of incorporation or by-laws of the Company or VKA, or (ii) any License and Permit which would have a Company Material Adverse Effect.

   Section 4.7 Litigation. There are no claims, suits, actions or proceedings pending or, to the best knowledge of the Company threatened, nor are there any investigations or reviews pending or, to the best knowledge of the Company, threatened, against, relating to or affecting the Company or VKA, which, if adversely determined, would have a Company Material Adverse Effect.

   Section 4.8 Compliance with Law.

     (a) The Company and VKA have complied in all material respects with all Laws, and have all Licenses and Permits which are necessary for the conduct of their businesses and are not in default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity or arbitral tribunal, applicable to their respective businesses or any of their respective assets, properties or operations, except for such failures of compliance, violations and defaults which would not have a Company Material Adverse Effect.

     (b) The Company and VKA are, if so required by the nature of their business or assets, duly registered with the SEC and the various states as a broker-dealer and/or an investment advisor. The Company and VKA have made available to Parent true, complete and correct copies of their respective Form ADV, Form BD and such other filings as may be required by any Governmental Entity.

   Section 4.9 Financial Statements; No Undisclosed Liabilities.

     (a) Set forth in Section 4.9(a) of the Company Disclosure Schedule are audited consolidated balance sheets of the Company as of the fiscal years ended June 30, 1996, 1997 and 1998 and the related audited consolidated statements of operations and cash flows for the fiscal years ended on such date, accompanied by the reports thereon of Wilson, McCall & Associates (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and fairly present the financial condition of the Company and VKA as of such date and the consolidated results of operations and cash flows for the fiscal years then ended. The Financial Statements have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise disclosed in the notes to such financial statements.

     (b) There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of the Company and VKA that is not disclosed, reflected or reserved against in the Financial Statements, except such liabilities or obligations incurred in the usual and ordinary course of business, consistent with past practice, or which, in the aggregate, would not have a Company Material Adverse Effect. The Financial Statements have been prepared from the books and records of the Company and VKA.

   Section 4.10 Absence of Certain Changes. Since June 30, 1998, (a) the Company and VKA have conducted their businesses only in the usual and ordinary course and consistent with past practice, (b) no event has occurred that, had it occurred subsequent to the date of this Agreement, would have required the consent or approval of Parent under Section 6.1 hereof and (c) there has not been any event that would have a Company Material Adverse Effect.

   Section 4.11 Employee Benefit Plans; ERISA.

     (a) Section 4.11(a) of the Company Disclosure Schedule contains a true, complete and correct list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or VKA, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company or VKA would be deemed a "single employer" within the meaning of section 4001(b) of ERISA or section 414(b),(c),(m) or (o) of the Code, or to which the Company, VKA or an ERISA Affiliate is a party, whether written or oral, for the benefit of any employee or former employee of the Company or VKA (the "Company Plans").

     (b) With respect to each Company Plan, the Company has heretofore delivered or made available to Parent true, complete and correct copies of the Company Plan and any amendments thereto (or if the Company Plan is not a written Company Plan, a description thereof), any related trust or other funding vehicle and all related documents, including but not limited to, (i) the actuarial reports for each of the last three years, (ii) summary plan descriptions whether or not required by ERISA or the Code and (iii) the most recent determination letter received from the IRS with respect to each Company Plan intended to qualify under section 401 of the Code. Except as previously disclosed by the Company to Parent, to the knowledge of the Company, there are no existing circumstances nor any events that have occurred that could reasonably be expected to adversely affect the qualified status of any Company Plan or the related trust.

     (c) Neither the Company nor any ERISA Affiliate has at any time within the immediately preceding six years sponsored, maintained, contributed to or had any obligation to make contributions to any Defined Benefit Plan or Multiemployer Plan. The Company has no liability under Title IV of ERISA.

     (d) Each Company Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code. To the knowledge of the Company, no prohibited transaction has occurred with respect to any Company Plan that could reasonably be expected to result in a material liability to the Company. Neither the Company nor any ERISA Affiliate of the Company has engaged in any transaction described in section 4069(a) or section 4204 or 4212(c) of ERISA.

     (e) The Company has no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

     (f) Except as disclosed in Section 4.11(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or VKA. Without limiting the generality of the foregoing, no amount paid or payable by the Company or VKA in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of section 280G of the Code.

     (g) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and to Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans which could reasonably be expected to result in any material liability of the Company or VKA to the PBGC, the Department of Treasury, the Department of Labor, any Company Plan or any participant in a Company Plan.

   Section 4.12 Taxes.

     (a) The Company and VKA have duly and timely filed with the appropriate Governmental Entity all Tax Returns required to be filed by them, which are true and correct in all material respects and have paid the Taxes shown to be due thereon;

     (b) There are no material Liens for Taxes upon the assets or properties of the Company or VKA except for statutory liens for Taxes not yet due;

     (c) There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of the Company and VKA;

     (d) Neither the Company nor VKA has requested an extension of time within which to file any Tax Return in respect of any taxable period which Tax Return has not since been filed;

     (e) No federal, state, or local audits or other administrative proceedings have formally commenced or are presently pending with regard to any Taxes or Tax Returns of or including the Company or VKA, and no written notification has been received that such an audit or other proceeding is pending with respect to any Taxes due from or with respect to the Company or VKA, or any Tax Return filed by or with respect to the Company or VKA;

     (f) Neither the Company nor VKA has changed any method of accounting, received a ruling from any taxing authority or signed an agreement with any taxing authority which would have a Company Material Adverse Effect;

     (g) No deficiency for any Tax has been assessed with respect to the Company or VKA which has not been paid in full or is not currently being contested in good faith;

     (h) Neither the Company nor VKA is a party to any written Tax sharing agreement, Tax indemnification agreement, closing agreement, or Power of Attorney;

     (i) The reserves for current Taxes reflected in the June 30, 1998 balance sheet have been determined in accordance with generally accepted accounting principles consistently applied; and

     (j) The Company has previously delivered or made available to Parent true, complete, and correct copies of: (i) all audit reports, letter rulings, technical advice memoranda relating to United States federal, state, local and foreign Taxes due from or with respect to the Company or VKA; (ii) United States federal Tax Returns and those state, local or foreign Tax Returns filed by the Company and VKA; and (iii) any closing agreements entered into by the Company or VKA with any taxing authority in each case existing on the date hereof. The Company will deliver to Parent all materials with respect to the foregoing for all matters arising after the date hereof.

   Section 4.13 Intellectual Property. Section 4.13 of the Company Disclosure Schedule contains a list of all material items of intellectual property, including all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, computer software, databases, licenses and other proprietary rights (collectively, "Intellectual Property") material to the business or operations of the Company or VKA. The Company or VKA owns, or has a valid license to use, such Intellectual Property which is material to the business or operations of the Company or VKA in the manner currently used by the Company or VKA. As of the date of this Agreement, there are no claims pending, or to the knowledge of the Company, threatened,
(i) that the Company or VKA is in violation of any Intellectual Property rights of a third Person or (ii) that any third Person is in violation of any Intellectual Property rights of either Company or VKA which, in each such case, would have a Company Material Adverse Effect.

   Section 4.14 Contracts. Section 4.14 of the Company Disclosure Schedule sets forth, for the Company and VKA, each Contract:

    (a) for the lease of (A) personal property from or to third parties with annual payments exceeding fifty thousand dollars ($50,000) or with a term exceeding two years or (B) real property;

    (b) concerning a partnership or joint venture with any Person other than the Company or VKA;

    (c) under which the Company or VKA has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness in excess of fifty thousand dollars ($50,000) or imposed (or may impose) a Lien on any of its assets, tangible or intangible;

    (d) which contains any material non-compete or exclusivity provision with respect to any business or geographic area in which business is conducted with respect to the Company or VKA or which restricts the conduct of any business by the Company or VKA or any geographic area in which the Company or VKA may conduct business or which requires exclusive referrals of any business;

    (e) concerning any collective bargaining arrangement or with any labor union; or employment, severance or change of control Contract with any director, executive officer, key employee or material consultant; or any severance or change of control Contract with any other Person;

    (f) requiring payments after the date hereof to or by the Company or VKA of more than fifty thousand dollars ($50,000) or which is not terminable by the Company VKA on less than sixty (60) days notice;

    (g) not otherwise disclosed in Section 4.11(a) of the Company Disclosure Schedule any of the benefits of which will be increased or the vesting of the benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

    (h) under which any shareholder, officer, director, employee or Affiliate of the Company or VKA, or any member of the immediate family of any such natural persons, has any material interest; and

    (i) not otherwise disclosed in Section 4.14 of the Company Disclosure Schedule under which there could be a Company Material Adverse Effect or which was not entered into in the usual and ordinary course of business.

   Section 4.15 Environmental Matters. The Company and VKA: (a) are in compliance in all material respects with all Environmental Laws applicable to their respective businesses or any of their respective assets, properties or operations; (b) have not received notice from any Governmental Entity or other Person alleging that they are not in such compliance or are otherwise liable for cleanup, response or other costs pursuant to Environmental Laws; and (c) have no knowledge of any past or present actions, activities or conditions that could reasonably form the basis of a claim against them for material violation of or liability under any Environmental Law in each case except for claims for violations of or liability under an Environmental Law that would not have a Company Material Adverse Effect.

   Section 4.16 Labor Matters; Compliance with WARN Act.

     (a)(i) the Company and VKA are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, occupational safety and health and wages and hours;
(ii) to the knowledge of the Company, there is no unfair labor practice complaint or charge against the Company or VKA pending or threatened before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage pending or threatened against or affecting the Company or VKA and there has been no such job action during the past three years; (iv) no representation question exists respecting the employees of the Company or VKA, and there is no current organizing activities among the employees of any such entity; (v) to the knowledge of the Company, there are no pending or threatened lawsuits, administrative proceedings or investigations between the Company or VKA and current or former officers or employees, including without limitation, any claims for wrongful termination, breach of any express or implied contract of employment or for violation of equal employment opportunity laws; and (vi) there is no grievance arising out of any collective bargaining agreement or other grievance procedure.

     (b) Neither the Company nor VKA has any liability for payments or benefits due as a result of any "plant closing," "mass layoff" or "employment loss" (as each is defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act")) which has not been satisfied in full; nor has the Company or VKA been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of the Company or of VKA has suffered an "employment loss" (as defined in the WARN Act) since July 1, 1998.

     (c) here are no written personnel policies, rules or procedures applicable to employees of the Company or VKA.

   Section 4.17 Investment Contracts, Funds and Clients.

     (a) Section 4.17(a) of the Company Disclosure Schedule sets forth a list of (i) all of the clients to which the Company and VKA provide investment management, investment advisory, sub-advisory, administration or other services on the date hereof pursuant to written advisory agreements (the "Clients"), including an indication of whether the asset under management is a mutual fund subject to regulation under the 1940 Act, (ii) each contract or agreement, and all amendments thereto, in effect on the date hereof relating to the rendering of investment advisory or management services, including without limitation all sub-advisory services or administration services to any Client or other person (together with any such contract or agreement entered into after the date hereof, the "Investment Contracts"), (iii) the most recent date on which each Investment Contract with an investment company was renewed or continued and
(iv) the net asset value of each Client's assets under management as of September 15, 1998. The aggregate amount of assets under management by the Company and VKA pursuant to Investment Contracts is not less than three hundred twenty-four million dollars ($324 million). Neither the Company nor VKA provides investment management, investment advisory, administration or other services except pursuant to the Investment Contracts. None of the Investment Contracts, or any other arrangements or understanding relating to the rendering of investment advisory or management services, including without limitation all sub-advisory services, securities lending or administration services to any Client or other Person, contains any undertaking by the Company or VKA to cap, return or reimburse any or all fees thereunder, or provides for performance-based fees.

     (b) Section 4.17(b) of the Company Disclosure Schedule indicates each Client of the Company or VKA that is subject to ERISA, and the accounts of such Clients have been managed in compliance in all material respects with the applicable requirements of ERISA and all other applicable laws and regulations.

     (c) No material controversy or disagreement exists between the Company and VKA, on the one hand, and any Client(s), on the other as required to be disclosed in the Company's form ADV, form BD and other filings with any Governmental Entity or Self Regulatory Authority.

     (d) Each of the Company and VKA has adopted a formal code of ethics and a written policy regarding insider trading and front running, a true, complete and correct copy of each of which has been provided or supplied to Parent. Such code and policy comply in all material respects with section 204A of the Investment Advisors Act. The policies of the Company and VKA with respect to avoiding conflicts of interest are as set forth in the most recent Form ADV thereof, as amended, a true, complete and correct copy of which has been delivered or supplied to Parent. There have been no violations or allegations of violations of such policies or the conflict of interest policy of the Company and VKA that have occurred or been made that have or would be reasonably likely to have a Company Material Adverse Effect.

     (e) Neither the Company nor VKA or other person "associated" (as defined under the Investment Advisors Act) with any such entity has for a period not less than five years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment advisor under section 203(e) of the Investment Advisors Act or Rule 206(4)-4(b) thereunder and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

     (f) No exemptive orders have been obtained, nor are any requests pending therefor, with respect to the Company or VKA under the Exchange Act, the Securities Act, the 1940 Act or the Investment Advisors Act.

   Section 4.18 Brokers and Finders. Except for the engagement of Berkshire Capital Corporation and South Beach Capital Markets Advisory Corporation, neither the Company nor VKA has employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

   Section 4.19 Insurance. Section 4.19 of the Company Disclosure Schedule contains a true, complete and correct description of all material policies of fire, liability, production, negative, completion bond, errors and omissions, workmen's compensation and other forms of insurance owned or held by the Company and VKA. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. During the last three years neither the Company nor VKA has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

   Section 4.20 Agreements with Regulatory Agencies. As of the date of this Agreement, neither the Company nor VKA is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Self Regulatory Authority or Governmental Entity that materially restricts the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in Section 4.20 of the Company Disclosure Schedule, a "Regulatory Agreement"), nor has the Company or VKA (i) been advised since July 1, 1995 by any Self Regulatory Authority or Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement or (ii) have knowledge of any pending or threatened regulatory investigation.

   Section 4.21 Investment Securities. The Company and VKA have good and marketable title to all securities held by them (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or of VKA. Such securities are valued on the books of the Company in accordance with GAAP.

   Section 4.22 Interest Rate Risk Management Instruments. Any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of the Company or VKA or for the account of a customer of any such entity were entered into in the usual and ordinary course of business and, to the best knowledge of the Company, in accordance, in all material respects, with prudent business practice and applicable rules, regulations and policies of any Self Regulatory Authority and with counterparties believed to be financially responsible at the time.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                     OF PARENT, FSCMI AND ACQUISITION CORP

   Except as set forth in the schedule delivered to the Company prior to the execution of this Agreement setting forth specific exceptions to representations and warranties of Parent, FSCMI and Acquisition Corp. set forth herein (the "Parent Disclosure Schedule"), Parent, FSCMI and Acquisition Corp. represent and warrant to the Company and the holders of Company Capital Stock as set forth below. Each exception set forth in the Parent Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section. For purposes of this Article V and the Parent Disclosure Schedule, the phrases "as of the date hereof" and "as of the date of this Agreement" shall mean as of September 22, 1998 except that with respect to the representations and warranties of Acquisition Corp. such phrase shall mean December [16], 1998.

   Section 5.1 Organization. (a) Parent is a corporation, duly organized, validly existing, duly qualified or licensed to do business and in good standing under the laws of the state of Delaware and in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Documents, except for shares or interests held by Parent solely as a fiduciary for unrelated third parties and except for inventory or investment accounts held or maintained in the usual and ordinary course of business, Parent does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity.

     (b) FSCMI is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. FSCMI has all requisite corporate or organizational power and authority to own, lease and operate its properties and assets and to conduct its businesses as now conducted. FSCMI is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing will not, when taken together with all other such failures by Parent and its Subsidiaries, have a Parent Material Adverse Effect.

     (c) As of the date hereof, Acquisition Corp. is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Acquisition Corp. was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Acquisition Corp has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. True, complete and correct copies of the articles of incorporation and by-laws of FSCMI and Acquisition Corp. have heretofore been delivered to the Company.

   Section 5.2 Capitalization. (a) The authorized capital stock of Parent consists of 600,000,000 shares of common stock, par value $1.25 (the "Parent Common Stock") and 400,000 shares of preferred stock, no par value, of Parent (the "Parent Preferred Stock"). As of July 31, 1998, (i) 187,949,260 (net of treasury stock) shares of Parent Common Stock are issued and outstanding, (ii) 18,052 shares of Parent Preferred Stock have been designated Series A Preferred Stock 9,364 of which shares are issued and outstanding, (iii) 381,948 shares of Parent Preferred Stock have been designated Junior Series B Preferred Stock, none of which are issued and outstanding, (iv) 25,562,061 shares of Company Common Stock are reserved for issuance pursuant to Parent's stock incentive plans and all other employee benefit plans of Parent including (A) 8,885,769 shares reserved for issuance pursuant to outstanding awards and 11,815,408 shares reserved for issuance pursuant to future awards under the Comprehensive Management Incentive Plan, (B) 167,625 shares reserved for issuance pursuant to outstanding awards and 1,519,875 shares reserved for issuance pursuant to future awards under the Non-Employee Director Stock Option Plan and (c) 546,750 shares reserved for issuance pursuant to outstanding awards and 2,626,634 Shares reserved for issuance pursuant to the Employee Stock Purchase Plan. All of the issued and outstanding shares of Parent Capital Stock are validly issued, fully paid and nonassessable.

     (b) The authorized capital stock of FSCMI consists of 10,000 shares of common stock, par value $.01 per share (the "FSCMI Common Stock"). As of the date hereof, 100 shares of FSCMI Common Stock are issued and outstanding. All of the issued and outstanding shares of FSCMI Common Stock are validly issued, fully paid and nonassessable, all of which are held, directly or indirectly by Parent.

     (c) The authorized capital stock of Acquisition Corp. consists of [ ] shares of common stock, par value $.01 per share (the "Acquisition Corp. Common Stock"). As of the date hereof, [ ] shares of Acquisition Corp. Common Stock are issued and outstanding. All of the issued and outstanding shares of Acquisition Corp. Common Stock are validly issued, fully paid and nonassessable, all of which are held, directly or indirectly, by Parent.

     (d) Except as disclosed in Parent SEC Documents, (i) there is no outstanding Right to purchase or otherwise to receive from Parent or Acquisition Corp. any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Parent or Acquisition Corp., (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which either Parent or Acquisition Corp. is a party or is bound with respect to the voting of the capital stock of Parent or Acquisition Corp.

   Section 5.3 Corporate Authorization; Validity of Agreement; Parent
Action. (a) Each of Parent, FSCMI and Acquisition Corp. has full corporate power and authority to execute and deliver this Agreement and any other agreements executed in connection herewith to which it is a party and, the consummation by it of the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Parent, FSCMI and Acquisition Corp. of this Agreement and any other agreements executed in connection herewith to which it is a party, and the consummation by them of the transactions contemplated hereby and thereby, have been duly and validly authorized by the respective boards of directors of Parent, FSCMI and Acquisition Corp., and no other corporate action on the part of any of Parent, FSCMI or Acquisition Corp. is necessary to authorize the execution and delivery by each of Parent, FSCMI and Acquisition Corp. of this Agreement and any other agreements executed in connection herewith and the consummation by it of the transactions contemplated hereby and thereby. Each of this Agreement and any other agreements executed in connection herewith to which it is a party have been duly executed and delivered by each of Parent, FSCMI and Acquisition Corp. and, assuming each of this Agreement and such other agreements constitute a valid and binding obligation of the other parties hereto and thereto, constitute a valid and binding obligation of each of Parent, FSCMI and Acquisition Corp. enforceable against each of Parent, FSCMI and Acquisition Corp. in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) The respective boards of directors of each of Parent, FSCMI and Acquisition Corp. has duly and validly approved and taken all corporate action required to be taken by such board of directors for the consummation of the transactions contemplated by this Agreement and the other agreements executed in connection herewith to which it is a party. No affirmative vote of the holders of the outstanding shares of Parent Capital Stock or the Acquisition Corp. Common Stock is necessary to approve the Merger.

   Section 5.4 No Violations. Neither the execution and delivery of this Agreement and the agreements, documents and instruments to be executed and delivered by Parent, FSCMI and Acquisition Corp. or in connection herewith, nor the consummation by Parent, FSCMI and Acquisition Corp. of the transactions contemplated hereby and thereby will:

    (a) violate, conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or other similar governing documents) of the Company, FSCMI or Acquisition Corp.;

    (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity other than any application seeking approval from the Federal Reserve Board;

    (c) subject to compliance with all statutes and regulations applicable to Parent, FSCMI and Acquisition Corp., violate or conflict with any Laws applicable to Parent, FSCMI and Acquisition Corp., or by which any of their properties or assets may be bound; or

    (d) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or give rise to any right of termination, modification, cancellation or acceleration or result in the imposition of any Lien or the creation of any security interest, charge or encumbrance upon any of the assets of Parent, FSCMI or Acquisition Corp. under any material agreement to which Parent, FSCMI or Acquisition Corp. is a party or by which Parent, FSCMI or Acquisition Corp. or any of their properties or assets may be bound; excluding from the foregoing clauses (c) and (d) such violations, conflicts, breaches and defaults which, in the aggregate, would not have a Parent Material Adverse Effect.

   Section 5.5 Governmental Consents. No consent, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Parent, FSCMI or Acquisition Corp. in connection with the execution, delivery and performance of this Agreement and the other agreements, documents and instruments to be executed and delivered by Parent, FSCMI and Acquisition Corp. in connection herewith or the consummation of the transactions contemplated hereby or thereby, except (a) as may be required pursuant to the BHC Act, and (b) as may be required by any Self Regulatory Authority or the Federal Reserve Board.

   Section 5.6 No Default. None of Parent, FSCMI or Acquisition Corp. is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of: (i) the certificate of incorporation or articles of incorporation, in the case of FSCMI, or by-laws of Parent, FSCMI or Acquisition Corp.; and (ii) any License and Permit which would have a Parent Material Adverse Effect.

   Section 5.7 Litigation. There are no claims, suits, actions or proceedings pending or, to the best knowledge of Parent threatened, nor are there any investigations or reviews pending or, to the best knowledge of Parent, threatened, against, relating to or affecting Parent, FSCMI or Acquisition Corp., which, if adversely determined, would have a Parent Material Adverse Effect, nor is Parent, FSCMI or Acquisition Corp. subject to any judgment, decree, order, injunction, writ or rule of any Governmental Entity having, or which, insofar as can be reasonably foreseen, in the future would have a Parent Material Adverse Effect.

   Section 5.8 SEC Reports and Financial Statements. Parent has filed with the SEC, and has heretofore made available to the Company, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it and FSCMI since January 1, 1996 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). As of the date hereof, the Closing Date and as of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included or incorporated therein (a) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements included in the Parent SEC Documents are complete and correct in all Material respects and fairly present the financial condition of Parent and its consolidated Subsidiaries as of such date and the consolidated results of operations and cash flows for the fiscal years then ended. The consolidated financial statements in the Parent SEC Documents have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise disclosed in the notes to such financial statements.

   Section 5.9 Absence of Certain Changes. Since January 1, 1998 and except as disclosed in the Parent SEC Documents, (a) Parent, FSCMI and Acquisition Corp. have conducted their businesses only in the usual and ordinary course and consistent with past practice, and (b) there has not been any event that would have a Parent Material Adverse Effect.

   Section 5.10 Agreements with Regulatory Agencies. As of the date of this Agreement, except as disclosed in the Parent SEC Documents, none of Parent, FSCMI or Acquisition Corp. is subject to any cease-and-desist or other order issued by, or is a party to any Regulatory Agreement nor has Parent, FSCMI or Acquisition Corp. (i) been advised since July 1, 1995 by any Self Regulatory Authority or Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement or (ii) have knowledge of any pending or threatened regulatory investigation. After the date of this Agreement, no matters referred to in this Section 5.10 shall have arisen except matters which would not have a Parent Material Adverse Effect.

   Section 5.11 Brokers and Finders. Except for the engagement of J.P. Morgan & Co. Inc. and Securities Consultants, Inc., none of Parent, FSCMI or Acquisition Corp. has employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

   Section 5.12 Satisfaction of Conditions in Section 15(f) of the 1940
Act. None of Parent, FSCMI or Acquisition Corp. (nor any Affiliate of Parent, FSCMI or Acquisition Corp. which will act as advisor to the Funds upon the consummation of the Merger) has any express or implied understanding, arrangement or intention to impose an unfair burden on any of the Funds as a result of the transactions contemplated herein.

                                   ARTICLE VI

                               GENERAL COVENANTS

   Section 6.1 Conduct of Business of the Company Pending the Closing. During the period from the date hereof to the Closing Date, without the prior written consent of Parent or as expressly contemplated by the Agreement, the Company shall, and shall cause VKA to, conduct its operations and business in the usual and ordinary course of business and consistent with past practice and use its reasonable best efforts to preserve intact its goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with clients, customers and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise specifically permitted by this Agreement, during the period from the date hereof to the Closing Date, the Company will not, and will cause VKA not to:

    (a) amend or propose to amend the articles of incorporation and by-laws of the Company or VKA (other than the September 18, 1998 amendment to the articles of incorporation of the Company);

    (b) set aside or pay any dividend or other distribution (whether in cash or property or any combination thereof) in respect of its capital stock or membership, equity or other interest, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock or membership, equity or other interest;

    (c) issue or authorize or propose the issuance of, sell, pledge or dispose of, grant or otherwise create, or agree to issue or authorize or propose the issuance, sale, pledge or disposition of, grant or otherwise create any additional shares of capital stock of, or other interest in, the Company or VKA, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or any membership, equity or other interest in, the Company or VKA, or any debt or equity securities convertible into or exchangeable for any shares of capital stock of, or equity or other interests in, the Company or VKA;

    (d) make any capital expenditure or acquire any property or assets, other than as provided for in the Company's capital expenditure budget previously provided to Parent, expenditures in connection with the Company's year 2000 compliance efforts or in the usual and ordinary course of business and consistent with past practice; provided, however, that expenditures for year 2000 compliance shall not exceed $250,000, in the aggregate, without the prior consent of Parent;

    (e) permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Liens, except for Liens for current Taxes not yet due or incurred in the ordinary course of business;

    (f) write-off as uncollectible any notes or accounts, funds or trust receivables, except for immaterial write-downs and write-offs in the usual and ordinary course of business and consistent with past practice;

    (g) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any Person;

    (h) in a single transaction or series of related transactions, sell (including by sale-leaseback), lease, license, pledge or dispose of any assets (real, personal or mixed, tangible or intangible) or interests therein except in the usual and ordinary course of business and consistent with past practice and which, individually or in the aggregate, have a fair market value not in excess of one-hundred thousand dollars ($100,000);

    (i) incur or assume any long-term liabilities or, except in the usual and ordinary course of business and consistent with past practice, incur or assume any short-term liabilities; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations (absolute, accrued, contingent or otherwise) of any Person, except in the usual and ordinary course of business and consistent with past practice; or make any loans, advances or capital contributions to, or investments in, any Person other than VKA, except in the usual and ordinary course of business and consistent with past practice;

    (j) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any membership, equity or other interest (including any security convertible or exchangeable into any such shares or interests), as the case may be, other than transactions between the Company and VKA;

    (k) grant any increase in the compensation or benefits of any officer (including any such grant or increase pursuant to any bonus, stock, incentive, pension, profit sharing or other plan or commitment), except for increases in the ordinary course of business consistent with past and/or industry practice or as required by contractual obligation in effect as of the date hereof and except as provided in Sections 7.1, 7.2 and 3.4 hereof;

    (l) adopt, enter into or amend, or become obligated under, any employment, severance, bonus, profit sharing, incentive, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except
  (i) as required to comply with changes in applicable Law occurring after the date hereof; or (ii) in the usual and ordinary course of business and consistent with past practice; or provided in Sections 7.1 and 7.2 hereof with respect to the Retention Pool and Employment Agreements, respectively; or (iv) with respect to the cashless exercise of Vested Company Options and the cancellation of Non-Vested Options as provided in Section 3.4 hereof;

    (m) take any action that would, or is reasonably likely to, result in any of its representations and warranties set forth in this Agreement becoming untrue in any material respect, or result in any of the conditions to the consummation of the Merger set forth in Article VIII hereof not being satisfied;

    (n) cancel any debts or settle, compromise or waive any material claim, dispute or right;

    (o) prepay its expenses, indebtedness or other obligations, except in the usual and ordinary course of business and consistent with past practice;

    (p) enter into or amend any Contract, or engage in any transaction, in each case which is not in the usual and ordinary course of business and consistent with past practice;

    (q) make any change in any method of Tax or financial accounting or accounting practice other than as required by the Financial Accounting Standards Board, or make or change any election for federal income tax purposes;

    (r) waive or extend the statute of limitations in respect of Taxes or amend any Tax Return in any respect; or

    (s) enter into any Contract or commitment to do any of the things described in clauses (a) through (r) above.

   Section 6.2 Investigation.

     (a) Subject to the terms and conditions set forth in that certain Confidentiality Agreement between the Company and Parent, dated July 24, 1998 (the "Confidentiality Agreement"), Parent may make or cause to be made such additional investigation of the business and properties of the Company and VKA and their respective financial and legal conditions as Parent deems reasonably necessary or advisable to further familiarize themselves therewith. The Company shall, and the Company shall cause VKA to, permit Parent and its accountants, counsel and other representatives to have, during the period from the date hereof to the Closing Date, reasonable access to the premises, customers, books and records of the Company and VKA relating to the business of any of them (including such books and records as relate to any of their Taxes), for all periods prior to or as of the Closing Date, during normal business hours and upon reasonable notice. The Company shall, and the Company shall cause VKA to, furnish Parent with such financial and operating data and other information with respect to the business and properties of any of them as Parent from time to time may reasonably request. Any information regarding the Company and VKA heretofore obtained from any such party by Parent or its representatives, or hereafter obtained from any such party, shall be subject to the terms of the Confidentiality Agreement and such information shall be held by Parent and its representatives in accordance with the terms of the Confidentiality Agreement.

     (b) No investigation pursuant to this Section 6.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

   Section 6.3 Reasonable Best Efforts.

     (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Parent, FSCMI and the Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate and make effective the Merger and the other transactions contemplated hereunder as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other transactions contemplated hereunder and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity including, without limitation, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

     (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Merger and the other transactions contemplated hereunder. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding this Agreement and the transactions contemplated hereunder. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to this Agreement and the transactions contemplated hereunder, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the transactions contemplated hereunder, the Company shall use its reasonable best efforts to effect such transfers, amendments or modifications.

     (c) Parent shall file within seventy-five (75) days of the date hereof an application or notice seeking the approval of the Federal Reserve Board for the Merger under Section 4(c)(8) of the BHC Act and under Regulation Y, including, without limitation, Tier 2 securities underwriting and dealing powers for Parent and the Surviving Corporation.

     (d) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Parent or FSCMI to commence any litigation against any entity in order to facilitate the consummation of any of the transactions contemplated hereunder or to defend against any litigation brought by any third party or Governmental Entity seeking to prevent the consummation of any of the transactions contemplated hereunder.

   Section 6.4 No Public Announcement. No party hereto shall make any public announcement concerning the transactions contemplated by this Agreement without the prior approval of the other parties hereto, except as such announcement may be required by Law or the rules and regulations of a Self-Regulatory Authority, in which case the party required to make the announcement shall use all reasonable efforts to provide the other parties with reasonable time under the circumstances to comment on such announcement in advance of such announcement. Notwithstanding the foregoing, the Company acknowledges that after the execution of this Agreement, Parent will make public disclosure of the transactions contemplated by this Agreement (after giving the Company the opportunity to review and comment on such disclosure in advance of its release).

   Section 6.5 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereunder shall be paid by the party incurring such expenses.

   Section 6.6 Supplements to Disclosure Schedule. From time to time prior to the Closing, the Company shall promptly supplement or amend the Company Disclosure Schedule with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the respective disclosure schedule; provided that any supplement or amendment shall not be deemed to cure any breach of any representation or warranty made in this Agreement and shall not affect the representations or warranties or be considered for purposes of determining satisfaction of the conditions set forth in Article VIII or for purposes of the provisions of Articles IX or X.

   Section 6.7 Exclusive Merger Agreement. The Company covenants and agrees that, between the date hereof and the Effective Time, it will not, and it will use its reasonable best efforts to not permit any of its officers or directors, affiliates, representatives or agents to, either directly or indirectly, solicit or attempt to procure offers relating to the merger or acquisition of the Company or all or substantially all of its assets or business (by share purchase or otherwise) with or by any entity not a party to this Agreement, or to discuss or negotiate or enter into any agreements relating to the merger or acquisition of the Company with or by any such third party.

   Section 6.8 Parent Common Stock Repurchases. During the Closing Calculation Period, Parent shall not, directly or indirectly, effect any repurchase or otherwise acquire any shares of the Parent Common Stock.

                                  ARTICLE VII

                              ADDITIONAL COVENANTS

   Section 7.1 Retention Pool. Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, establish at the Closing and maintain for a period of four years following the Closing (or, if earlier, until the balance thereof shall have been reduced to zero)a separate cash account in the amount of $10 million (the "Retention Pool") from which the Surviving Corporation shall make payments with respect to (i) obligations incurred under agreements ("Option Cancellation Agreements") entered into by the Company pursuant to
Section 3.4(b) hereof with holders of Non-Vested Options in connection with the cancellation of such options and (ii) retention bonuses ("Retention Bonuses") granted from time to time to employees of VK Division with respect to periods following the Closing. At the time such payments in respect of Retention Bonuses and Option Cancellation Agreements are made, the principal balance of the Retention Pool account shall be debited in the amount of such payments, and at all times while such principal balance is greater than zero, such balance shall be credited with interest at Parent's Federal Funds Rate. The Retention Pool shall be managed and administered by the chairman of the management committee of the VK Division (together with his successors and his and their designees, the "Management Committee Chairman") in a manner consistent with ordinary and customary business practices, but (except as provided below) otherwise in the sole and absolute discretion of the Management Committee Chairman, for the purposes stated above. The Management Committee Chairman shall timely disclose to FSCMI the amount and recipient of each such award. Without limiting the generality of the foregoing, the Management Committee Chairman shall have the right to (i) enter into Option Cancellation Agreements on behalf of the Company, (ii) determine those employees who shall receive Retention Bonus awards and (iii) determine the amount to be paid to each holder of Non-Vested Options in connection with such Option Cancellation Agreements and the amount of each Retention Bonus award and the timing and any conditions for payment thereof; provided, however, that in no event shall more than $2.5 million be paid from the Retention Pool prior to the first anniversary of the Closing; provided, further, that in no event shall the Management Committee Chairman have the authority to bind the Company, the Surviving Corporation, FSCMI or Parent to make payments from the Retention Pool in excess of $10 million in the aggregate, as adjusted for credited interest as provided above (which amount shall not include or be reduced by the amount of any additional compensation arrangements approved by the Surviving Corporation, FSCMI and/or Parent in the ordinary course of business); and provided, further, that the Retention Pool shall be managed so as to constitute an "unfunded" arrangement for purposes of ERISA and the Code. Subject to the foregoing, the obligations incurred under the Option Cancellation Agreements and Retention Bonus awards shall be the obligation of and shall promptly upon becoming due be paid by the Surviving Corporation from the Retention Pool to the holders of Non-Vested Options and the recipients of Retention Bonus awards, which obligations shall be unconditionally guaranteed by Parent. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that the rights and benefits of this Section 7.1 are expressly intended to be conferred upon the Management Committee Chairman, who shall have the right to specific enforcement of the obligations of the Surviving Corporation, FSCMI and Parent hereunder, and the rights and obligations set forth in this
Section 7.1 shall survive the Closing until satisfied in full. The Surviving Corporation, FSCMI and Parent shall promptly reimburse the Management Committee Chairman on an as-incurred basis for any and all fees, costs and other expenses, including attorneys' fees, incurred in enforcing the provisions of this Section 7.1. The obligations of the Surviving Corporation, FSCMI and Parent under this Section 7.1 shall in no event be subject to offset against any indemnifiable Losses under Article X.

   Section 7.2 Employment Agreements. The Company agrees to, and to cause VKA to, use their respective reasonable best efforts to cause each of the persons listed on Exhibit C hereto to enter into an Employment Agreement prior to the Closing.

   Section 7.3 Satisfaction of Conditions in Section 15(f) of the 1940
Act. Parent agrees to use its commercially reasonable efforts to assure compliance with the conditions of Section 15(f) of the 1940 Act. Parent agrees that for a period of not less than three years after the Closing Date, Parent shall use its commercially reasonable efforts to ensure that no more than 25% of the members of the Board of Directors of any Fund shall be "interested persons" (as defined in the 1940 Act) of Parent (or such other entity which acts as advisor to the Funds) or of the predecessor investment advisor of such Fund.

   Section 7.4 Investment Contract Consents. The Company shall, and shall cause VKA to, use their reasonable best efforts to obtain written consents or approvals of Clients, in form and substance reasonably acceptable to Parent, or new Investment Contracts, substantially in the form of the existing Investment Contract with such Client, with respect to Investment Contracts relating to assets under management by the Company or VKA.

   Section 7.5 Directors' and Officers' Insurance and Indemnification.

     (a) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, to the fullest extent permitted under the Company's articles of incorporation, by-laws or indemnification agreements in effect on the date hereof and under applicable law, including provisions relating to advancement of expenses incurred in the defense of any action or suit, indemnify, defend and hold harmless all persons who are now, or have been at any time prior to the date hereof, or who became prior to the Effective Time, an officer, director, employee or agent (each, a "Company Indemnified Party") of the Company or VKA against all Losses, to the extent that any claim for such Loss is based on, or arises out of (i) the fact that such person is or was a director, officer, employee or agent of the Company or VKA or is or was serving at the request of the Company or VKA as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) this Agreement, or any of the transactions contemplated hereby or thereby, in each case to the extent that any claim for such Loss pertains to any matter or fact arising, existing, or occurring prior to or at the Effective Time, regardless of whether such Loss arises or is claimed prior to, at or after the Effective Time. Without limiting the foregoing, in the event that any claim for such loss is brought against a Company Indemnified Party as a result of such party's service as an officer, director, employee or agent of Company or VKA (whether arising before or after the Effective Time), the Company Indemnified Party may retain counsel satisfactory to them, and Parent (or, prior to the Effective Time, the Company) shall advance the fees and expenses of such counsel for the Company Indemnified Party in accordance with the by-laws of FSCMI in effect on the date hereof.

     (b) Parent and the Company agree that from the Effective Time Parent shall provide each Company Indemnified Party with protection identical to that provided to officers and directors of Parent and FSCMI from time to time.

     (c) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent shall use its reasonable best efforts to cause the successors and assigns of the Surviving Corporation to succeed to the obligations set forth in this Section 7.5.

     (d) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance policy ("D&O Insurance") for a period of not less than three years after the Effective Date with respect to matters occurring prior to the Effective Time; provided, (i) that Parent may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous in the aggregate to such former directors or officers and (ii) if the existing D&O Insurance expires or is canceled during such period, Parent or the Surviving Corporation will use reasonable efforts to obtain substantially similar D&O Insurance to the extent available; provided, further, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 150% of the per annum rate of premium currently paid by the Company for such insurance on the date of this Agreement, then Parent or the Surviving Corporation shall provide the maximum coverage that shall then be available at an annual premium equal to 150% of such rate.

     (e) The indemnification obligations of Parent and Surviving Corporation under this Section 7.5 shall not extend to any Losses incurred by those persons and as a result of those occurrences specifically set forth in Section 7.5 of the Company Disclosure Schedule.

   Section 7.6 NASDAQ Listing Application. Prior to the Effective Time, Parent will file with the Nasdaq National Market a notification for listing of shares covering the shares of Parent Common Stock issuable in the Merger.

   Section 7.7 Affiliate Agreements. The Company has, concurrently with the execution of this Agreement, delivered to Parent a list setting forth the names of all persons who are expected to be, at the effective time of the consents pursuant to the Consent Solicitation, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 7.7 to execute a written agreement as soon as practicable after the date hereof, substantially in the form of Exhibit G hereto.

   Section 7.8 Use of Company Name. Parent and FSCMI and Surviving Corporation agree that commencing at the Effective Time, Parent and FSCMI shall use the Company's logo or the name "Van Kasper" by itself or in connection with any other word, symbol, mark or phrase or any derivative thereof or any logo, trademark, trade name, service mark, corporate symbol or logo in which the Company or VKA has any interest, in connection with the conduct of the business and operations of the VK Division, including, without limitation, signs, purchase orders, invoices, brochures, labels, letterheads and other materials. The Parent and FSCMI and Surviving Corporation may do so in connection with the use of the name of Parent or FSCMI or Surviving Corporation or their affiliates.

   Section 7.9 Management of the Surviving Corporation. (a) Until the fourth anniversary of the Closing Date, neither Parent nor FSCMI shall:

      (1) following the merger of FSCMI with and into Surviving
    Corporation, fail to maintain the VK Division as an independent business unit of FSCMI; prior to the merger of FSCMI with and into Surviving Corporation, fail to maintain Surviving Corporation as a separate legal entity;

      (2) transfer operations from the VK Division or sell a portion of such operations or assets to any third party;

      (3) take any action intended to or reasonably likely to materially and adversely affect the VK Division's ability to market and sell its services including, without limitation, to realize the revenue thresholds contemplated by the Holdback;

      (4) terminate employees or refuse to hire new employees of VK Division except in the ordinary course and consistent with past practice;

      (5) fail to maintain separate books and records for the operations of the VK Division;

      (6) fail to provide that all de novo investment banking or retail brokerage operations of FSCMI will be conducted through the VK Division and included in the revenues thereof, or

      (7) cause relocation of either of Company's San Francisco or Los Angeles executive offices, to a city other than where they are currently located; unless formally consented to by the majority vote of the Management Committee of the VK Division.

     (b) In the event that Parent and/or FSCMI shall violate any of the agreements set forth in Section 7.9(a) hereof, all amounts payable pursuant to the Holdback shall immediately accelerate and be then payable to the holders of record, as of the Closing Date, of the Company Capital Stock.

     (c) In the event that prior to the fourth anniversary of the Closing Date:

      (1) a "Change in Control" shall be deemed to have occurred as defined as (A) there is a report filed by any Person, other than Parent, any Subsidiary of Parent, or any employee benefit plan of Parent or any such Subsidiary, on Schedule 13D or 14D-1 pursuant to the Exchange Act, disclosing that such Person has become the "beneficial owner" (as defined under the Exchange Act), directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving Parent or the Surviving Corporation), of shares of capital stock of Parent or the Surviving Corporation which entitle such Person to exercise in excess of 50% of the total voting power of all shares of capital stock of Parent or the Surviving Corporation entitled to vote generally in the election of directors; or
    (B) there occurs any consolidation of Parent or Surviving Corporation with, or merger of Parent or Surviving Corporation into, any other Person, any merger of another Person into Parent or Surviving Corporation, or any sale or transfer of all or substantially all of the assets of Parent, the Surviving Corporation or the VK Division, directly or indirectly, to another Person (other than (i) any such transaction pursuant to which the holders of the Parent Common Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (ii) any merger (1) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Parent Common Stock or FSCMI common stock or (2) which is effected solely to change the jurisdiction of incorporation of Parent and results in a reclassification, conversion or exchange of outstanding shares of the Parent Common Stock or FSCMI common stock solely into shares of common stock),

      (2) Parent or any of its Affiliates shall have executed a definitive agreement for the acquisition of any entity engaged in investment banking or retail brokerage operations pursuant to which the operations of the acquired investment banking and/or retail brokerage entity will not be merged into and made a part of and subject to the management committee of the VK Division unless approved by a majority vote of the management committee of the VK Division,

      (3) Parent shall have executed a definitive agreement for the sale, transfer or other disposition (for cash or shares of stock or otherwise) of all or substantially all of the assets or business of the VK Division, or

      (4) Parent shall have executed a definitive agreement to sell, transfer or otherwise dispose of (for cash or shares of stock or otherwise), by merger or consolidation with, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or by any other manner, all or substantially all of the assets or business, or capital stock of FSCMI or the VK Division, then all amounts payable pursuant to the Holdback shall immediately accelerate and be then payable to the holders of record, as of the Closing Date, of the Company Capital Stock.

   Section 7.10 Registration of Holdback Shares. Parent will deliver, pursuant to an effective registration statement under the Securities Act (the "Holdback Registration Statement(s)") if required by applicable law, to the holders of record of Company Capital Stock as of the Closing Date, on each of the third and fourth anniversaries of the Closing Date, or at such other time as any Holdback amount may become due and payable pursuant to Section 7.9 hereof, the Holdback Shares due and payable at such time. Parent shall take all such action as may be necessary to comply with applicable state blue sky or securities laws in connection with the foregoing. Notwithstanding the foregoing, if Parent reasonably believes that the amounts payable by it pursuant to Section 3.3(a) or 3.3(b) will not be due and payable on either the third or fourth anniversary of the Closing Date, as the case may be, the Company may delay the filing of a Holdback Registration Statement until the earliest time as it may reasonably determine whether or not any Holdback amount shall be due and payable on the respective anniversary of the Closing Date, provided, however, that in the event that any Holdback amount becomes due and payable following the time that the Parent has delayed the filing of a Holdback Registration Statement, Parent shall immediately use its best efforts to cause the Holdback Registration Statement to become effective as soon as is practicable after the time that the Holdback amount becomes due and payable.

   Section 7.11 Resale Registration. In the event that the SEC shall determine that any of the shares of Parent Common Stock that Parent issues in the Merger to any party to the Voting Agreements, dated as of the date hereof between Parent and the significant Shareholders, have been issued in an exempt transaction within the meaning of the Securities Act, rather than in a public sale pursuant to the Registration Statement, Parent shall immediately use its best efforts to cause to become effective, as soon as is practicable following such determination by the SEC, a registration statement under the Securities Act covering the resale of any such shares (the "Resale Registration Statement"). Any Resale Registration Statement shall remain effective until the earliest of (i) the time that all of the shares of Parent Common Stock covered by the Resale Registration Statement have been resold, or
(ii) 360 days following the effectiveness of the Resale Registration Statement.

   Section 7.12 Company Representative. (a) For purposes of Section 11.2 hereof, F. Van Kasper shall act as the representative on behalf of all of the holders of shares of Company Capital Stock as of the Closing Date (the "Company Representative") subject to the provisions of Section 7.12(b) below. In the event that the Company Representative shall die or resign or otherwise terminate or decline to accept his authority hereunder, his successor shall be any holder of the Company Capital Stock and shall be elected by the vote or written consent of a majority in interest of the holders of record of the Company Capital Stock as of the Closing Date. The Company Representative shall keep the holders of the Company Common Stock reasonably informed of his decision of a material nature. Subject to the provisions of Section 7.12(b) below, (i) the Company Representative is authorized to take any action deemed by the Company Representative appropriate or necessary to carry out the provisions of, and to determine the rights of the holders of the Company Capital Stock under Articles II, III, VI, VII, VIII and X, and is designated as the agent of, and authorized to act on behalf of, the holders of the Company Capital Stock for all purposes, including without limitation, to accept a service of process upon the holders of Company Capital Stock, and (ii) all decisions of the Company Representative shall be binding upon the holders of Company Capital Stock.

     (b) Any holder of Company Capital Stock may, upon written notice to both Parent and the Company Representative, which notice shall provide an address for receipt of notices for such holder of Company Capital Stock, terminate the authority and agency of the Company Representative as provided herein (except for purposes of Article X). Thereafter, such holder of Company Capital Stock shall have the right to act independently.

     (c) The Company Representative shall not be liable to any of the holders of Company Capital Stock for any error of judgment, act done or omitted by him in good faith, or mistake of fact or law unless caused by his own gross negligence or willful misconduct.

   Section 7.13 Section 280G. The Company agrees to seek and use its reasonable best efforts to obtain, prior to the Closing, such vote of its stockholders as may be required under applicable regulations so that no payment received by any person from the Company shall be treated thereunder as an "excess parachute payment" within the meaning of Section 280G of the Code.

                                  ARTICLE VIII

                           CONDITIONS TO THE CLOSING

   Section 8.1 Conditions to the Obligations of Each Party. The respective obligation of each party to effect the Closing is subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

    (a) Any waiting period applicable to the consummation of the Closing under the HSR Act shall have terminated or expired;

    (b) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits or restricts the consummation of the Closing;

    (c) There shall not be any suit, action, investigation, inquiry or other proceeding instituted or pending by or before any Governmental Entity, or instituted or pending by any non-governmental third party, which seeks to enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement and with respect to which there is a reasonable probability of success for such Governmental Entity or non-governmental third party;

    (d) All consents and approvals legally required from Governmental Entities, for the consummation of the Closing and the transactions contemplated hereby (the "Requisite Governmental Approvals") shall have been obtained and be in effect on the Closing Date, except those for which failure to obtain such consents and approvals would not have a Parent Material Adverse Effect or a Company Material Adverse Effect. Requisite Governmental Approvals shall include, without limitation, approval of the Federal Reserve Board of the Merger and of Tier 2 securities underwriting and dealing powers for Parent and the Surviving Corporation, pursuant to
  Section 4(c)(8) of the BHC Act;

    (e) The Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, and Parent shall have received an opinion of Ray, Quinney & Nebeker, special counsel to Parent, in each case dated the Closing Date and substantially to the effect that, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinions, such counsel may require and rely upon representations contained in certificates of officers of the Company, Parent and others, and the parties agree to provide such counsel with such certificates as such counsel may reasonably request in connection with rendering its opinion; and

    (f) The Company shall have entered into non-competition agreements with such employees of the Company as shall be mutually and reasonably agreed upon by the Company and Parent in form reasonably acceptable to the Company and Parent.

   Section 8.2 Additional Conditions to the Obligations of the Company. The obligation of the Company to effect the Closing is further subject to the satisfaction (or waiver by the Company) at or prior to the Closing of the following conditions:

    (a) The representations and warranties of each of Parent, FSCMI and Acquisition Corp. contained in this Agreement shall be true and correct at the date hereof and as of the Closing Date as though made at and as of the Closing Date, except: (i) to the extent they expressly refer to an earlier time, in which case they shall be true and correct as of such time; and
  (ii) for representations and warranties not containing any materiality qualifier, in which case such representations and warranties shall be true and correct in all material respects;

    (b) Parent shall have duly performed and complied in all material respects with each covenant, agreement and condition required by this Agreement required to be performed by it at or prior to the Closing Date pursuant to the terms hereof;

    (c) The Company shall have received a certificate of a senior officer of Parent certifying the accuracy of the statements set forth in Sections 8.2(a) and (b) hereof;

    (d) The Company shall have received from Ray, Quinney & Nebeker, counsel to Parent, an opinion substantially in the form attached hereto as Exhibit E and otherwise reasonably satisfactory in form and substance to the Company, addressed to the Company and dated as of the Closing Date; and

    (e) The Company shall have received such other documents, instruments and certificates as the Company shall reasonably request from Parent.

   Section 8.3 Conditions to the Obligations of Parent. The obligation of Parent and Acquisition Corp. to effect the Closing is further subject to the satisfaction (or waiver by Parent) at or prior to the Closing Date of the following conditions:

    (a) The representations and warranties of the Company contained in this Agreement shall be true and correct at the date hereof and as of the Closing Date as though made at and as of the Closing Date, except: (i) to the extent they expressly refer to an earlier time, in which case they shall be true and correct as of such time; and (ii) for representations and warranties not containing any materiality qualifier, in which case such representations and warranties shall be true and correct in all material respects;

    (b) The Company shall have duly performed and complied in all material respects with each covenant, agreement and condition required by this Agreement required to be performed by it at or prior to the Closing Date pursuant to the terms hereof;

    (c) Parent shall have received a certificate of a senior officer of the Company certifying the accuracy of the statements set forth in Sections 8.3(a) and (b) hereof;

    (d) The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in connection with the transactions contemplated hereby under any Contract, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Company Material Adverse Effect;

    (e) Parent shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, an opinion substantially in the form attached hereto as Exhibit F and otherwise reasonably satisfactory in form and substance to Parent, addressed to Parent and dated as of the Closing Date;

    (f) There shall have been no developments or events that have had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

    (g) Each of the Employment Agreements shall have been entered into and shall be in full force and effect as of the Closing Date and each employee who is a signatory to an Employment Agreement shall not have terminated such employee's employment with the Company, other than due to death or disability;

    (h) In accordance with Section 15 of the 1940 Act, the respective Boards of Directors of the Money Market Funds (subject to the approval of the shareholders of the Money Market Funds) and the non-Money Market Funds, including in each case a majority of directors who are not "interested persons" (as such term is defined in the 1940 Act) or parties to the investment advisory contracts of such Funds (the "Non-Interested Directors") shall have approved new investment advisory contracts with Parent, FSCMI or a wholly-owned Subsidiary of Parent upon terms identical with those of each such Fund; and the Board of Directors, including a majority of the Non-Interested Directors, of each of the Funds shall have approved new underwriting, distribution or dealer contracts, if any, with Parent pursuant to Section 15 of the 1940 Act and any other requirements applicable thereto contained in the 1940 Act;

    (i) The Company shall have obtained and delivered to Parent the written consents or approvals of Clients, in form and substance reasonably acceptable to Parent or new Investment Contracts, substantially in the form of the existing Investment Contract with such Client, with respect to Investment Contracts relating to assets under management by the Company or VKA, and such consents, approvals or contracts shall be in full force or effect;

    (j) The Company shall have obtained and delivered to Parent all consents of the holders of Non-Vested Options and any consents required under
  Section 3.4(a) hereof to cancellation of all such options; and

    (k) Parent shall have received such other documents, instruments and certificates as Parent shall reasonably request from the Company.

                                   ARTICLE IX

                                  TERMINATION

   Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

    (a) by the mutual written consent of the Parent and the Company;

    (b) (i) by Parent upon notice given to the Company if the Closing has not taken place on or before June 30, 1999; provided, however, that the failure of the Closing to occur on or before such date is not the result of the breach of any covenant, agreement, representation or warranty hereunder of Parent or (ii) by the Company upon written notice given to Parent if the Closing has not taken place on or before June 30, 1999; provided, further, that the failure of the Closing to occur on or before such date is not the result of the breach of the covenant, agreement, representation or warranty hereunder of the Company;

    (c) by Parent, on the one hand, or the Company, on the other hand, upon notice given to the other if any court or Governmental Entity of competent jurisdiction will have issued a final permanent nonappealable order, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

    (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or (b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, after affording the Company a 30-day period after notice in which to cure such breach; or

    (e) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or (b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, after affording Parent a 30-day period after notice in which to cure such breach.

   Section 9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1 hereof, all of the obligations and liabilities of the parties under this Agreement shall terminate; provided, however, that (i) nothing in this Section 9.2 shall relieve any party from any liability for any willful breach of this Agreement, and (ii) the obligations of the parties to this Agreement under Section 6.4 hereof shall survive any such termination.

                                   ARTICLE X

                                INDEMNIFICATION

   Section 10.1  Indemnification by the Company.

     (a) Subject to the other provisions of this Article X, the Company and the holders of Company Capital Stock (but only in the event of and to the extent of payments of the Holdback) shall indemnify, defend and hold harmless Parent, FSCMI, Acquisition Corp. and their respective successive successors, assigns and Affiliates and the directors, officers, agents and employees of any of them (collectively, the "Parent Indemnified Parties") from and against any and all Losses imposed on, incurred or suffered by or asserted against any Parent Indemnified Party, directly or indirectly, to the extent resulting from, arising out of or incurred with respect to (i) any breach of any representation or warranty of the Company or VKA contained in this Agreement, and (ii) any breach of any covenant prior to the Closing, of the Company contained in this Agreement.

     (b) The provisions for indemnity contained in Section 10.1(a) hereof shall not be effective until the aggregate amount of all such Losses for which the Company is liable under this Agreement exceeds one million dollars ($1,000,000) (provided that if all such Losses exceed such amount, the Parent Indemnified

Parties shall be entitled to be indemnified for all Losses for which they have not received indemnification). In no event shall the aggregate liability of the Company and the holders of the Company Capital Stock under this Agreement exceed ten million dollars ($10,000,000).

     (c) The sole source for indemnification of a Parent Indemnified Party's Losses under this Agreement shall be pursuant to Section 10.1(d) hereof, and the Company and the holders of the Company Capital Stock shall not otherwise be liable to a Parent Indemnified Party for any Losses in respect of the breach of any representation or warranty or covenant hereunder or in connection with the transactions contemplated hereby.

     (d) Any indemnifiable Losses of any Parent Indemnified Party shall, to the extent that such Losses are incurred or asserted prior to the third year anniversary of the Closing Date, be offset against the Holdback from the third anniversary Holdback payment, and to the extent such Losses are incurred after such third year anniversary, but before the fourth year anniversary of the Closing Date, be offset against the Holdback from the fourth anniversary Holdback payment. If there is any dispute as to the right of indemnification of any Parent Indemnified Party hereunder at the time any portion of the Holdback is due to be paid hereunder, Parent may, in its reasonable discretion, withhold all or any portion of such portion due up to $10 million in the aggregate until such time as the dispute has been resolved in accordance with Section 10.3 hereof.

     (e) Notwithstanding any other provision of this Agreement to the contrary and notwithstanding disclosure of the following matters on the Company Disclosure Schedule, the Parent Indemnified Parties shall be entitled to indemnification under this Article X for any and all Losses (including without limitation taxes, penalties and interest, accounting, legal and other consultants' fees and costs, and any costs or liabilities incurred with respect to individual participants in any Company Plans) resulting from, arising out of or incurred with respect to any failure by Company, VKA or any ERISA Affiliate, or their respective agents on their behalf, to obtain a determination letter with respect to the Company's 401(k) plan or otherwise to fully comply and to cause each Company Plan to comply in all material respects with the terms of any such Company Plan and applicable law, including but not limited to ERISA and the Code.

   Section 10.2  Indemnification Procedure.

    (a) Promptly after receipt by a Parent Indemnified Party of notice (a "Claim") of the assertion of any claim or the commencement of any action, claim, suit, arbitration, inquiry, subpoena, discovery requests, proceeding or investigation by or before any Governmental Entity (an "Action") against it in respect to which indemnity or reimbursement may be sought against an indemnitor hereunder (an "Indemnitor"), such Parent Indemnified Party shall notify the Company Representative in writing of the Claim stating, in reasonable particularity, the nature of the Claim and the basis for assertion of such Claim, but the failure to so notify the Company Representative shall not relieve any Indemnitor of any liability it may have to such Parent Indemnified Party hereunder except to the extent such failure shall have materially prejudiced the Indemnitor in defending such Claim;

    (b) The Company Representative shall be entitled to participate in and, to the extent the Company Representative elects by written notice to such Parent Indemnified Party within 30 days after receipt by the Company Representative of notice of such Claim, to assume the defense of such Claim on behalf of any Indemnitor, at the expense of any such Indemnitor, with counsel chosen by the Company Representative and reasonably satisfactory to such Parent Indemnified Party. Notwithstanding that the Company Representative shall have elected by such written notice to assume the defense of any Claim on behalf of any Indemnitor, such Parent Indemnified Party shall have the right to participate in the investigation and defense thereof with separate counsel chosen by such Parent Indemnified Party, but in such event the fees and expenses of such counsel shall be paid by such Parent Indemnified Party; and

    (c) No Parent Indemnified Party shall settle any Claim without the prior written consent of the Company Representative; nor shall the Company Representative settle any Claim without obtaining a general release from the party making the Claim for all Parent Indemnified Parties as a condition of such settlement without any restrictions, limitations or liabilities placed on any of the Parent Indemnified Parties as a result thereof.

   Section 10.3 Disputes. If there is any dispute as to the right of indemnification and defense hereunder, the disputing party shall give the other party written notice of such dispute, specifying in detail the basis of the dispute, not later than twenty (20) Business Days after receipt of a demand for indemnification. If the dispute cannot be resolved amicably, any party may institute suit against the other party in the United States District Court located in San Francisco, California, to resolve the matter. All parties hereby waive the right to a jury trial in any such lawsuit.

   Section 10.4 Time Limit. If there is no dispute as to the right to indemnification with respect to any such demand within such twenty (20) Business Day period, time being of the essence, or upon resolution of any such dispute by the parties or by a court, the Parent Indemnified Party entitled to indemnification shall be promptly paid the amount owed to it pursuant to this
Article X.

   Section 10.5 Sole Remedy. Parent acknowledges and agrees that after the Closing that Parent's sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in Article X hereof.

                                   ARTICLE XI

                                 MISCELLANEOUS

   Section 11.1 Survival of Representations and Warranties and Covenants. All of the representations and warranties and covenants of the Company and Parent contained herein shall survive the Closing and shall continue in full force and effect for a period of two years thereafter, after which such representations and warranties and covenants shall terminate and have no further force or effect other than the representations and warranties set forth in Section 4.12 hereof which shall survive until the expiration of the relevant statutes of limitation. The period during which any such representation or warranty or covenant survives is the "Survival Period" for such representation, warranty or covenant. Notwithstanding the foregoing, (i) any representation, warranty or covenant that would otherwise terminate shall survive with respect to Losses asserted in any Action of which written notice, stating, in reasonable particularity, the nature of the Claim and the basis for assertion of such Claim, is given pursuant to this Agreement prior to the end of the applicable Survival Period, until such Action is finally resolved and any related Losses are paid, (ii) the covenants and agreements set forth in Section 2.4 hereof shall survive the Closing until terminated by its terms, (iii) the covenants and agreements set forth in Sections 7.1, 7.8 and 7.9 hereof shall survive the Closing for a period of four years thereafter, (iv) the covenants and agreements set forth in Article III and Sections 6.5, 7.3, 7.5, 7.10, 7.11 and
7.12 hereof shall survive the Closing indefinitely.

   Section 11.2 Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except (a) by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto and (b) following the Closing Date, by Parent, FSCMI and either (i) the Company Representative or (ii) by written consent of a majority of the holders of record of Company Capital Stock as of Closing Date.

   Section 11.3 Entire Agreement. This Agreement (together with the schedules, exhibits and other agreements, documents and instruments delivered pursuant hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

   Section 11.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

   if to the Company:

    Van Kasper & Company
    600 California Street, Suite 1700
    San Francisco, California 94111
    Attention: John H. Chung, Esq.
    Telecopy No.: (415) 391-5600

   with a copy to:

    Skadden, Arps, Slate, Meagher & Flom
    4 Embarcadero Center, Suite 3800
    San Francisco, California 94111
    Attention: Gregory C. Smith
    Telecopy No.: (415) 984-2698

   if to the Parent:

    First Security Corporation
    79 South Main Street, Suite 200
    Salt Lake City, Utah 84111
    Attention: Brad D. Hardy, Esq.
    Telecopy No.: (801) 359-6928

   with a copy to:

    Ray, Quinney & Nebeker
    79 South Main Street, Suite 400
    Salt Lake City, Utah 84111
    Attention: Sylvia I. Ianucci, Esq.
    Telecopy No.: (801) 532-7543

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. In no event shall the provision of notice pursuant to this Section 11.4 constitute notice for service of process.

   Section 11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

   Section 11.6 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

   Section 11.7 Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, however, that the Parent may assign or delegate either this Agreement or any of its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent, but in such event Parent shall remain liable for the performance of all of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

   Section 11.8 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and the holders of the Company Capital Stock as of the Closing Date any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement except for such rights conferred upon selected individuals pursuant to Section 7.1 hereof.

   Section 11.9 Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies (including those set forth under Article X hereof), each other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

   Section 11.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

   Section 11.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   Section 11.12 Original Merger Agreement Superseded. Pursuant to Section 11.2 of the Original Merger Agreement, the parties hereto hereby amend and restate the Original Merger Agreement to read in its entirety as set forth in this Agreement, such that as of the date hereof the Original Merger Agreement is entirely replaced and superseded by this Agreement.

   IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

                                          FIRST SECURITY CORPORATION

                                          By:
                                             ----------------------------------
                                            Name:
                                            Title:

                                          FIRST SECURITY CAPITAL MARKETS, INC.

                                          By:
                                             ----------------------------------
                                            Name:
                                            Title:

                                          VAN KASPER ACQUISITION CORPORATION

                                          By:
                                             ----------------------------------
                                            Name:
                                            Title:

                                          VAN KASPER & COMPANY

                                          By:
                                             ----------------------------------
                                            Name:
                                            Title:

                                   APPENDIX B

                   VAN KASPER'S AUDITED FINANCIAL STATEMENTS

                                   APPENDIX B

                        VAN KASPER FINANCIAL STATEMENTS

                      VAN KASPER & COMPANY AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
INDEPENDENT AUDITORS' REPORT............................................... F-2
CONSOLIDATED FINANCIAL STATEMENTS
  CONSOLIDATED BALANCE SHEETS.............................................. F-3
  CONSOLIDATED STATEMENTS OF EARNINGS...................................... F-5
  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY.......................... F-6
  CONSOLIDATED STATEMENTS OF CASH FLOWS.................................... F-7
  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS............................... F-8

                  [LETTERHEAD OF WILSON, MCCALL & ASSOCIATES]

                          INDEPENDENT AUDITORS' REPORT

  We have audited the consolidated balance sheets of Van Kasper & Company and Subsidiary, as of June 30, 1996, 1997 and 1998, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Van Kasper & Company and Subsidiary as of June 30, 1996, 1997 and 1998, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Wilson, McCall & Associates

San Francisco, California
August 21, 1998

                      VAN KASPER & COMPANY AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                            JUNE 30,
                               -----------------------------------  SEPTEMBER
                                  1996        1997        1998      30, 1998
                               ----------- ----------- ----------- -----------
                                                                   (UNAUDITED)
Cash and cash equivalents..... $   741,880 $   317,677 $ 2,888,033 $ 1,000,973
Receivables
  Due from clearing firm......   6,595,790         --          --      740,945
  Commissions.................     425,736   1,140,735     343,449     967,641
  Employee advances...........     284,937     356,950     600,280     685,251
  Income taxes................         --      604,000     574,000     523,000
  Other.......................     321,299     658,987     614,331     589,486
                               ----------- ----------- ----------- -----------
    Total receivables.........   7,627,762   2,760,672   2,132,060   3,506,323
                               ----------- ----------- ----------- -----------
Securities owned, at market
 value........................   6,015,681  11,936,265  10,228,101   4,831,036
Exchange membership...........      17,700      17,700         --          --
Investments in related
 entities.....................     131,531     137,614     119,112     119,304
Other investments.............     205,657     665,321   2,368,080   1,840,313
Secured demand note,
 collateralized by marketable
 securities...................         --          --      300,000     300,000
Furniture, equipment and
 leasehold improvements, at
 cost, net of accumulated
 depreciation and
 amortization.................   1,348,475   2,033,392   3,602,218   3,503,282
Other assets
  Cash surrender value--life
   insurance policies.........      26,087      16,801      16,801      16,801
  Prepaid expenses............     142,160     312,834     401,563     605,732
  Deferred tax benefit........     183,621     131,621         --          --
                               ----------- ----------- ----------- -----------
    Total other assets........     351,868     461,256     418,364     622,533
                               ----------- ----------- ----------- -----------
                               $16,440,554 $18,329,897 $22,055,968 $15,723,764
                               =========== =========== =========== ===========


        The accompanying notes are an integral part of these statements.

                      VAN KASPER & COMPANY AND SUBSIDIARY

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                           JUNE 30,
                              -----------------------------------   SEPTEMBER
                                 1996        1997        1998       30, 1998
                              ----------- ----------- -----------  -----------
                                                                   (UNAUDITED)
Accounts payable............  $ 1,832,130 $   574,396 $ 2,550,222  $   727,591
Accrued liabilities
  Payroll and commissions...    1,607,656   1,091,773   3,559,381    1,562,135
  Income taxes..............    1,017,475         --          --           --
  Rent......................      606,441     609,486     612,531      613,292
  Other.....................    2,997,923   1,625,458     406,871      287,348
                              ----------- ----------- -----------  -----------
    Total accrued
     liabilities............    6,229,495   3,326,717   4,578,783    2,462,775
                              ----------- ----------- -----------  -----------
Deferred tax liability......          --          --      377,379      377,379
Deferred credit.............       24,000      12,000         --           --
Due to clearing firm........          --    6,607,952   1,671,503          --
Marketable securities sold
 short......................    1,732,671     536,233     264,531      981,036
Bank loan payable...........       79,400         --    1,081,077    1,033,383
Capitalized lease
 obligation.................       32,756      11,800         --           --
Liabilities subordinated to
 claims of general creditors
 pursuant to:
    Revolving loan
     agreement..............          --          --    2,000,000          --
    Secured demand note.....          --          --      300,000      300,000
                              ----------- ----------- -----------  -----------
    Total liabilities.......    9,930,452  11,069,098  12,823,495    5,882,164
                              ----------- ----------- -----------  -----------
Commitments and
 contingencies..............          --          --          --           --
Stockholders' equity
  Preferred stock...........    2,194,148   1,983,107   4,069,448    4,223,883
  Common stock..............       18,000      18,000      18,000       18,000
  Stock subscription
   receivable...............          --          --     (435,414)    (102,190)
  Retained earnings.........    4,297,954   5,259,692   5,580,439    5,701,907
                              ----------- ----------- -----------  -----------
                                6,510,102   7,260,799   9,232,473    9,841,600
                              ----------- ----------- -----------  -----------
                              $16,440,554 $18,329,897 $22,055,968  $15,723,764
                              =========== =========== ===========  ===========

        The accompanying notes are an integral part of these statements.

                      VAN KASPER & COMPANY AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                              FOR THE THREE MONTHS
                                                                     ENDED
                             FOR THE YEAR ENDED JUNE 30,         SEPTEMBER 30,
                         ----------------------------------- ----------------------
                            1996        1997        1998        1997        1998
                         ----------- ----------- ----------- ----------- ----------
                                                                  (UNAUDITED)
Operating revenues:
  Commissions........... $23,787,833 $24,160,958 $31,181,182 $ 7,658,306 $6,609,405
  Trading income........   2,283,188   2,515,819   1,152,707     549,352    115,105
  Interest..............     625,653     573,800     790,290     199,269    290,939
  Corporate finance and
   underwriting.........   3,319,620   2,482,942   6,487,472     923,609  1,864,486
  Management and other
   income...............   1,650,137   3,264,748   6,136,620     947,274    873,173
                         ----------- ----------- ----------- ----------- ----------
    Total operating
     revenues...........  31,666,431  32,998,267  45,748,271  10,277,810  9,753,108
                         ----------- ----------- ----------- ----------- ----------
Operating expenses:
  Employee compensation
   and benefits.........  21,276,654  21,711,463  29,950,199   6,692,411  6,712,718
  Clearing and brokerage
   charges..............   1,801,335   1,959,621   2,281,812     549,158    492,258
  Communications and
   data processing......   1,456,448   2,089,594   2,680,513     618,583    616,648
  Interest..............     197,561     359,314     545,635     123,752     86,543
  Occupancy.............   1,058,315   1,460,766   2,743,640     584,802    752,264
  Other operating
   expenses.............   2,580,410   4,039,771   7,085,125     949,612    920,209
                         ----------- ----------- ----------- ----------- ----------
    Total operating
     expenses...........  28,370,723  31,620,529  45,286,924   9,518,318  9,580,640
                         ----------- ----------- ----------- ----------- ----------
    Earnings before
     income taxes.......   3,295,708   1,377,738     461,347     759,492    172,468
Provision for income
 taxes..................   1,249,515     416,000     140,600     227,850     51,000
                         ----------- ----------- ----------- ----------- ----------
    Net Earnings........ $ 2,046,193 $   961,738 $   320,747 $   531,642 $  121,468
                         =========== =========== =========== =========== ==========


        The accompanying notes are an integral part of these statements.

                      VAN KASPER & COMPANY AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                            PREFERRED STOCK       COMMON STOCK     STOCK                    TOTAL
                          ---------------------  -------------- SUBSCRIPTION  RETAINED  STOCKHOLDERS'
                           SHARES      AMOUNT    SHARES AMOUNT   RECEIVABLE   EARNINGS     EQUITY
                          ---------  ----------  ------ ------- ------------ ---------- -------------
Balance--June 30, 1995..    179,710  $1,583,487  1,800  $18,000  $       0   $2,251,761  $3,853,248
Issuance of preferred
 stock..................     25,062     633,016     --       --         --           --     633,016
Redemption of preferred
 stock..................     (1,156)    (22,355)    --       --         --           --     (22,355)
Net earnings............         --          --     --       --         --    2,046,193   2,046,193
                          ---------  ----------  -----  -------  ---------   ----------  ----------
Balance--June 30, 1996..    203,616  $2,194,148  1,800  $18,000  $       0   $4,297,954  $6,510,102
Issuance of preferred
 stock..................     19,496     681,075     --       --         --           --     681,075
Redemption of preferred
 stock..................    (27,143)   (892,116)    --       --         --           --    (892,116)
Net earnings............         --          --     --       --         --      961,738     961,738
                          ---------  ----------  -----  -------  ---------   ----------  ----------
Balance--June 30, 1997..    195,969   1,983,107  1,800   18,000         --    5,259,692   7,260,799
Issuance of preferred
 stock..................      3,025      95,400     --       --         --           --      95,400
Redemption of preferred
 stock..................       (100)     (3,025)    --       --         --           --      (3,025)
                          ---------  ----------  -----  -------  ---------   ----------  ----------
Balance prior to stock
 split..................    198,894   2,075,482  1,800   18,000         --    5,259,692   7,353,174
Stock split.............    198,894          --  1,800       --         --           --           0
Issuance of preferred
 stock..................    158,230   2,452,380     --       --   (435,414)          --   2,016,966
Redemption of preferred
 stock..................    (27,320)   (458,414)    --       --         --           --    (458,414)
Net earnings............         --          --     --       --         --      320,747     320,747
                          ---------  ----------  -----  -------  ---------   ----------  ----------
Balance--June 30, 1998..    528,698  $4,069,448  3,600  $18,000  $(435,414)  $5,580,439  $9,232,473
Proceeds from issuance
 of preferred stock.....     14,233     298,217     --       --    333,224           --     631,441
Redemption of preferred
 stock..................     (9,734)   (143,782)    --       --         --           --    (143,782)
Net earnings............         --          --     --       --         --      121,468     121,468
                          ---------  ----------  -----  -------  ---------   ----------  ----------
Balance--September 30,
 1998 (Unaudited).......    533,197  $4,223,883  3,600  $18,000  $(102,190)  $5,701,907  $9,841,600
                          =========  ==========  =====  =======  =========   ==========  ==========
Shares authorized to be
 issued.................  3,000,000              3,600
                          =========              =====

        The accompanying notes are an integral part of these statements.

                      VAN KASPER & COMPANY AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     FOR THE THREE MONTHS
                              FOR THE YEAR ENDED JUNE 30,            ENDED SEPTEMBER 30,
                         ----------------------------------------  -------------------------
                             1996          1997          1998         1997          1998
                         ------------  ------------  ------------  -----------  ------------
                                                                         (UNAUDITED)
Cash flows from (to)
 operating activities:
 Commissions received..  $ 23,773,744  $ 23,999,913  $ 31,226,485  $ 7,678,088  $  6,350,704
 Interest received.....       625,653       573,800       573,800      199,269       290,939
 Cash received from
  other operating
  activities...........       621,937    13,392,761     8,912,689    2,516,219     6,844,575
 Payments to suppliers,
  brokers, and
  employees............   (23,450,207)  (33,609,745)  (40,755,023)  (9,213,969)  (13,534,055)
 Payments of interest..      (197,561)     (359,314)     (545,635)    (123,752)      (86,543)
 (Payments) refund of
  income taxes.........      (464,000)   (1,938,070)      398,400           --            --
                         ------------  ------------  ------------  -----------  ------------
  Net cash provided by
   (used in) operating
   activities..........       909,566     2,059,345      (189,284)   1,055,855      (134,380)
                         ------------  ------------  ------------  -----------  ------------
Cash flows from (to)
 investing activities:
 Additions to
  furniture, equipment
  and leasehold
  improvements.........      (797,547)   (1,233,736)   (2,293,360)    (722,570)      (96,515)
 Proceeds from sale of
  equipment............            --        10,531            --           --            --
 Proceeds from sale of
  exchange membership..            --            --       499,700           --            --
 Increase in
  investments..........      (167,774)     (343,192)     (266,317)          --       (11,158)
 Proceeds from
  investments..........            --            --       166,340           --            --
 Loans and advances to
  employees--net.......        (5,605)     (255,222)     (274,227)     143,262       (84,972)
 Payments from(to)
  affiliated
  companies............        (8,883)      (56,729)           --           --            --
                         ------------  ------------  ------------  -----------  ------------
  Net cash used in
   investing
   activities..........      (979,809)   (1,878,348)   (2,167,864)    (579,308)     (192,645)
                         ------------  ------------  ------------  -----------  ------------
Cash flows from (to)
 financing activities:
 Repayment of notes
  payable..............      (105,600)      (79,400)           --           --            --
 Proceeds received from
  bank loan payable--
  net..................            --            --     1,081,077           --       (47,694)
 Repayment of capital
  lease obligation.....       (12,845)      (28,799)      (11,800)          --            --
 Proceeds received from
  subordinated debt....     2,250,000            --     2,000,000           --    (2,000,000)
 Repayment of
  subordinated debt....    (2,250,000)           --            --           --            --
 Proceeds from issuance
  of preferred stock...       633,016       400,115     2,112,366      111,900       631,441
 Redemption of
  preferred stock......       (22,355)     (897,116)     (254,139)      (3,025)     (143,782)
                         ------------  ------------  ------------  -----------  ------------
  Net cash provided by
   (used in) financing
   activities..........       492,216      (605,200)    4,927,504      108,875    (1,560,035)
                         ------------  ------------  ------------  -----------  ------------
  Net Increase
   (Decrease) In Cash
   and Cash
   Equivalents.........       421,973      (424,203)    2,570,356      585,422    (1,887,060)
Cash and cash
 equivalents--beginning
 of period.............       319,907       741,880       317,677      317,677     2,888,033
                         ------------  ------------  ------------  -----------  ------------
Cash and cash
 equivalents--end of
 period................  $    741,880  $    317,677  $  2,888,033  $   903,099  $  1,000,973
                         ============  ============  ============  ===========  ============

        The accompanying notes are an integral part of these statements.

                      VAN KASPER & COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          JUNE 30, 1996, 1997 AND 1998

NOTE A--DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

  Van Kasper & Company (Van Kasper), a California corporation, was incorporated in 1978 to engage in the securities brokerage and investment banking business. Van Kasper has a fully disclosed clearing agreement with BTAlex Brown. As a result, Van Kasper does not hold funds or securities for or owe money to customers and does not carry accounts of or for customers. Van Kasper is therefore exempted from the provisions of the Securities and Exchange Commission Rule 15c3-3.

 1. PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of Van Kasper and its wholly-owned subsidiary, Van Kasper Advisers (VKA). VKA commenced operations in 1983 and performs investment advisory and management services for third parties. All material intercompany balances and transactions are eliminated in consolidation.

 2. SECURITIES TRANSACTIONS AND INVESTMENTS

  Securities transactions (and related commission revenues and expenses) are recorded by Van Kasper on a settlement date basis, generally the third business day after the trade date, which does not materially differ from recording these transactions on a trade date basis.

 3. CASH AND CASH EQUIVALENTS

  For purposes of the statements of cash flows, Van Kasper considers its investment in a money market fund to be a cash equivalent.

  Van Kasper maintains bank accounts in various financial institutions in Northern California. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At June 30, 1996, 1997 and 1998, Van Kasper had cash balances in excess of the insured amounts.

 4. FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

  Depreciation on furniture and equipment is provided on the double declining balance method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight line method over the estimated useful lives of the improvements.

 5. STATEMENTS OF CASH FLOWS

  Securities owned and marketable securities sold short are held principally for resale to customers and are considered to be operating activities for purposes of the consolidated statements of cash flows due to their temporary nature.

 6. TRADING AND CLEARING ACTIVITIES AND RELATED RISKS

  In the normal course of business, Van Kasper's customer and correspondent clearance activities involve the execution, settlement, and financing of various customer securities transactions. These activities may expose Van Kasper to off-balance sheet risk in the event the customer or other broker is unable to fulfill its contracted obligations and Van Kasper has to purchase or sell the financial instrument underlying the contract at a loss.

                      VAN KASPER & COMPANY AND SUBSIDIARY

  Van Kasper's customer securities activities are transacted on either a cash or margin basis. In margin transactions, Van Kasper extends credit to its customers, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the customers' accounts. In connection with these activities, Van Kasper executes and clears customer transactions involving the sale of securities not yet purchased, substantially all of which are transacted on a margin basis subject to individual exchange regulations. Such transactions may expose Van Kasper to significant off-balance sheet risk in the event margin requirements are not sufficient to fully cover losses that customers may incur. In the event the customer fails to satisfy its obligations, Van Kasper may be required to purchase or sell financial instruments at prevailing market prices to fulfill the customer's obligations.

  Van Kasper seeks to control the risks associated with its customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. Required margin levels are monitored daily and, pursuant to such guidelines, the customer may be required to deposit additional collateral, or to reduce positions, when necessary.

 7. ESTIMATES AND ASSUMPTIONS

  Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

 8. RECLASSIFICATIONS

  Certain reclassifications have been made to the prior year financial statements to conform with the current year presentation.

 9. UNAUDITED INTERIM FINANCIAL INFORMATION

  The interim financial information for the three month periods ended September 30, 1997 and 1998 has been prepared from the unaudited financial records of Van Kasper & Company and Subsidiary and in the opinion of management reflects all adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for the applicable interim periods.

NOTE B--INVESTMENT IN RELATED ENTITIES

  Investment in related entities consist of the following:

                                                              JUNE 30,
                                                     --------------------------
                                                       1996     1997     1998
                                                     -------- -------- --------
      V.K. Ventures................................. $ 50,769 $ 50,769 $ 50,769
      Redwood Securities Group, Inc.................   80,762   86,845   68,343
                                                     -------- -------- --------
                                                     $131,531 $137,614 $119,112
                                                     ======== ======== ========

 V.K. VENTURES

  Van Kasper is a limited partner in VK Ventures (the Partnership), a limited partnership formed in 1984. This investment is carried at cost. VK Ventures is an investment partnership whose principal assets are non-marketable securities. Any gain resulting from increases in the asset values of the Partnership will be recognized when the assets are sold and the Partnership is liquidated.

                      VAN KASPER & COMPANY AND SUBSIDIARY

 REDWOOD SECURITIES GROUP, INC.

  Van Kasper holds a 24.5% interest in the voting common stock of Redwood Securities Group, Inc. (RSG) for $24,500. RSG was formed to operate as an introducing broker and to clear transactions on a secondary basis through Van Kasper with BTAlex Brown on a fully disclosed basis. In addition, Van Kasper has a secured demand note collateral agreement with RSG in the principal amount of $44,250 maturing on March 31, 2000.

                                                              JUNE 30,
                                                       -----------------------
                                                        1996    1997    1998
                                                       ------- ------- -------
      Initial investment--RSG......................... $24,500 $24,500 $24,500
      Treasury note and cash held as collateral on
       secured demand note agreement..................  56,262  62,345  43,843
                                                       ------- ------- -------
        Total investment--RSG......................... $80,762 $86,845 $68,343
                                                       ======= ======= =======

NOTE C--OTHER INVESTMENTS

  Other investments consist of the following:

                                                             JUNE 30,
                                                   ----------------------------
                                                     1996     1997      1998
                                                   -------- -------- ----------
      Marketable securities....................... $    --  $    --  $1,153,742
      Non-marketable securities...................   59,657  356,242    449,338
      Investment funds............................  146,000  309,079    155,000
      Warrants....................................      --       --     610,000
                                                   -------- -------- ----------
                                                   $205,657 $665,321 $2,368,080
                                                   ======== ======== ==========

  Marketable securities are subject to trading restrictions and are carried at quoted market values less appropriate provisions for market fluctuations. Non-marketable securities consist of various investments in non-publicly held corporations or other non-marketable securities. They are being carried at the lower of cost or estimated fair market value. Warrants are carried at the quoted market value of the underlying securities in excess of the exercise price less appropriate provisions for market fluctuations.

  During the year ended June 30, 1998, Van Kasper recorded unrealized gains of the following:

      Increase to marketable securities.............................. $1,030,000
      Warrants held..................................................    610,000
                                                                      ----------
                                                                      $1,640,000
                                                                      ==========

NOTE D--FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

  Furniture, equipment and leasehold improvements consisted of the following:

                                                          JUNE 30,
                                              --------------------------------
                                                 1996       1997       1998
                                              ---------- ---------- ----------
      Furniture and equipment................ $2,048,411 $3,066,054 $3,772,180
      Leasehold improvements.................    180,056    378,606  1,773,998
                                              ---------- ---------- ----------
                                               2,228,467  3,444,660  5,546,178
      Less accumulated depreciation and
       amortization..........................    879,992  1,411,268  1,943,960
                                              ---------- ---------- ----------
                                              $1,348,475 $2,033,392 $3,602,218
                                              ========== ========== ==========

                      VAN KASPER & COMPANY AND SUBSIDIARY

NOTE E--EXCHANGE MEMBERSHIP

  Van Kasper sold its seat on the Pacific Stock Exchange ("PSE") during the fiscal year ended June 30, 1998. Proceeds realized on the sale totaled $499,700, representing a gain of $482,000 over Van Kasper's adjusted basis of $17,700. The gain is included in other income.

NOTE F--SECURED DEMAND NOTE RECEIVABLE

  A secured demand note receivable is due from a stockholder of Van Kasper. The note, in the amount of $300,000, matures in April 2001.

  The note was issued pursuant to and is subject to the terms and conditions of a certain Secured Demand Note Collateral Agreement for Equity Capital (the "Agreement") executed simultaneously with the note and approved by the National Association of Securities Dealers, Inc. ("NASD").

  Under the terms of the Agreement, the note must, at all times, be collateralized by cash, cash equivalents, or marketable securities of Collateral Value (as defined in the Agreement) greater than the face amount of the note. The note is due on demand at the option of Van Kasper whenever net capital, as defined in the Agreement, falls below a specified amount or whenever the market value of the collateral falls below the face amount of the note.

  In consideration for the note receivable, Van Kasper has issued a 10 percent subordinated note payable and agreed to return the note and related collateral to the stockholder on the respective due date and to pay interest computed at 10 percent per annum on the face amount of the note, payable annually. Revocation of the subordination agreement may not be made without prior written approval of the NASD. The note may only be prepaid at the option of the maker of the note with the prior written approval of the NASD. In the event that the note is paid in cash or through sale of collateral prior to the due date, Van Kasper is obligated to issue its subordinated note payable to the maker of the note. All obligations to return the collateral, the note and the related interest are subordinated to the rights and claims of all other present and future creditors of Van Kasper arising prior to the date such obligations become due. Further, the maturity of such obligation is suspended indefinitely if, in satisfying its obligation, Van Kasper would cause its net capital, as defined by the Agreement, to fall below the levels specified in the Agreement as modified from time to time by NASD regulation.

  During the term of the Agreement, Van Kasper has the right to pledge or rehypothecate any or all of the marketable securities pledged as collateral to secure other indebtedness of Van Kasper. Except in the event of liquidation of the collateral to satisfy the demand note, all increases and decreases in the market value of the collateral and all income derived from the collateral are for the benefit of the maker of the note.

NOTE G--REVOLVING SUBORDINATED LOAN AGREEMENT

  Van Kasper entered into a revolving subordinated loan agreement with its correspondent clearing house, BTAlex Brown, effective July 31, 1997 and expiring July 31, 1998. The agreement permits Van Kasper to draw up to $3,750,000 on a line of credit for the sole purpose of participating in one or more "firm commitment" underwritings. In accordance with the agreement, all borrowings and subsequent repayments are subordinated to the rights and claims of all other creditors of Van Kasper. Per the terms of the agreement, each advance will have a stated maturity date of at least twelve months from the date of advance, but not to exceed the maturity date of the underlying agreement.

  This agreement has been approved by the NASD. In accordance with the agreement, payment of any or all advances prior to the scheduled maturity date may be made by Van Kasper only with the prior written approval

                      VAN KASPER & COMPANY AND SUBSIDIARY
of the NASD and may not occur if said payment would result in the Van Kasper's non-compliance with certain aggregate indebtedness and net capital rules, as outlined in the agreement.

  At June 30, 1998, the balance outstanding under the agreement amounted to $2,000,000. The loan was repaid on July 31, 1998 with approval of the NASD.

NOTE H--BANK LOAN PAYABLE

  Van Kasper has financed certain leasehold improvements through a commercial loan agreement with a bank. As of June 30, 1998, the balance of the note is $1,081,077. The note bears interest at the bank's index rate, which approximates prime, and is payable in seventy-four equal installments of principal plus interest. As of June 30, 1998, the bank's index is approximately 8.50% with required monthly payments of approximately $23,969 (principal and interest). The note is secured by substantially all assets of Van Kasper and matures in January, 2004. In addition, the note is subject to the maintenance of certain financial and operating covenants.

  The loan matures as follows:

      Year ending June 30,
        1999.........................................................  $ 190,800
        2000.........................................................    190,800
        2001.........................................................    190,800
        2002.........................................................    190,800
        2003.........................................................    190,800
        Thereafter...................................................    127,077
                                                                      ----------
                                                                      $1,081,077
                                                                      ==========

NOTE I--EMPLOYEE BENEFIT PLANS

 EMPLOYEE PROFIT SHARING PLAN

  Van Kasper has a contributory employee profit sharing plan for eligible employees. Contributions to the plan are discretionary and are determined by the Board of Directors. All contributions must be made from the net earnings or retained earnings of Van Kasper. There were no contributions made to the plan for the years ended June 30, 1996, 1997 and 1998.

 401(K) PLAN

  Van Kasper has a 401(k) Plan for the benefit of its employees. The plan provides for matching contributions by Van Kasper at an amount determined by Van Kasper's Board of Directors. The matching contributions made by Van Kasper were $29,500, $11,800 and $10,650 for the years ended June 30, 1996, 1997 and
1998, respectively.

                      VAN KASPER & COMPANY AND SUBSIDIARY

NOTE J--PROVISION FOR INCOME TAXES

  The provision for income taxes consists of the following:

                                                          JUNE 30,
                                                ------------------------------
                                                   1996       1997     1998
                                                ----------  -------- ---------
      Currently Payable (Refundable)
        Federal................................ $1,063,763  $255,000 $(370,000)
        State..................................    294,692   109,000     1,600
      Deferred.................................   (108,940)   52,000   509,000
                                                ----------  -------- ---------
                                                $1,249,515  $416,000 $ 140,600
                                                ==========  ======== =========

  Deferred income taxes arise primarily from the following items:

  . Certain accruals which are not currently deductible for tax purposes.

  . Unrealized appreciation recorded on firm investments.

  . Unrealized appreciation on warrants held.

  . The difference between financial and tax basis of accounting for security transactions.

  Deferred income taxes consist of the following:

                                                          JUNE 30,
                                                ------------------------------
                                                  1996       1997       1998
                                                ---------  ---------  --------
      Deferred tax liabilities
        Federal................................ $  31,300  $     --   $599,675
        State..................................       --         --    163,662
      Deferred tax assets
        Federal................................  (214,921)  (131,621) (274,543)
        State..................................   (21,683)   (21,204) (111,415)
      Valuation allowance......................    21,683     21,204       --
                                                ---------  ---------  --------
          Net Deferred Tax Liability (Asset)... $(183,621) $(131,621) $377,379
                                                =========  =========  ========

  Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

  A reconciliation of the income tax provision to the amount computed by applying the federal statutory income tax rate to net earnings follows:

                                                                  YEAR ENDED
                                                                   JUNE 30,
                                                                ----------------
                                                                1996  1997  1998
                                                                ----  ----  ----
      Federal statutory rate..................................   34%   34%   34%
      State income tax provision, net of federal tax benefit..    6     6     6
      Nontaxable income, net of nondeductible expenses........   (2)  (21)  (10)
      Alternative minimum tax.................................   --    11    --
                                                                ---   ---   ---
      Financial statement rate................................   38%   30%   30%
                                                                ===   ===   ===

                      VAN KASPER & COMPANY AND SUBSIDIARY

NOTE K--PREFERRED STOCK

  The preferred stock is subject to a Preferred Stock Restriction Agreement which limits transferability.

NOTE L--STOCK OPTIONS AND WARRANTS

  Van Kasper has granted stock options to certain employees to purchase preferred stock. The exercise prices of the preferred stock options were determined by the Board of Directors at the time the options were granted. Preferred stock options outstanding at June 30, 1998 are as follows:

                                                         EXERCISE PRICES
                                                      ---------------------
         GRANT                              OPTIONS      TO 10%       TO
          DATE        EXPIRATION DATES    OUTSTANDING SHAREHOLDERS  OTHERS
         -----        ----------------    ----------- ------------  ------
      October 1996  October 23, 1999-2001   74,034      $18.1940   $16.5400
      October 1997      June 30, 2000       43,000      $20.1905   $18.3550

  The above options were issued pursuant to the Van Kasper & Company 1996 Long-Term Incentive Plan. In addition, certain employees have been granted nonqualified stock options to purchase 193,506 shares of preferred stock at various exercise prices and expiration dates in accordance with provisions contained in their employment terms. The options may be exercised in whole or in part at any time or from time to time from the eligible date to the expiration date. The preferred stock, when and if issued, will be subject to the Preferred Stock Restriction Agreement.

  Preferred stock options exercised were 25,062, 41,067 and 3,167 for the years ended June 30, 1996, 1997 and 1998, respectively.

  During the year ended June 30, 1998, Van Kasper granted a warrant to purchase 53,332 shares of preferred stock to its Chief Executive Officer. The strike price is $18 per share and the warrant expires on June 15, 2003.

  As of September 22, 1998, the date of the Agreement and Plan of Merger (note
O), there were 281,936 options and warrants outstanding.

NOTE M--RELATED PARTY TRANSACTIONS

  Van Kasper provides management services to VK Ventures, a limited partnership (note B), whose general partner is a principal stockholder of Van Kasper. Management fees of $39,653, $44,620 and $10,523 were charged for the years ended June 30, 1996, 1997 and 1998, respectively.

NOTE N--COMMITMENTS AND CONTINGENCIES

 LEASES

  In addition to its principal premises located in San Francisco, Van Kasper maintains offices throughout the state of California. In accordance with Statement 13 of the Financial Accounting Standards Board (FASB), Van Kasper accounts for scheduled rent increases on a straight-line basis over the life of the lease. As of June 30, 1998 Van Kasper has recorded a deferred rent expense liability of $612,531 related to contractual rent increases.

  Under the terms of one space lease agreement, Van Kasper is required to maintain a letter of credit in favor of the landlord. The current letter in the amount of $636,000 matures in September, 1998 and is renewable annually. As of June 30, 1998, there were no draws on the letter of credit.

                      VAN KASPER & COMPANY AND SUBSIDIARY

  Rent expense charged to operations consists of the following:

                                                      YEAR ENDING JUNE 30,
                                                --------------------------------
                                                   1996       1997       1998
                                                ---------- ---------- ----------
        Rent paid.............................. $1,055,270 $1,457,721 $2,740,595
        Rent accrued...........................      3,045      3,045      3,045
                                                ---------- ---------- ----------
                                                $1,058,315 $1,460,766 $2,743,640
                                                ========== ========== ==========

  The minimum future rental payments under the existing space lease agreements are as follows:

      Year ending June 30,
        1999........................................................ $ 2,204,462
        2000........................................................   2,330,211
        2001........................................................   2,204,332
        2002........................................................   2,056,567
        2003........................................................   1,851,135
        Thereafter..................................................   2,800,640
                                                                     -----------
      Total minimum lease payments.................................. $13,447,347
                                                                     ===========

 LITIGATION

  In the normal course of business, Van Kasper is involved in various legal actions. It is the opinion of management that the resolution of all litigation will not, in the aggregate, have any material adverse effect upon Van Kasper's consolidated financial position.

NOTE O--SUBSEQUENT EVENT

  On September 22, 1998, Van Kasper executed an Agreement and Plan of Merger with First Security Corporation FSCO and First Security Capital Markets, Inc. FSCMI.

  Under the agreement, the shareholders of Van Kasper will exchange their shares for shares of FSCO. The transaction will be subject to, among other things, approval of various regulatory agencies and from Van Kasper's shareholders.

                      VAN KASPER & COMPANY AND SUBSIDIARY

NOTE P--STATEMENTS OF CASH FLOWS

  Reconciliation of net earnings to net cash provided by (used in) operating activities is as follows:

                                                                  FOR THE THREE MONTHS
                              FOR THE YEAR ENDED JUNE 30,          ENDED SEPTEMBER 30,
                          -------------------------------------  ------------------------
                             1996         1997         1998         1997         1998
                          -----------  -----------  -----------  -----------  -----------
                                                                       (UNAUDITED)
Cash provided by (used
 in) operating
 activities:
Net earnings............  $ 2,046,193  $   961,738  $   320,747  $   531,642  $   121,468
Adjustments to reconcile
 net earnings to net
 cash provided by (used
 in) operating
 activities:
Depreciation and
 amortization...........      346,599      533,972      649,606      136,200      195,450
Unrealized gain on other
 investments............        7,797     (122,555)  (1,640,000)       6,320      538,926
Cost basis of
 investments disposed...          --           --       (84,743)         --           --
Gain recognized on sale
 of exchange
 membership.............          --           --      (482,000)         --           --
Net book value of
 equipment removed......          --         4,316       74,928          --           --
Changes in operating
 assets and liabilities:
Decrease (increase) in
 commissions
 receivable.............   (5,697,227)   5,880,791      797,287      540,513   (1,189,488)
Decrease (increase) in
 employee advances......     (117,118)     183,209       66,360          --           --
Decrease (increase) in
 deferred tax benefit...     (118,084)      52,000      509,000          --           --
Decrease (increase) in
 other receivables......           19     (280,959)      44,656     (452,249)      24,845
Decrease (increase) in
 securities owned.......   (1,263,150)  (5,920,584)   1,708,164    1,638,521    5,396,873
Increase in prepaid
 expenses...............      (76,208)    (162,831)     (88,729)     (55,091)    (204,169)
Decrease in cash
 surrender value--life
 insurance policy.......          --         9,286          --           --           --
Increase (decrease) in
 accounts payable.......    1,424,575   (1,257,734)   1,975,826      521,333   (1,822,630)
Increase (decrease) in
 accrued payroll and
 commissions............      306,283     (515,883)   2,467,607      269,975   (1,997,245)
Increase (decrease) in
 accrued income taxes...      870,431   (1,621,475)      30,000      227,850       51,000
Increase in accrued
 rent...................        3,044        3,045        3,045          761          761
Increase (decrease) in
 other accrued
 liabilities............    2,817,587   (1,372,465)  (1,218,587)    (689,582)    (119,523)
Increase (decrease) in
 marketable securities
 sold short.............    1,432,639   (1,196,438)    (271,702)     225,071      716,505
Increase (decrease) in
 deferred credit........       24,000      (12,000)     (12,000)      (3,000)         --
Increase (decrease) in
 due to clearing firm...   (1,097,814)   6,607,952   (4,936,449)  (1,842,409)  (1,847,153)
Increase (decrease) in
 preferred stock........          --       285,960     (102,300)         --           --
                          -----------  -----------  -----------  -----------  -----------
Net cash provided by
 (used in) operating
 activities.............  $   909,566  $ 2,059,345  $  (189,284) $ 1,055,855  $  (134,380)
                          ===========  ===========  ===========  ===========  ===========

                      VAN KASPER & COMPANY AND SUBSIDIARY

  Non-cash transactions for the year ended June 30, 1998:

  Redemption of preferred stock not requiring the use of cash--$105,000.

  Secured demand note and related subordinated debt--$300,000.

NOTE Q--NET CAPITAL REQUIREMENTS

  Van Kasper is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At June 30, 1998, Van Kasper had net capital of $2,888,767, which was $2,384,423 in excess of its required net capital of $504,344. Van Kasper's net capital ratio was 2.62 to 1.

  VKA is not subject to the Securities and Exchange Commission's net capital rule; however, it is subject to the net capital rule (Rule 260.237.1) of the California Corporations Code and Corporate Securities Rule. At June 30, 1998, the wholly-owned subsidiary was in compliance with the net capital rule.

                                   APPENDIX C

               FAIRNESS OPINION OF BERKSHIRE CAPITAL CORPORATION

                         BERKSHIRE CAPITAL CORPORATION
          399 PARK AVENUE  .  28TH FLOOR  .  NEW YORK, NEW YORK 10022
                  TEL.: (212) 207-1000  .  FAX: (212) 207-1019

                               SEPTEMBER 22, 1998

Board of Directors
Van Kasper & Company
600 California Street, Suite 1700
San Francisco, California 94108

Members of the Board:

   You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, no par value, and preferred stock, Series A, no par value (collectively, the "Company Capital Stock") of Van Kasper & Company (the "Company") of the consideration to be received by such holders in the proposed merger (the "Merger") of the Company with and into First Security Capital Markets, Inc. ("FSCMI"), a wholly owned subsidiary of First Security Corporation ("First Security"), pursuant to an agreement and plan of merger dated as of September 22, 1998 between the Company, First Security and FSCMI (the "Merger Agreement").

   Under the terms of the Merger Agreement, the Company Capital Stock will be converted into the right to receive a certain number of shares of common stock, par value $1.25, of First Security (the "First Security Common Stock") equal to $90 million (the "Merger Consideration"), subject to adjustment in certain circumstances pursuant to a certain formula set forth in the Merger Agreement. Furthermore, the Merger Agreement provides that the holders of Company Capital Stock will receive 75% of the Merger Consideration on the date on which the transaction is completed (the "Closing Date"), 12.5% of the Merger Consideration on the third anniversary of the Closing Date, and 12.5% of the Merger Consideration on the fourth anniversary of the Closing Date, with such shares of First Security Common Stock to be received on the third and fourth anniversaries of the Closing Date referred to as the "Contingent Shares". The terms and conditions of the Merger, including the amount of revenues which must be achieved over certain specified time periods in order for the Contingent Shares to be issued, are more fully set forth in the Merger Agreement.

   Berkshire Capital Corporation, as a customary part of its investment banking business, is regularly engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions, and valuations for estate, corporate and other purposes. We are familiar with the Company, having acted as financial advisor to the Board of Directors of the Company in connection with the transaction described above.

   For purposes of the opinion set forth herein, we have:

    (i) reviewed certain audited financial statements, internal financial statements and other financial and operating data concerning the Company prepared by senior management of the Company;

    (ii) reviewed certain publicly available financial statements and other information of First Security;

    (iii) reviewed certain other financial and operating data concerning First Security prepared by senior management of First Security;

    (iv) analyzed certain financial projections prepared by senior management of the Company;

    (v) discussed the past and current operations and financial condition and the prospects of the Company and First Security with members of senior management of the respective companies;

Board of Directors
Van Kasper & Company
Page 2


    (vi) compared certain financial information for the Company and First Security with similar information for certain other companies the securities of which are publicly traded;

    (vii) reviewed the reported prices and trading activity of the First Security Common Stock;

    (viii) compared the reported prices and trading activity of the First Security Common Stock with similar information for the publicly traded securities of certain other companies;

    (ix) discussed the results of regulatory examinations of the Company and First Security with members of senior management of the respective companies;

    (x) reviewed forecasts of the amount and timing of synergies expected to result from the Merger furnished to us by senior management of the Company and First Security;

    (xi) discussed with members of senior management of the Company and First Security the strategic objectives of the Merger and their estimates of the synergies and other benefits of the Merger for the combined company;

    (xii) analyzed the pro forma impact of the Merger on the earnings per share, book value per share and tangible book value per share of First Security;

    (xiii) reviewed the financial terms, to the extent publicly available, of certain other mergers and acquisitions of securities firms which we deemed to be relevant;

    (xiv) participated in discussions among representatives of the Company and First Security (and certain other parties) and their financial and legal advisors;

    (xv) reviewed the Merger Agreement and certain related documents; and

    (xvi) performed such other analyses and considered such other information as we deemed appropriate.

   We have assumed and relied upon without independent verification the accuracy and completeness of all of the information reviewed by us for the purposes of this opinion. In that regard, we have assumed that the information relating to the prospects of the Company and First Security, including the financial projections of the Company and the estimates synergies and other benefits expected to result from the Merger, were reasonably prepared on a basis reflecting the best currently available judgments and estimates of senior management of the Company and First Security and that such financial projections, synergies and benefits will be realized in that amounts and at the times contemplated thereby. We have not examined any individual loan credit files of First Security and we have assumed, without independent verification, that the reserve for loan losses for First Security is in the aggregate adequate to cover all such losses. We have not made, or been furnished with, any independent valuation or appraisal of the assets or liabilities of the Company or First Security and we have not conducted a physical inspection of the properties or facilities of the Company or First Security. We have assumed that the Merger will be consummated substantially in accordance with the terms of the Merger Agreement and will be accounted for as a purchase accounting transaction under generally accepted accounting practices. Our opinion is necessarily based on market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

   As financial advisor to the Board of Directors of the Company in connection with the transaction described above, we will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

Board of Directors
Van Kasper & Company
Page 3

   It is understood that this letter is for the information of the Board of Directors of the Company in the context of considering the transaction and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by First Security with the Securities and Exchange Commission with respect to the Merger. In addition, we express no opinion and make no recommendation as to how the holders of the Company Capital Stock should vote at the stockholders' meeting held in connection with the Merger.

   Based upon and subject to the foregoing, we are of the opinion that as of the date hereof the Merger Consideration is fair, from a financial point of view, to the holders of the Company Capital Stock.

                                          Very truly yours,

                                          BERKSHIRE CAPITAL CORPORATION

                                          By:   /s/ CALEB W. BURCHENAL
                                            -----------------------------------
                                                    Caleb W. Burchenal
                                                     Managing Director

                                   APPENDIX D

                       FORM OF VAN KASPER WRITTEN CONSENT

                                                                      APPENDIX D

                           ACTION BY WRITTEN CONSENT
                               OF SHAREHOLDERS OF
                              VAN KASPER & COMPANY

   The undersigned shareholder (the "Shareholder"), being the holder of shares of Common Stock or Preferred Stock, Series A, of Van Kasper & Company, a California corporation (the "Company"), does hereby adopt the following resolutions by this written consent (the "Written Consent"), pursuant to
Section 603 of the California Corporations Code and the By-laws of the Company:

   WHEREAS, the Board of Directors of the Company has approved an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 16, 1998, among the Company, First Security Corporation, a Delaware corporation ("First Security"), First Security Capital Markets, Inc., a Utah corporation, and Van Kasper Acquisition Corporation ("Acquisition Corp.")., a Utah corporation and wholly-owned subsidiary of First Security, pursuant to which Acquisition Corp. will merge with and into the Company, and pursuant to which the Company will continue as the surviving company (the "Merger");

   WHEREAS, the Shareholder has received and reviewed the Consent
Solicitation/Prospectus regarding the Merger and the Merger Agreement that has been provided to the Shareholder concurrently with this form of Written Consent;

   NOW, THEREFORE, BE IT RESOLVED, that the Shareholder hereby consents to the approval and adoption of the Merger Agreement and the Merger;

   FURTHER RESOLVED, that the officers of the Company, or any of them, are hereby authorized and directed to take any and all actions and do any and all things on behalf of the Company as may be deemed to be necessary or advisable to effectuate the transactions contemplated by the foregoing resolution, including filing reports or applications with any government agency as may be required by any state or federal law; and

   FURTHER RESOLVED, that any and all actions heretofore taken by the officers of the Company within the terms of the foregoing resolutions are hereby ratified, approved and confirmed, and declared to be the valid and binding acts and deeds of the Company, and that the officers of the Company be and they hereby are authorized, directed and empowered to do all such other acts and things and to execute and deliver all such certificates or other documents and to take such other action as they deem necessary or desirable to carry out the purposes and intent of the above resolutions.

SHAREHOLDER:                              NUMBERS OF SHARES HELD:


_____________________________________     _____________________________________
(Signature)                               Shares of Common Stock


_____________________________________     _____________________________________
(Other Signature, if required)            Shares of Preferred Stock, Series A

_____________________________________
(Please Print or Type Name)

Dated: February 12, 1999

   Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

                                   APPENDIX E

              CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW

                                   APPENDIX E

     CGCL EXTRACTS CONCERNING DISSENTERS' RIGHTS OF VAN KASPER SHAREHOLDERS

CHAPTER 13
OF THE
CALIFORNIA GENERAL CORPORATION LAW

  SECTION 1300. SHAREHOLDER IN SHORT-FORM MERGER; PURCHASE AT FAIR MARKET VALUE; "DISSENTING SHARES"; "DISSENTING SHAREHOLDER"

  (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

  (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

    (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

    (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

    (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

    (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

  (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

  SECTION 1301. NOTICE TO HOLDER OF DISSENTING SHARES OF REORGANIZATION APPROVAL; DEMAND FOR PURCHASE OF SHARES; CONTENTS OF DEMAND

  (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

  (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

  SECTION 1302. STAMPING OR ENDORSING DISSENTING SHARES

  Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

  SECTION 1303. DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST THEREON; WHEN PRICE TO BE PAID

  (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

  (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

  SECTION 1304. ACTION BY DISSENTERS TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE OF DISSENTING SHARES OR BOTH; JOINDER OF SHAREHOLDERS; CONSOLIDATION OF ACTIONS; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

  (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

  (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

  (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

  SECTION 1305. DUTY AND REPORT OF APPRAISERS; COURT'S CONFIRMATION OF REPORT; DETERMINATION OF FAIR MARKET VALUE BY COURT; JUDGMENT, AND PAYMENT; APPEAL; COSTS OF ACTION

  (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

  (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

  (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

  (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

  (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision(a) of Section
1301).

  SECTION 1306. PREVENTION OF PAYMENT TO HOLDERS OF DISSENTING SHARES OF FAIR MARKET VALUE; EFFECT

  To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

  SECTION 1307. DISPOSITION OF DIVIDENDS UPON DISSENTING SHARES

  Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

  SECTION 1308. RIGHTS AND PRIVILEGES OF DISSENTING SHARES; WITHDRAWAL OF DEMAND FOR PAYMENT

  1308. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

  SECTION 1309. WHEN DISSENTING SHARES LOSE THEIR STATUS

  Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

  (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

  (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

  (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

  (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

  SECTION 1310. SUSPENSION OF PROCEEDINGS FOR COMPENSATION OR VALUATION PENDING LITIGATION

  If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing are organization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

  SECTION 1311. SHARES TO WHICH CHAPTER INAPPLICABLE

  This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of are organization or merger.

  SECTION 1312. ATTACK ON VALIDITY OF REORGANIZATION OR SHORT-FORM MERGER; RIGHTS OF SHAREHOLDERS; BURDEN OF PROOF

  (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

  (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder Is a member.

  (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                   APPENDIX F

                      FORM OF SHAREHOLDER VOTING AGREEMENT

                          SHAREHOLDER VOTING AGREEMENT

   This SHAREHOLDER VOTING AGREEMENT (this "Agreement"), dated as of September 22, 1998, is by and among First Security Corporation, a Delaware corporation ("FSC"), and each of the persons executing this Agreement as shareholders of Van Kasper & Company, a California corporation (each such person being referred to as the "Shareholder" and all such persons being referred to collectively as the "Shareholders").

   The Shareholders own outstanding shares of capital stock, no par value ("Shares") and/or stock options ("Options") of Van Kasper & Company (the "Company"). Each Shareholder desires to induce (i) FSC and each other Shareholder to enter into this Agreement and (ii) FSC to enter into an Agreement and Plan of Merger (the "Merger Agreement") with the Company which provides for the acquisition of the Company by FSC pursuant to the merger of the Company with and into FSCMI, a wholly-owned subsidiary of FSC (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement.

   NOW, THEREFORE, the parties agree as follows:

   1. Sale of Shares.

     1.1 Except as provided in Section 1.2 hereof, each Shareholder severally agrees that such Shareholder will not, except with the prior written consent of FSC, sell, transfer or otherwise dispose of, or enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer or other disposition of, or grant a proxy to vote, any Shares or Options now owned or hereafter acquired by such Shareholder, other than to or in favor of FSC or an affiliate of FSC, or pursuant to or in favor of the Merger Agreement.

     1.2 Notwithstanding anything in Section 1.1 to the contrary, each Shareholder may: (i) donate Shares to any bona fide tax-exempt charitable organization; provided that such charitable organization shall first agree in writing to be bound by all of the terms and subject to all of the conditions of this Agreement, (ii) transfer Shares by gift to a member of such Shareholder's family; provided that such family member shall first agree in writing to be bound by all of the terms and subject to all of the conditions of this Agreement, or (iii) transfer Shares from a shared right to the sole right of that Shareholder.

   2. Voting.

   Each Shareholder severally agrees to vote all of the Shares, including Shares into which one or more Options have been converted, over which such Shareholder has the power to vote in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, provided, however, that no Shareholder shall be required to vote the Shares in a way that would frustrate the ability of the Company to terminate the Merger Agreement in accordance with the provisions of Section 9.1 thereof.

   3. No Solicitation.

   Each Shareholder will not solicit, initiate or encourage any "Acquisition Proposal" (as defined below) or furnish any information to, or cooperate with, any person, corporation, firm, or other entity with respect to an Acquisition Proposal. As used herein, "Acquisition Proposal" means a proposal for a merger or other business combination involving the Company or for the acquisition of a substantial equity interest in, or a substantial portion of the assets of, the Company, other than as provided under the Merger Agreement.

   4. Limitation of Obligations; Termination.

   Notwithstanding any term or condition of this Agreement, Shareholder shall not be required to take any action which would, in the reasonable opinion of Shareholder's legal counsel, violate the duties imposed by law on Shareholder. The obligations of the parties under this Agreement shall terminate upon the earliest of (i) the termination of the Merger Agreement, (ii) the mutual written consent of the parties hereto, or (iii) the consummation of the Merger.

   5. Representations and Warranties of the Shareholders.

     Each Shareholder severally represents and warrants, subject to the provisions of Section 1.2 and Section 4 hereof, that such Shareholder has the full right and authority to enter into this Agreement and that this Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms. Each Shareholder further agrees to cause his/her spouse, if any, to execute the spousal consent attached hereto.

   6. Survival.

     All rights and authority granted herein by each Shareholder shall survive the death or incapacity of such Shareholder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. FSC may, without the consent of any (but with notice to each) of the Shareholders, assign its rights hereunder only to any directly or indirectly wholly-owned subsidiary of FSC.

   7. Notices.

   Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, confirmed telex or facsimile transmission, or upon the third business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed as follows:

   To FSC:

     First Security Corporation
     79 South Main Street, Suite 200
     Salt Lake City, Utah 84111
     Attention: Brad D. Hardy, Esq.
     Executive Vice President and General Counsel
     Telecopy No.: (801) 359-6928

     With a copy to:

      Sylvia I. Iannucci, Esq.
      Ray, Quinney & Nebeker
      79 South Main Street, Suite 400
      Salt Lake City, Utah 84145-0385
      Telecopy No.: (801) 532-7543

   To any Shareholder:

     At the addresses set forth at the end of this Agreement.

     With a copy to:

      Van Kasper & Company
      600 California Street, Suite 1200
      San Francisco, California 94108-2704
      Attn: John H. Chung, Esq.
      Senior Vice President and General Counsel
      Telecopy No.: (415) 954-0622

     And a copy to:

      Gregory C. Smith, Esq.
      Skadden, Arps, Slate, Meagher & Flom, L.L.P.
      Four Embarcadero Center, Suite 3800
      San Francisco, California 94111
      Telecopy No.: (415) 984-2698

   8. Several Obligations.

     All of the obligations of the Shareholders under this Agreement shall be several and not joint and execution of this Agreement by each Shareholder shall not be deemed to be evidence for any purpose that they are acting as a group or in concert.

   9. Execution and Counterparts.

     This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single agreement. This Agreement shall be deemed fully executed and binding when all of the parties hereto have executed this Agreement, at which time this Agreement shall have the same force and effect as if all signatures appeared on one and the same original.

   10. Incorporation of Recitals.

     All of the above recitals are and shall be considered and deemed to be incorporated in and made an integral part of this Agreement.

     IN WITNESS WHEREOF, FSC and each Shareholder have caused this Agreement to be executed as of the date first above written.

                                          FIRST SECURITY CORPORATION

                                          By __________________________________
                                              Brad D. Hardy, Executive Vice
                                              President

ADDRESSES:                                THE SHAREHOLDERS

_____________________________________     _____________________________________

                                          (Signature)

_____________________________________

                                          _____________________________________
_____________________________________     (Printed or typed)




_____________________________________     _____________________________________

                                          (Signature)

_____________________________________

                                          _____________________________________
_____________________________________     (Printed or typed)


_____________________________________     _____________________________________

                                          (Signature)

_____________________________________

                                          _____________________________________
_____________________________________     (Printed or typed)



                                          _____________________________________
_____________________________________     (Signature)


_____________________________________     _____________________________________

                                          (Printed or typed)
_____________________________________

_____________________________________

                                          _____________________________________
                                          (Signature)

_____________________________________

_____________________________________     _____________________________________

                                          (Printed or typed)


_____________________________________

                                          _____________________________________
                                          (Signature)

_____________________________________

_____________________________________     _____________________________________

                                          (Printed or typed)


                                SPOUSAL CONSENT

   I am the spouse of                , the Shareholder in the above Agreement.
I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm the Agreement and agree that it shall bind my interest in the Shares and/or Options, if any.

                                          _____________________________________
                                          (Shareholder's Spouse's Name)

                                SPOUSAL CONSENT

   I am the spouse of                , the Shareholder in the above Agreement.
I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm the Agreement and agree that it shall bind my interest in the Shares and/or Options, if any.

                                          _____________________________________
                                          (Shareholder's Spouse's Name)

                                SPOUSAL CONSENT

   I am the spouse of                , the Shareholder in the above Agreement.
I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm the Agreement and agree that it shall bind my interest in the Shares and/or Options, if any.

                                          _____________________________________
                                          (Shareholder's Spouse's Name)

                                SPOUSAL CONSENT

   I am the spouse of                , the Shareholder in the above Agreement.
I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm the Agreement and agree that it shall bind my interest in the Shares and/or Options, if any.

                                          _____________________________________
                                          (Shareholder's Spouse's Name)

                                SPOUSAL CONSENT

   I am the spouse of                , the Shareholder in the above Agreement.
I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm the Agreement and agree that it shall bind my interest in the Shares and/or Options, if any.

                                          _____________________________________
                                          (Shareholder's Spouse's Name)

                                SPOUSAL CONSENT

   I am the spouse of                , the Shareholder in the above Agreement.
I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm the Agreement and agree that it shall bind my interest in the Shares and/or Options, if any.

                                          _____________________________________
                                          (Shareholder's Spouse's Name)

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the General Corporation Law of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

  The Certificate of Incorporation of First Security Corporation provides for indemnification of directors and officers to the full extent permitted or allowed by the laws of the State of Delaware, as such laws exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than permitted or allowed by Section 145). The registrant also insures its officers and directors to the full extent permitted by Section 145.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) The Registration Statement includes the following Exhibits:

      EXHIBIT
      NUMBER                     DESCRIPTION OF EXHIBIT
      -------                    ----------------------
      2(1).    Amended and Restated Agreement and Plan of Reorganization
               dated as of December 16, 1998, by and among First Security
               Corporation, First Security Capital Markets, Inc., Van
               Kasper Acquisition Corporation, and Van Kasper & Company,
               Inc. excluding exhibits thereto (included as Appendix A to the Prospectus/Information Statement).
      2(2).    Form of Shareholder Voting Agreement (included as Appendix
               F to the Prospectus/
               Information Statement).
      3(1).    Certificate of Incorporation, as amended (Exhibit 3.1 to
               First Security's Registration Statement on Form S-4, Reg
               #333-30045, filed July 24, 1990, incorporated by
               reference).
      3(2).    Bylaws of First Security, as amended Jan. 26, 1998
               (Exhibit 3.2 to First Security's Annual Report on Form 10-
               K for the year ended Dec. 31, 1997, incorporated by
               reference).
      4(1).    No instruments defining the rights of holders of long-term debt of First Security and its subsidiaries have been
               included as exhibits because the total amount of
               indebtedness authorized under any such instrument does not exceed 10% of the total assets of First Security and its
               subsidiaries on a consolidated basis.
      4(2).    Rights Agreement between First Security and First Security
               Bank, N.A., dated Aug. 28, 1990, which includes: Exhibit
               A, the form of Rights Certificate and the form of Election of Exercise; Exhibit B, the form of Certificate of
               Designation of First Security's Junior Series B Preferred
               Stock, no par value per share; and Exhibit C, the Summary
               of Rights (Exhibit 4 to First Security's Current Report on
               Form 8-K, dated Aug. 28, 1990, filed Sept. 1, 1990,
               incorporated by reference) and as amended and extended in
               1998 (see Exhibit 4 to First Security's Current Report of
               Form 8-K, dated November 2, 1998, incorporated by
               reference).
      4(3).    Amendment Agreement between First Security and First
               Security Bank, N.A., dated Sept. 26, 1990, amending the
               Rights Agreement between the same parties dated Aug. 28,
               1990, (Exhibit 1 to First Security's Amendment #1 on Form
               8-A, dated Oct. 10, 1990, filed Oct. 16, 1990, amending
               First Security's Report on Form 8-K, dated Aug. 28, 1990,
               filed Sept. 1, 1990, incorporated by reference).
      4(4).    Amendments to Rights Plan, filed in Registrant's Current
               Report on Form 8-K dated November 11, 1998 (incorporated
               by reference).
         5.    Opinion of Ray, Quinney & Nebeker as to the legality of
               the shares being registered.
      8(1).    Opinion of Ray, Quinney & Nebeker re: Tax Matters.
      8(2).    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re:
               Tax Matters.

      EXHIBIT
      NUMBER                     DESCRIPTION OF EXHIBIT
      -------                    ----------------------
      10(1).   Amended and Restated First Security Comprehensive
               Management Incentive Plan (Exhibit 10.1 to First
               Security's Annual Report on Form 10-K for the year ended
               Dec. 31, 1994, incorporated by reference).
      10(2).   Employment Agreement between First Security and Spencer F.
               Eccles, dated Oct. 16, 1996 (Exhibit 10.3 to First
               Security's Registration Statement on Form S-4, Reg #333-
               21759, filed Feb. 13, 1997, incorporated by reference).
      10(3).   Employment Agreement between First Security and Morgan J.
               Evans, dated Oct. 16, 1996 (Exhibit 10.4 to First
               Security's Registration Statement on Form S-4, Reg #333-
               21759, filed Feb. 13, 1997, incorporated by reference).
      10(4).   Employment Agreement between First Security and Michael P.
               Caughlin, dated Oct. 16, 1996 (Exhibit 10.9 to First
               Security's Registration Statement on Form S-4, Reg
               #333-21759, filed Feb. 13, 1997, incorporated by
               reference).
      10(5).   Employment Agreement between First Security and Brad D.
               Hardy, dated Oct. 16, 1996 (Exhibit 10.8 to First
               Security's Registration Statement on Form S-4, Reg #333-
               21759, filed Feb. 13, 1997, incorporated by reference).
      10(6).   Employment Agreement between First Security and Mark D.
               Howell, dated Oct. 16, 1996 (Exhibit 10.10 to First
               Security's Registration Statement on Form S-4, Reg #333-
               21759, filed Feb. 13, 1997, incorporated by reference).
      10(7).   Employment Agreement between First Security and J. Patrick
               McMurray, dated Oct. 16, 1996 (Exhibit 10.6 to First
               Security's Registration Statement on Form S-4, Reg
               #333-21759, filed Feb. 13, 1997, incorporated by
               reference).
      10(8).   Employment Agreement between First Security and L. Scott
               Nelson, dated Oct. 16, 1996 (Exhibit 10.5 to First
               Security's Registration Statement on Form S-4, Reg #333-
               21759, filed Feb. 13, 1997, incorporated by reference).
      10(9).   Employment Agreement between First Security and Scott C.
               Ulbrich, dated Oct. 16, 1996 (Exhibit 10.7 to First
               Security's Registration Statement on Form S-4, Reg #333-
               21759, filed Feb. 13, 1997, incorporated by reference).
     10(10).   The form of First Security's Deferred Compensation Plan
               Deferral Election--01/01/95-12/31/95 (Exhibit 10.10 to
               First Security's Annual Report on Form 10-K for the year
               ended Dec. 31, 1994, incorporated by reference).
      13(1).   First Security's Annual Report on Form 10-K for the year
               ended December 31, 1997 (as amended and restated to give
               effect to the California State Bank acquisition, which was accounted for as a pooling of interests, as set forth in
               the Current Report on Form 8-K, dated October 1, 1998)
               hereby incorporated by reference [File No. 1-6906].
         21.   FSC's Subsidiaries (Exhibit 21 to FSC's Annual Report on
               Form 10-K for the year ended December 31, 1997 (as amended and restated to give effect to the California State Bank
               acquisition, which was accounted for as a pooling of
               interests, as set forth in the Current Report on Form 8-K, dated October 1, 1998), and incorporated by reference).
      23(1).   Consent of Deloitte & Touche LLP for FSC.
      23(2).   Consent of Wilson, McCall & Associates for Van Kasper.
      23(3).   Consent of Ray, Quinney & Nebeker (filed as part of
               Exhibit 5 and Exhibit 8(1)).
         24.   Power of Attorney (included in signature pages of original filing of Registration Statement).
      99(1).   Consent of Berkshire Capital Corporation.
      99(2).   Form of Van Kasper Shareholder Written Consent (Included
               as Appendix D to the Prospectus/Information Statement).

ITEM 22. UNDERTAKINGS.

  First Security hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each filing of First Security's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

  First Security hereby undertakes that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  THE UNDERTAKING AS TO INDEMNIFICATION OF OFFICERS AND DIRECTORS REQUIRED TO BE DISCLOSED BY ITEM 512(i) OF REGULATION S-K IS FOUND IN "COMPARATIVE RIGHTS OF SHAREHOLDERS--DIRECTORS LIABILITY" IN THE PROSPECTUS/INFORMATION STATEMENT.

  First Security hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the 1933 Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective; and that, for purposes of determining any liability under the 1933 Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

  First Security hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Time of the registration statement through the date of responding to the request.

  First Security hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired, that was not the subject of and included in the registration statement when it became effective.

  First Security hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the Effective Time of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FIRST SECURITY CORPORATION HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN SALT LAKE CITY, UTAH, ON THE 7TH DAY OF JANUARY, 1999.

                                          FIRST SECURITY CORPORATION

                                          By:     /s/ Morgan J. Evans
                                            -----------------------------------
                                                      Morgan J. Evans
                                               President and Chief Operating
                                                          Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE OR DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ Spencer F. Eccles          Chairman and Chief Executive   January 7, 1999
____________________________________  Officer, Director
         Spencer F. Eccles

       /s/ Morgan J. Evans           President and Chief            January 7, 1999
____________________________________  Operating Officer, Director
          Morgan J. Evans

        /s/ Brad D. Hardy            Executive Vice President,      January 7, 1999
____________________________________  General Counsel and Chief
           Brad D. Hardy              Financial Officer
                                      (Principal Financial and
                                      Accounting Officer)

      /s/ James C. Beardall                    Director             January 7, 1999
____________________________________
         James C. Beardall

       /s/ Rodney H. Brady                     Director             January 7, 1999
____________________________________
          Rodney H. Brady

        /s/ James E. Bruce                     Director             January 7, 1999
____________________________________
           James E. Bruce

       /s/ Thomas D. Dee II                    Director             January 7, 1999
____________________________________
          Thomas D. Dee II

     /s/ Dr. David P. Gardner                  Director             January 7, 1999
____________________________________
        Dr. David P. Gardner

       /s/ Robert H. Garff                     Director             January 7, 1999
____________________________________
          Robert H. Garff

       /s/ Jay Dee Harris                      Director             January 7, 1999
____________________________________
           Jay Dee Harris

       /s/ Robert T. Heiner                    Director             January 7, 1999
____________________________________
          Robert T. Heiner


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ Karen H. Huntsman                    Director             January 7, 1999
____________________________________
         Karen H. Huntsman

       /s/ G. Frank Joklik                     Director             January 7, 1999
____________________________________
          G. Frank Joklik

        /s/ B. Z. Kastler                      Director             January 7, 1999
____________________________________
           B. Z. Kastler

    /s/ Dr. J. Bernard Machen                  Director             January 7, 1999
____________________________________
       Dr. J. Bernard Machen

      /s/ Joseph G. Maloof                     Director             January 7, 1999
____________________________________
          Joseph G. Maloof

 /s/ Michele Papen-Daniel, Ph.D.               Director             January 7, 1999
____________________________________
    Michele Papen-Daniel, Ph.D.

       /s/ Scott S. Parker                     Director             January 7, 1999
____________________________________
          Scott S. Parker

      /s/ James L. Sorenson                    Director             January 7, 1999
____________________________________
         James L. Sorenson

       /s/ Harold J. Steele                    Director             January 7, 1999
____________________________________
          Harold J. Steele

       /s/ James R. Wilson                     Director             January 7, 1999
____________________________________
          James R. Wilson